SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------


                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(B) OR 12(G) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                              INFOCAST CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Nevada                           84-1460887
(State or Other Jurisdiction of                (I.R.S. Employer
Incorporation or Organization)                 Identification No.)


1 Richmond Street West, Suite 902, Toronto, Ontario M5H3W4
-------------------------------------------------------------
(Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code:  (416) 867-1681


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                            Name of Each Exchange on Which
   to be so Registered                            Each Class is to be Registered

         NONE                                                 NONE


Securities to be registered under Section 12(g) of the Act:

                         Common Stock, $0.001 par value
--------------------------------------------------------------------------------
                                (Title of class)

         Unless  otherwise   indicated,   all  information   contained  in  this
Registration Statement gives effect to a 2 for 1 stock split effected on October 19, 1998.

ITEM     1.       BUSINESS.

                                     General

         InfoCast Corporation (the "Company"), a development stage company, is an Application Service Provider ("ASP") in the business of electronic content delivery and information management on multiple communication platforms to meet the growing global needs of high speed corporate information consumers. The Company's content will be delivered through a North American network of strategically placed information hubs ("i-Hubs"). These hubs will be implemented on Sun Microsystems servers and based on Sun Solaris, Netscape and Java related technologies, providing a high level of reliability, scalability and performance. The Company's network and strategic alliances will provide the essential communication link between information sources and information users worldwide so that information can be delivered in real-time to anyone, anywhere, in any format - data, voice or animation using the Internet or private networks.

         An ASP  provides  services to  implement,  host and  maintain  packaged applications and information technology (IT) services for customers on commercial i-Hubs. The i-Hubs can be characterized as the core of an information utility, being large servers that host a variety of content and applications, and use the Internet as a primary distribution method. In general, the customer enters into a multi-year contract with the ASP where the application license and services are paid for on a monthly or per-transaction basis. Enterprises have traditionally sourced solutions from multiple vendors, application vendors, system integrators and hosting vendors or have created the components internally. The Company will provide an alternative to this approach by being a single source ASP with a highly scalable, reliable and secure information utility. The Company will use distributed architecture technology to offer device-to-device communication capability that is real-time, as well as independent of underlying network architecture, operating system, database or hardware. The Company has created software technology that will be applied to the vertical markets of distributed learning, call centers and teleworking.

         The Company has focused its technical expertise on taking legacy software and training content and moving it, not only to the World Wide Web, but to an ASP business model. The Company focuses on providing software which has the ability to work in a mission critical environment, regardless of time zone, network or geographical boundaries. The Company has considerable technical knowledge in creating multi-vendor Virtual Private Network ("VPN") solutions, multiple customer support from a single package of enterprise software and creating three-tier software from traditional client-server models.

                             History of the Company

         The Company was incorporated on December 23, 1997 as Grant Reserve Corporation, a junior mining company. During the year ended December 31, 1998, the Company issued 5,000,000 shares of Common Stock to Sheridan Reserve
Incorporated for the acquisition of two mining interests and in April 1998 issued 1,000,000 units at a price of $0.50 per unit in a private placement financing. Each unit consisted of one share of Common Stock and one Common Stock purchase warrant with an exercise price of $0.50 per share before December 31, 1998. The $500,000 issue price of the units was satisfied through the receipt of cash proceeds of $260,000 and the settlement of a non-interest bearing note of $240,000 that was due from the Company.

         On October 13, 1998, the shareholders of the Company voted to effect a two-for-one stock split that increased the number of outstanding shares of Common Stock from 6,000,000 to 12,000,000 and increased the number of
outstanding   Common  Stock  purchase  warrants  from  1,000,000  to  2,000,000.
Accordingly, the exercise price of the Common Stock purchase warrants was reduced to $0.25 per share. Subsequently, 1,580,000 of the Common Stock purchase warrants were exercised at $0.25 each for cash proceeds of $395,000. The remaining 420,000 Common Stock purchase warrants expired.

         Prior to 1999, the Company's sole business was in the natural resource sector and the Company held certain mineral interests in the United States. Due to changes in the United States regulatory environment, management determined that it would be appropriate for the Company to sell all of its mining assets, which represented substantially all of the Company's assets. The Company completed the sale of its mining assets in the fourth quarter of 1998. During 1998, the Company changed its name from Grant Reserve Corporation to InfoCast Corporation. Prior to changing its name and subsequent to the sale of its mining assets, the Company was a publicly-traded company whose common stock was quoted on the OTC Bulletin Board under the symbol ("GNRS") without any ongoing business operations.

         On January 29, 1999, the Company consummated the acquisition of all of the voting capital stock of Virtual Performance Systems, Inc., a Canadian corporation ("VPS"), for 1,500,000 shares of Common Stock of the Company.

         Pursuant to a letter of intent, dated February 10, 1999, as amended, between the Company and Applied Courseware Technology (ACT) Inc. ("ACT"), the Company intends to purchase a 100% interest in ACT in consideration of (i) 750,000 shares of Common Stock of the Company and (ii) the assumption of debt of ACT of approximately $670,000. The transaction is subject to satisfactory due diligence. From February to June 1999, the Company paid Cdn $140,000 of the ACT debt and made cash advances to ACT totaling Cdn $498,000 to fund certain development expenditures incurred on behalf of the Company. ACT develops enterprise-wide training and job task analysis application software. Such training and software enables ACT's customers to reduce costs associated with the analysis, design and maintenance of their training and performance management systems.

         In March 1999, the Company consummated a private placement financing pursuant to which it issued 2,767,334 shares of Common Stock for an aggregate offering price of $4,151,001 pursuant to Regulation S of the Securities Act of 1933, as amended.

         In March 1999, the Company consummated a private placement financing pursuant to which it issued 265,002 shares of Common Stock for an aggregate offering price of $397,503 pursuant to Regulation D of the Securities Act of 1933, as amended.

         Pursuant to an  agreement  dated  December  15,  1998,  as amended by a letter agreement dated March 12, 1999, between the Company and ITC Learning Corporation ("ITC"), the Company purchased from ITC the distribution rights for certain education and training products in consideration for $975,000 in respect of the first 150,000 user licenses and based on a shared revenue formula for user licenses in excess of 150,000. The first $500,000 of the initial $975,000 purchase price was paid in March 1999 and the final $475,000 of the initial $975,000 purchase price was paid in April 1999.

         Pursuant to an agreement dated March 22, 1999, the Company issued 60,000 shares of Common Stock to a financial investment consulting firm for assistance in securing additional financing over the following year.

         In May 1999, the Company and Call Center Learning Solutions ("CCLS") formed a new company, Call Center Learning Solutions On-Line, Inc. ("CCLS OnLine"), which is owned 50/50 by both parties. CCLS Online will initially convert and market 11 browser-based interactive multimedia courses over a 12-month period. CCLS has developed 29 instructor-led courses that cover every aspect of call center operation. CCLS owns one of the most comprehensive call center training curriculums in the world. Their training programs have been delivered to over 5,000 businesses worldwide. The agreement between CCLS and the Company provides for courseware conversion, hosting on the InfoCast Digital Exchange Library ("DXL") and deployment of the courseware to the global market over a high speed and secure virtual private network ("VPN").

         On May 13, 1999, the Company acquired all of the outstanding common shares of Homebase Work Solutions Ltd. ("Homebase"), a telework solution provider headquartered in Calgary, Alberta, Canada. The purchase price was satisfied by the issuance of 3,400,000 shares of Common Stock of the Company. The addition of Homebase gives the Company a unique ability to provide secure, reliable and high-quality information flow between either the nomadic or home-based employee and its corporate data resources. Homebase will work in conjunction with the Company's Distance Learning and Call Center divisions to assist companies seeking to use the Internet to grow their business while effectively managing their information technology expenditures.

         In June 1999, the Company issued warrants to purchase 25,000 shares of Common Stock at an exercise price of $7.00 per share to a consulting firm.

         In June 1999, in return for services, the Company issued warrants to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $7.00 per share to four individuals.

         In June 1999, the Company entered into a memorandum of understanding with Willow CSN (Canada) Inc. ("Willow") to launch Canada's first commercial virtual call center ("VCC").

         In June 1999, the Company entered into an agreement with ITC Learning Corporation ("ITC") pursuant to which the Company will become ITC's exclusive distance learning technology partner for the delivery of educational material for the state of California for consideration of $2,000,000, payable in three installments, the first of which was paid in August 1999 and the remaining of which will be paid in September and October 1999.

         On June 24, 1999, the Company consummated a private placement financing pursuant to which it issued 420,000 shares of Common Stock and warrants to purchase 70,000 shares of Common Stock at an exercise price of $7.00 per share for an aggregate offering price of $2,100,000 pursuant to Regulation D of the Securities Act of 1933, as amended.

         In July and August 1999, the Company issued 1,100,000 shares of Common Stock in a private placement financing for an aggregate offering price of $6,050,000 pursuant to Regulation S of the Securities Act of 1933, as amended. The Company may issue up to an additional 1,400,000 shares of Common Stock for an aggregate offering price of $7,700,000 pursuant to such offering.


                                   Background

         The ability to deliver information to anyone, at any time, at any place, remains the cornerstone objective of today's communications systems. This is the case whether that information is transmitted over a private or public network (including the Internet), via computers, telephone and/or satellite.

         The 48% combined annual growth rate (source: Gartner Group, 1998) of the Internet, electronic commerce and corporate intranets, means that companies and individuals are continuing to increase their use of corporate and home-based systems to send and receive ever more complex information.

         The dilemma facing suppliers of information, and those wanting to receive it, is the inability of the various networks, operating systems, communication protocols and communications systems to interface seamlessly. This situation is analogous to people from different countries with different languages all trying to communicate.

         The business opportunity in the near term is for the deployment of technology that links different network infrastructures so that information can be deployed and used from a remote central server or i-Hub which is at the core of the ASP business model. Information can then be accessed in near real-time across dedicated networks or reduced with regard to the fidelity and resolution of its content and then accessed through the Internet. The Company seeks to position itself to take advantage of this opportunity.


                     The Company's Initial Delivery Services

         Distance Learning. The Company's Distance Learning application is an end-to-end, highly interactive learning environment that enables corporate, academic and retail learners to access digital content through a standard browser interface. Learners interact with subject matter to enhance and support their learning endeavors. By having the tools to interact with career and instructional experts seven days a week, 24 hours a day, through e-mail, chat rooms and other real-time collaborative tools across the Internet or a dedicated network, the Company believes it can offer a higher level of service than any of its competitors. The Company's core software supports distance learning initiatives such as the "AT&T Canada Learning Partner Program(TM)" ("AT&T LLP"), a program designed for AT&T Canada to offer additional value to its existing and potential clients. The objective of the AT&T LPP is to be a leader for real-time interactive electronic delivery of distance learning to corporate and academic organizations and their respective end-users. The Company's technology will act as the enabling technology of the AT&T LPP to permit distance education over any electronic medium. The Company is currently in the progress of launching its distance learning beta testing program.

         An important component of the Company's learning environment is the Learning Management System ("LMS"). The LMS consists of proprietary software created by the Company to support multiple corporations and learning organizations that offer content in an ASP environment. The software was designed from the ground up with role-based security, multiple language support and multi-enterprise billing and tracking facilities. Acting as a "security blanket" around the content, the LMS permits other organizations to embed their web-based training content without fear of losing intellectual property over the Internet and still permits that organization's employees to telework for training.

         The Company has secured an agreement with College Boreal of Sudbury (Ontario) Canada to convert and make available current courses for distribution using the Company's real-time broadcast technology. The Company, AT&T Canada and College Boreal are working together to deliver a national distance learning program using AT&T Canada's coast-to-coast network. College Boreal, which currently services the needs of the francophone community in Northern Ontario, will provide access to interactive learning anywhere, anytime for both corporate and academic studies. This program will be delivered by blending real-time electronic learning and facilitated learning utilizing the Company's browser-enabled solutions and applications distributed over AT&T Canada's advanced fiber optic and digital microwave network. College Boreal, headquartered in Sudbury, Ontario, has seven campuses in Northern Ontario, each connected to the largest telecommunications network among academic institutions in Canada.

         The AT&T LPP includes:

         o Learning COACH, a group of subject matter experts that give guidance to learners in real time.

         o Career COACH, a team that gives learners guidance with career development.

         o Digital Exchange Library lets learners access "best of class" content in single units or as part of a curriculum regardless of method of delivery.

         o Learning Activity Templates to help busy faculty members develop courses rapidly.

         The Company's objective as a participant in the AT&T LPP is to establish the AT&T LPP as the leader in distributed learning. By combining training and curriculum expertise of premier corporations and academic institutions with the Company's technology, the AT&T LPP is expected to deliver real-time distance learning over any electronic medium.

         o        The  Company's   delivery  software  is  expected  to  deliver
                  skills-based interactive multimedia content to corporate, academic and retail learners.

         o The AT&T LPP will differentiate itself from other training methodologies by delivering an end-to-end interactive learning solution over any network together with the most comprehensive distance learning support.

         o The use of the Company's technology will also provide content vendors with confidence that their intellectual property will not be compromised.

         o The AT&T LPP will allow self-paced learning to maximize personal and career success of learners over their lifetime.

         o The AT&T LPP will support the learner with live on-line telephone coaching within a standard Internet browser (i.e., Netscape or Explorer). The learner will access a browser for interactive learning producing a more collaborative learning experience.

         o The AT&T LPP will enhance conventional classroom-based and current distance learning delivery methods.

         o The agreement with AT&T Canada's academic clients will provide the Company with premier academic partners to launch its distance learning program beginning in Canada.

         o The Company believes that the experience and relationships acquired by the Company's management team in the telecommunications call center industry provide the necessary experience and resources to successfully launch and expand the LPP.

         Virtual Call Centers ("VCCs"). The Company's VCC solution will potentially allow any caller or customer to reach a trained agent at any time, from almost any place. The agent can, if necessary, also have secure access to a merchant's in-house databases. Customer data is protected by a multi-level secured dedicated network, yet is fully accessible via the AT&T Canada Digital Network or via the Company's Private Access System ("PAS"). The PAS is a dial-up solution that allows a VCC Customer Service Representative to process calls from remote locations via a toll-free service. It seeks to do away with the need for dedicated lines to the house or long-term relationships with internet service providers. The Company's VCC solution's reduced cost structure will potentially enable firms to enhance the quality of any customer contact and improve profitability without incurring large capital costs.

         The Company's VCC solution will permit any customer or prospect, any time, anywhere, in its language of choice, to connect to an electronic or live agent without unwarranted delay. The VCCs let call center agents work from home. Using the Company's technology, VCCs enjoy all the features of a traditional call center while reducing capital and human resource overhead. Call center agents are recruited, hired and trained using the Company's network. The Company's VCC application allows firms to service existing and new clients with better cost structures while both enhancing levels of service and reducing costly employee turnover.

         Unlike traditional call centers, with the Company's VCC solution:

         o         Merchants can offer products to a worldwide audience.

         o Consumer sales and service inquiries can be routed to the advertiser, retailer or their agent.

         o Any caller or customer can reach any participating merchant at any time from any place.

         o Any customer can connect to a trained agent who understands the product, speaks the customer's language and has secure, real-time access to the merchant's customer database.

         The concept of the VCC is predicated on the Company's ability to provide the communication software that allows the VCC agent, the buyer and the vendor to be linked together in real-time. VCC is based upon a high volume of inbound customer calls that are routed transparently to a VCC representative who answers and services the call. The VCC operator is able to accept a buyer's call and immediately access the merchant's database, locate the appropriate product/service and process the buyer's request immediately. The Company's software programs provide the necessary communications linkage and speed to allow all three parties to interact in real-time to the buyer's transaction.

         Customers will have the freedom to interact with merchants over any network. Accordingly, the buyer-seller can interface more often at the point in time when the buyer wants to complete the transaction, therefore, large companies can reduce marketing costs, while small companies can access channels of distribution that were not open to them before. The end result is that merchants' overall profit margins increase, while users get what they want, when they want it.

         Teleworking. Working through the use of remote access is no longer merely an option in many types of work. Instead, remote access has become a necessary feature in competitive sales, customer relationship management and flexible work programs. The Company and Homebase are creating a network infrastructure to connect individuals working from their homes with the corporate office. HomeBase's niche in the remote access market lies in its ability to deliver services that facilitate the implementation of teleworking solutions. The Company and Homebase will seek to make this system reliable, secure and highly accessible so that it can provide complete management and administration to individuals who need to connect to corporate data resources. The Company's teleworking application will involve:

         o The Company's high-speed and secure data and voice network to connect telecommuters with their offices.

         o Psychological assessment technology to access an individual's ability to work well from home.

         o A turnkey solution that supplies the hardware, software, ergonomic counseling and telecommuting training.

         o Ongoing monitoring and mentoring, evaluation, coaching and certification.

         The Company will offer a customized bundled solution that will provide all the components to implement a successful telework program.


                      Strategic Alliances and Associations

         The  Company  has  entered  into,  and is  developing,  a number of key strategic alliances in order to further its operations. Some of these relationships and the strengths of each partnership (with specific reference to the Company) are noted below:

         AT&T Canada ("AT&T"). The Company has entered into a letter of understanding with AT&T with respect to its distance learning and VCC services. AT&T will provide the Company with a Virtual Private Network for secure and global information delivery. AT&T is considered by many industry analysts as the international call center telecommunications leader and hence will provide the Company with:

         o        state-of-the-art  call center technology;
         o        an extensive call center Marketing & Alliance Program;
         o access to the Canadian toll-free (that is, call center) marketplace;
         o        access to the United States call center market;
         o        access to the international call centers.

         Sun Microsystems, Inc. ("Sun"). The Company has an oral arrangement with Sun whereby Sun will provide computer equipment, operating systems, applications software and servers in order to initiate the Company's distance learning program and the VCC. Sun servers and related operating systems (including Java tools) provide the Company with critical communication functions to link both private and public networks together. The Company has already ordered the first i-Hub server that will host the Company's applications. Sun provides the Company with:

         o A recognized network and Internet computer partner with worldwide service and support;
         o A stable operating system environment further enabled by the networking capability of its Java programming language and environment;
         o A clear and distinctive processing performance that will meet the challenges of network computing;
         o Solid communication tools and programs to support global network connectivity;
         o Internet firewall technology providing support users with transparent access; and
         o Professionals worldwide who can support complex network designs and problems.


                            The Company's Technology

         As an Application Service Provider, the Company's focus is to enable customers to access the best software packages via a standard web browser and Internet access without regard to geographical point of origin, underlying network architecture or personal computer make or model.

         The Company's technological expertise lies in five key areas:

         o building fully-clustered server architecture for mission critical applications;
         o converting conventional client-server software to an N-Tier architecture that supports load-balancing and fail-over;
         o integrating VPN solutions from multiple vendors within a single client installation;
         o converting bandwidth intensive CD-ROM-based multimedia content into a streamable, variable speed-of-delivery format that is suitable to an Internet environment; and

         o using Voice Over-IP ("VoIP") technology to reduce call center infrastructure costs while maintaining carrier-grade voice quality and service.

         As an example of its efforts to date, the Company has been using its expertise to turn up a four processor Sun Enterprise 10000 super computer installation, as well as a four machine clustered Intel solution. At the same time, the Company has been experimenting with various distributed technologies for pipelining web requests to increase handling capacity. These efforts will form the basis of InfoCast i-Hub technology, which the Company envisions as having a robust server architecture that can be repeatedly deployed in various geographic locations with a minimum of effort and a maximum of processing capacity.

         To further the growth of the ASP industry, the Company is focused on taking best-of-breed software from specific vertical markets and converting it to support e-commerce. One example of this is the Company's work with a leading oil and gas financial software vendor. The Company is in the process of taking this vendor's conventional client-server architecture and converting it to work in an N-Tier server-based environment, which is well suited to the ASP business model. The Company believes that this will result in a software system that is more robust and scalable than the vendor's existing architecture.

         The Company's VCC business model is based on supporting multiple customers with a single Customer Service Representative ("CSR") from any geographical location. Thus, the CSR would not be limited to a traditional brick-and-mortar call center building. To this end, the Company has developed considerable experience in enabling multiple vendor VPN solutions to work in a single client installation. This permits a single CSR to access corporate data from multiple clients, regardless of the firewall or VPN solution the client may have selected as its corporate standard.

         During the multimedia training boom of the early 1990's, CD-ROM was the de-facto standard for content delivery. The problem with CD-ROMs was that they did not permit the customization required by large, technologically sophisticated and globally oriented companies. CD-ROM was very much a "one-size-fits-all" solution. Additionally, CD-ROMs did not provide the sense of community and shared learning offered by the conventional classroom environment. The Company believes that these problems can be solved by the use of the World Wide Web. The Company intends to purchase ACT, which has considerable technological experience not only in translating CD-ROM based content to a format suitable for deployment over the World Wide Web, but also in creating the tools for customization and group learning that were missing from the CD-ROM format. ACT has developed a form of browser-based interaction format that contains full Java-based audio- recording capabilities but does not require the use of a browser "plug-in." Additionally, the use of training templates allows ACT to migrate content much more quickly to a World Wide Web environment. The Company believes that this will give it a competitive advantage over many existing "learning over-the-web" companies that ask their clients to completely redo their content to conform to the demands of the World Wide Web's format.

         Finally, the Company has spent considerable effort in taking VoIP technology out of the hands of the hobbyist and into mainstream markets. The cost justification of using the Internet's network architecture for carrier-grade voice transmission has long been understood, but rarely achieved due to a lack of quality of service on the Internet. The Company's work with AT&T Canada, combined with an innovative business model and leading edge VoIP technology, makes it possible for the Company to offer a competitive voice network to any call center agents located near an i-Hub Point-of-Presence ("POP"). The Company's first POP is located in Markham, Ontario Canada and will service the Greater Toronto Area. Additional i-Hub installations will service this geographical area as well. All features of a regular call center, such as Automated Call Distribution, and Interactive Voice Response, as well as forward-looking call center technologies such as Unified Messaging and web-based help desks, are also supported by the Company's installation. While the Company does not develop the VoIP software itself, it has developed considerable experience in the technical issues surrounding VoIP's successful implementation and now believes it can successfully select best-of-breed vendors to meet the demand it anticipates in this market.


                                 Market Overview

Education/Training Delivery

         The North American training market is approximately $74 billion in size, with $6 billion being spent in Canada and $68 billion being spent in the United States. The North American post-secondary education market spends approximately $225 billion annually on training and the K-12 market spends approximately $410 billion annually on training (AAHE Bulletin, 1998). The factors driving people and businesses to seek training include: (i) business requirements of staff to be certified in certain technologies in order to assure performance and productivity; (ii) corporate downsizing, resulting in increased training requirements for ex-staff as well as for employees who perform multiple job tasks that require knowledge of various jobs; (iii) the proliferation of computers and networks throughout all levels of organizations, increasing the number of employees who need training; and (iv) the continuous introduction and evolution of new technologies, contributing to the need for continuing education.

Call Center Marketplace

         The Call Center marketplace is a collection of vertical industries that conduct inbound or outbound telemarketing practices. In total, there are some 95,000 Call Centers in North America.

         Outsourcing of call centers is gaining popularity in North America and Europe. There is an emerging number of large firms offering Call Center outsourcing and management. One of the best examples is MCI. MCI estimates that the market for Call Center outsourcing is more than $12 billion today and is growing at 25% annually, while the number of companies taking advantage of Call Center outsourcing is expected to double in the next five years.

                          Marketing and Sales Strategy

         The marketing and sales strategy for the Company will utilize the established businesses and proven products and services of the Company's strategic partners to allow the Company to generate revenues immediately through its Distance Learning and Virtual Call Center applications.

         Utilizing this strategy, the Company is positioning itself into a marketplace where the only constant is change; both industries and technologies are converging in order to maximize profits and reduce overhead. Customers in today's business environment are demanding integrated solutions that are transaction oriented and businesses perceive current technologies as a threat rather than an opportunity for enhancement. The success in this market for the Company will depend on its ability to generate competent, simple and flexible solutions for customers.

         The Company believes that it has positioned itself as a "single source" for on-line media delivery in the distance learning market and can offer an unbiased service to all major institutional and non-institutional educators through its multi-level alliance strategy. The VCC solution provides the environment to undertake any type of commercial transaction between seller and buyer.

         The Company's alliance partners will be provided with:

         o A new medium on which to promote products, advertise, recover data and interact with customers instantaneously.

         o An on-line media delivery system that will facilitate distribution of content to an unlimited number of users using the convenience of the Internet, cable, satellite or intranet networks.

         o A cost-effective VCC that offers buyers and sellers with a seamless network that is based on an architecture that is platform, database and operating system independent. This means that more people can use and access the system because it does not change the way they learn about a product today - the Company's solution simply makes buying the products/services simpler and faster.

         Through the new age of communications and technology, there are no geographical limitations to doing business in the next century. Therefore, the Company will have global reach for customers, leveraging the strengths of alliance partner services and their clients in a "sell with, sell to" strategy for both business to business and business to consumer applications. The
Company's product and service offerings will be marketed with both "off the shelf" and customized applications.

         The Company will provide customers with a compelling strategy to do business by providing bundled offers including proven technology, content delivery, management, hosting and transaction based revenue.

                                   Competition

         The market for the Company's products and services is highly competitive and subject to rapid technological change. The Company is using certain third-party technologies and products that, in different forms, have already been introduced and are being used in the marketplace. Competitors may quickly deploy products and e-commerce technology that could limit the Company's expansion. The Company expects competition to increase in the future. Many of the Company's potential competitors have substantially greater financial, technical and marketing resources than the Company. Increased competition could materially and adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to compete successfully.


               Intellectual Property and Other Proprietary Rights

         The Company's success is dependent in part on intellectual property rights, including information technology, some of which is proprietary to the Company. The Company relies on a combination of nondisclosure and other contractual arrangements, technical measures, trade secret and trademark laws to protect its proprietary rights. The Company does not presently hold any patents for its existing products or services and presently has no patent applications pending. The Company generally enters into confidentiality agreements with its employees and attempts to limit access to and distribution of proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of proprietary information or that the Company will be able to detect unauthorized use or take appropriate steps to enforce intellectual property rights. In addition, there can be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. Further, the laws of many foreign countries do not protect the Company's intellectual property rights to the same extent as the laws of the United States. The failure of the Company to protect its proprietary information could have a material adverse effect on the Company's business, financial condition and results of operations.

         From time to time, third parties may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies that are used by the Company. Litigation may be necessary to defend against claimed infringements of the rights of others or to determine the scope and validity of the proprietary rights of others. Future litigation may also be necessary to enforce and protect trade secrets and other intellectual property rights owned by the Company. Any such litigation could be costly and cause diversion of management's attention, either of which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities (including possible indemnification of its customers), require the Company to secure licenses from third parties or prevent the Company from the manufacturing or selling its products or services, any one of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has not conducted a formal patent search relating generally to the technology used in its products or services. In addition, since patent applications in the United States are not publicly disclosed until the patent issues and foreign patent applications generally are not publicly disclosed for at least a portion of the time that they are pending, applications may have been filed which, if issued as patents, would relate to the Company's products or services. Software comprises a substantial portion of the technology in the Company's products. The scope of protection accorded to patents covering software-related inventions is evolving and is subject to a degree of uncertainty that may increase the risk and cost to the Company if the Company discovers the existence of third party patents related to its software products or if such patents are asserted against the Company in the future. Patents have been granted recently on fundamental technologies in software, and patents may issue which relate to fundamental technologies incorporated into the Company's products or services.

         While the Company employs proprietary software technology and algorithms and conducts ongoing research and development, the future success of the Company will depend in part upon its ability to keep pace with advancing technology, evolving industry and changing customer requirements in a cost-effective manner. There can be no assurance that the Company's proprietary software technology and algorithms will not be rendered obsolete by other technology incorporating technological advances designed by competitors that the Company is unable to incorporate into its products or services in a timely manner.

         The market for the Company's products and services is characterized by rapidly changing technologies. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of the Company's products or services. The Company's success will depend to a substantial degree upon its ability to respond to changes in technology and customer requirements. This will require the timely selection, development and marketing of new products or services and enhancements on a cost-effective basis. The development of new, technologically advanced products or services is a complex and uncertain process, requiring high levels of innovation. The introduction of new and enhanced products or services also requires that the Company manage transitions from older products or services in order to minimize disruptions. There can be no assurance that the Company will be successful in developing, introducing or managing the transition to new or enhanced products or services or that any such products or services will be responsive to technological changes or will gain market acceptance. The Company's business, financial condition and results of operations would be materially adversely affected if the Company were to be unsuccessful, or to incur significant delays, in developing and introducing such new products, services or enhancements.


                                    Employees

         At August 31, 1999, the Company had 32 full-time employees. None of the Company's employees is represented by a collective bargaining agreement nor has the Company experienced any work stoppage. The Company considers its relations with its employees to be good.

                                  Risk Factors

         An investment in the Common Stock of the Company is highly speculative, involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment. In evaluating the Company and its business, prospective investors should carefully consider the following risk factors in addition to the other information included in this Registration Statement.


            Risks Relating to the Financial Condition of the Company

         Environmental Liabilities. Prior to 1999, the Company's sole business was mining exploration and development. The mining and mineral processing industries are subject to extensive governmental regulations for the protection of the environment, including regulations relating to air and water quality, mine reclamation, solid and hazardous waste handling and disposal and the promotion of occupational safety. The Company could be held responsible for any environmental liabilities relating to the mining businesses that were sold by the Company which liabilities could have a material adverse effect on financial condition of the Company.

         Development Stage Company; Limited Operating History and Revenues; Historical and Anticipated Losses and Working Capital Deficits. The Company was organized in December 1997 and has a very limited operating history upon which an evaluation of the Company's future performance and prospects can be made. The Company is a development stage company and has not yet sold any products or services on a commercial basis. The Company's prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business in an emerging and evolving industry. Since inception, the Company has generated no revenues and has incurred significant losses resulting in a working capital deficit. Losses are continuing through the date of this Registration Statement. Inasmuch as the Company will continue to have a high level of operating expenses and will be required to make significant up-front expenditures in connection with the proposed development of its business, the Company may continue to incur losses for the next 12 months and until such time, if ever, as the Company is able to generate sufficient revenues to finance its operations and the costs of continuing expansion. There can be no assurance that the Company will be able to generate significant revenues or achieve profitable operations. See the financial statements and the notes thereto included elsewhere in this Registration Statement.

         Need for Additional Financing. The Company may determine, depending upon the opportunities available to it, to seek additional debt or equity financing to fund the cost of continuing expansion. To the extent that the Company incurs indebtedness or issues debt securities, the Company will be subject to risks associated with incurring substantial indebtedness, including the risks that interest rates may fluctuate and cash flow may be insufficient to pay principal and interest on any such indebtedness. There can be no assurance that additional financing will be available to the Company on commercially reasonable terms or at all. If the Company is unable to obtain additional financing, its ability to meet its current plans for expansion could be materially adversely affected.


                    Risks Relating to the Company's Business

         New Industry; Uncertainty of Market Acceptance. As is typically the case in an emerging industry, demand and market acceptance for newly introduced services and products are subject to a high level of uncertainty.

         Risks Associated with Growth Strategy and Rapid Expansion. The Company is a development stage company and has not yet sold any products or services on a commercial basis. Implementation of the Company's business plan will be substantially dependent on, among other things, the Company's ability to hire and retain skilled management, financial, marketing and other personnel and successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality controls). The Company's plans are subject to change as a result of a number of factors, including progress or delays in the development of its technologies, changes in market conditions and competitive factors. There can be no assurance that the Company will be able to successfully implement its business strategy or otherwise expand its operations.

         Competition. The market for the Company's products and services is highly competitive and subject to rapid technological change. The Company is using third-party technologies and products that, in different forms, have already been introduced and are being used in the marketplace. Competitors may quickly deploy products and e-commerce technology that could limit the Company's expansion. The Company expects competition to increase in the future. Many of the Company's potential competitors have substantially greater financial, technical and marketing resources than the Company. Increased competition could materially and adversely affect the Company's business, financial condition and results of operations. There can be no assurance that the Company will be able to compete successfully.

         Attraction and Retention of Key Personnel. The Company's ability to continue to develop and market its services and products depends, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and no assurance can be given that the Company will be able to retain and attract such personnel.

         Limited Intellectual Property Protection; Risk of Third Party Claims of Infringement. The Company's success is dependent in part on intellectual property rights, including information technology, some of which is proprietary to the Company. The Company relies on a combination of nondisclosure and other contractual arrangements, technical measures, trade secret and trademark laws to protect its proprietary rights. The Company does not presently hold any patents for its existing products or services and presently has no patent applications pending. The Company generally enters into confidentiality agreements with its employees and attempts to limit access to and distribution of proprietary information. There can be no assurance that the steps taken by the

Company in this regard will be adequate to deter misappropriation of proprietary information or that the Company will be able to detect unauthorized use or take appropriate steps to enforce intellectual property rights. In addition, there can be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. Further, the laws of many foreign countries do not protect the Company's intellectual property rights to the same extent as the laws of the United States. The failure of the Company to protect its proprietary information could have a material adverse effect on the Company's business, financial condition and results of operations.

         From time to time, third parties may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies that are used by the Company. Litigation may be necessary to defend against claimed infringements of the rights of others or to determine the scope and validity of the proprietary rights of others. Future litigation may also be necessary to enforce and protect trade secrets and other intellectual property rights owned by the Company. Any such litigation could be costly and cause diversion of management's attention, either of which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities (including possible indemnification of its customers), require the Company to secure licenses from third parties or prevent the Company from the manufacturing or selling its products or services, any one of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has not conducted a formal patent search relating generally to the technology used in its products or services. In addition, since patent applications in the United States are not publicly disclosed until the patent issues and foreign patent applications generally are not publicly disclosed for at least a portion of the time that they are pending, applications may have been filed which, if issued as patents, would relate to the Company's products or services. Software comprises a substantial portion of the technology in the
Company's products. The scope of protection accorded to patents covering software-related inventions is evolving and is subject to a degree of uncertainty that may increase the risk and cost to the Company if the Company discovers the existence of third party patents related to its software products or if such patents are asserted against the Company in the future. Patents have been granted recently on fundamental technologies in software, and patents may issue which relate to fundamental technologies incorporated into the Company's products or services.

         Impact of Technological Change. While the Company employs proprietary software technology and algorithms and conducts ongoing research and development, the future success of the Company will depend in part upon its ability to keep pace with advancing technology, evolving industry and changing customer requirements in a cost-effective manner. There can be no assurance that the Company's proprietary software technology and algorithms will not be rendered obsolete by other technology incorporating technological advances designed by competitors that the Company is unable to incorporate into its products or services in a timely manner.

         The market for the Company's products and services is characterized by rapidly changing technologies. The rapid development of new technologies increases the risk that current or new competitors could develop products or services that would reduce the competitiveness of the Company's products or services. The Company's success will depend to a substantial degree upon its ability to respond to changes in technology and customer requirements. This will require the timely selection, development and marketing of new products or services and enhancements on a cost-effective basis. The development of new, technologically advanced products or services is a complex and uncertain process, requiring high levels of innovation. The introduction of new and enhanced products or services also requires that the Company manage transitions from older products or services in order to minimize disruptions. There can be no assurance that the Company will be successful in developing, introducing or managing the transition to new or enhanced products or services or that any such products or services will be responsive to technological changes or will gain market acceptance. The Company's business, financial condition and results of operations would be materially adversely affected if the Company were to be unsuccessful, or to incur significant delays, in developing and introducing such new products, services or enhancements.


                                   Other Risks

         Dividends Unlikely. The Company has not paid cash dividends on its Common Stock since its inception. The Company does not intend to pay cash dividend on its Common Stock in the foreseeable future so that it may reinvest earnings, if any, in the development of its business.

         No Assurance of Public Market; Possible Volatility of Market. There has been only a limited public trading market for the Common Stock on the OTC Bulletin Board. There can be no assurance that a regular trading market for the Common Stock will ever develop or that, if developed, it will be sustained. The market price of the Common Stock may be highly volatile as has been the case with the securities of many emerging companies. Factors such as the Company's operating results and announcements by the Company or its competitors of new products or services may significantly impact the market price of the Company's securities. In addition, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the securities of many companies have experienced wide fluctuations not necessarily related to the operating performance of such companies.

         Foreign Exchange. The Company receives the proceeds from its private placements in U.S. dollars. It is the Company's practice to maintain all excess cash in U.S. dollars and to invest these funds in short term, interest bearing, U.S. dollar deposits. The Company converts U.S. dollars to Canadian dollars on an as needed basis to meet Canadian dollar expenses. The Company incurs a significant portion of its expenses in Canadian dollars and therefore is exposed to fluctuations in the foreign exchange rate between the Canadian and U.S. dollar.

         Year 2000. The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, their impact on the Company's operations and financial reporting may range from minor errors to significant systems failure that could materially affect the Company's ability to conduct normal business operations. It is currently not possible to be certain that all aspects of the Year 2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.


                           Corporate Governance Risks

         Substantial Shares of Common Stock Reserved for Issuance. The Company has reserved 2,250,000 shares of Common Stock for issuance pursuant to the Company's 1998 Stock Option Plan, pursuant to which options to purchase 2,075,000 shares of Common Stock at an exercise price of $1.00 per share are outstanding. The Company has also reserved 2,000,000 shares of Common Stock for issuance pursuant to the Company's 1999 Stock Option Plan pursuant to which options to purchase 1,180,500 shares of Common Stock at an exercise price of $7.00 per share have been granted. The Company has also issued options outside such plans to purchase 750,000 shares of Common Stock at an exercise price of $7.00 per share and warrants to purchase an additional 295,000 shares of Common Stock at an exercise price of $7.00 per share. The existence of the outstanding options and warrants may hinder future financings by the Company. In addition, the exercise of any such options or warrants in the future could dilute the net tangible book value of the Company's Common Stock. Further, the holders of such options and warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

         Authorization and Discretionary Issuance of Preferred Stock. The Company is authorized to issue up to 100,000,000 shares of preferred stock, $.001 par value per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, on such terms and with such rights, preferences and designations as the Board of Directors of the Company may determine, without action by stockholders. No shares of Preferred Stock are currently outstanding. However, the issuance of any Preferred Stock could adversely affect the rights of the holders of Common Stock, and therefore reduce the value of the Common Stock. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by present owners.

         Forward Looking Statements. This Registration Statement contains forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Registration Statement will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

ITEM 2        FINANCIAL INFORMATION.

         The selected financial data set forth below are derived from the financial statements of the Company included elsewhere in this Registration Statement and are qualified by reference to and should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Registration Statement. The financial statements of the Company as of and for the three months ended March 31, 1999 and March 31, 1998, the year ended December 31, 1998 and the period from July 29, 1997
(inception) to December 31, 1997 have been audited by Ernst & Young LLP, independent certified public accountants. The information as of and for the three months ended June 30, 1999 and 1998 is unaudited and, in the opinion of management contains all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position and results of operations at such dates and for such periods. The results for the three months ended June 30, 1999 are not necessarily indicative of the results for the full year. The historical results for the periods ended December 31, 1997 and 1998, March 31, 1998 and June 30, 1998 are those of VPS. The historical results are not necessarily indicative of the results of operations to be expected in the future.


                             Selected Financial Data


                                                                                                                        Period
                                                                                                                       from July
                                                                                                          Year         29, 1997
                                                                                                         ended        (inception)
                                                                                                        December          to
                                     Three months ended              Three months ended                    31,          December
                              June 30, 1999  June 30, 1998     March 31, 1999      March 31, 1998         1998         31, 1997
                              -------------  -------------     --------------      --------------         ----         --------
Statement of Operations
Data:
Revenues.............         $     23,157   $     4,478       $ 102                 $    43,446    $    43,446   $       3,508
Expenses.............            9,151,954     3,088,399       47,672                     63,067        467,318          99,669
Net loss for the                 8,930,192     3,083,921       47,570                     19,621        423,872          96,161
period...............
Net loss per share...                $0.45         $0.27       $0.16                     $478.56          $0.55          $2,345
Dividends paid.......                    -             -         -                             -              -               -
Balance Sheet Data:
Total assets.........           28,936,817     4,025,076       15,708                     47,510        143,467          28,604

Management's Discussion and Analysis of Results of Operations and Financial Condition

         The consolidated financial statements of the Company are the continuing financial statements of VPS, a development stage company and an Ontario corporation incorporated on July 29, 1997. VPS had a 100% interest in, and subsequently merged with, Cheltenham Technologies Corporation ("Cheltenham Technologies"), an Ontario corporation. VPS has a 100% interest in Cheltenham Interactive Corporation ("Cheltenham Interactive"), an Ontario corporation, and Cheltenham Technologies (Bermuda) Corporation ("Cheltenham Bermuda"), a Barbados corporation. On January 29, 1999, VPS acquired the net assets of the Company (formerly known as Grant Reserve Corporation), a United States non-operating company traded on the Nasdaq OTC Bulletin Board, which had a 100% interest in InfoCast Canada Corporation ("InfoCast Canada"). After the acquisition, the accounting entity continued under the name of InfoCast Corporation. InfoCast Corporation, InfoCast Canada, VPS, Cheltenham Technologies, Cheltenham Interactive and Cheltenham Bermuda are collectively referred to in this section as the "Company."

         The following discussion should be read in conjunction with the Company's historical financial statements and notes thereto included elsewhere in this Registration Statement. All figures included in this Management's Discussion and Analysis of Results of Operations and Financial Condition are expressed in U.S. dollars unless otherwise noted.

         The following discussion includes forward looking statements. Such forward looking statements involve risks and uncertainties, including among other things, statements regarding the Company's anticipated costs and expenses. Such forward looking statements contain, but are not limited to, the words "expects," "anticipates," "intends," "predicts" and similar language. The Company's actual results may differ significantly from those projected in the forward looking statements. Factors that might cause future results to differ materially from those described in the forward looking statements include, but are not limited to, those discussed in the section entitled "Risk Factors."


Overview

         The Company has incurred operating losses since its inception in July 1997. The Company has sustained itself through the sale of its Common Stock and warrants to purchase Common Stock in a series of private placements. There can be no assurance that such funds will be available in the future if additional capital is required.

         The Company is a development stage company engaged in the research and development of information delivery technologies. The Company, an application service provider ("ASP"), is in the business of electronic content delivery and information management to meet the high-speed information needs of global corporate consumers. The Company uses a sophisticated architecture technology that brings reliability and scalability to applications distributed across a network. The Company's network and strategic alliances will provide the essential communication link between information sources and information users worldwide. The Company will link networks and infrastructures so that information can be delivered in real-time to anyone, anywhere, in any format - data, voice or video. This technology will provide the infrastructure that enables and enhances applications such as the Company's initiatives in Distributed Learning, Telework, VCC Solutions and Application Hosting. The Company has not yet sold any of these products or services on a commercial basis and thus has not generated any revenue to date from these products and services.

         The Company acquired HomeBase in May 1999 in exchange for 3,400,000 shares of InfoCast Canada, which shares are exchangeable into Common Stock of the Company. The Homebase acquisition provided the Company with the core technology for its network, the Information Hub, or i-Hub. The acquisition also provided the Telework and Application Hosting initiatives to the Company, both of which will be hosted on the i-Hub. The Company's VCC solution and Distance Learning library will also be hosted on the i-Hub platform

         The Company is in the process of completing the acquisition of ACT. This transaction is subject to satisfactory due diligence and is expected to close in second quarter of the Company's current fiscal year ending March 31, 2000. Consideration for this acquisition will be 750,000 shares of InfoCast Canada, which shares will be exchangeable into shares of Common Stock of the Company, and the assumption of approximately $670,000 of debt. The ACT acquisition will provide the Company with in-house technical expertise used in the conversion of traditional learning materials into an electronic format and Integrator-Pro, a software tool that manages performance improvement data and delivers analysis, design, decision support and resource management functionalities. ACT's operations are located in New Brunswick, Canada, which will allow the Company to benefit from various government research and development and employment grants and loans.

         The Company changed its fiscal year end from December 31 to March 31. Therefore financial statements have been prepared for the three month transition period ended March 31, 1999.


Results of Operations

Three months ended June 30, 1999 vs. three months ended June 30, 1998

         Consulting income decreased from $102 for the three months ended June 30, 1998 to zero for the three months ended June 30, 1999. This decrease is due to the Company's decision to no longer provide computer programming services.

         Interest income increased from zero for the three months ended June 30, 1998 to $23,157 for the three months ended June 30, 1999. The proceeds received from the private placements in 1999 were invested in short term deposits, which generated interest income for the Company during the period ended June 30, 1999, consistent with the Company's investment policy discussed under "Risk Factors - Foreign Exchange" elsewhere in this Registration Statement.

         General, administrative and selling expenses increased from $17,767 for the three months ended June 30, 1998 to $1,936,815 for the three months ended June 30, 1999. The consolidation of the operations of Homebase for the period May 13, 1999 to June 30, 1999 accounted for $233,000 of the increase. The Company incurred expenses of $286,000 related to the Homebase acquisition in the form of incentive compensation paid to three key officers of Homebase. The Company had approximately six more employees and 10 additional consultants in the three month period ended June 30, 1999 than for the same period ended June 30, 1998, contributing approximately $215,000 to the increase in expenses. Investor relations costs of $325,000 were incurred for the three month period ended June 30, 1999, $250,000 of which was spent on national media consulting services and financial community investor relations consulting services. Additional rent expenses of $36,000 were incurred for the two U.S. offices that were not open in June 1998 and the expanded Toronto office space. The Company expensed $449,998 for warrants issued for services during the three month period ended June 30, 1999 and expensed an additional $157,923 related to Common Stock issued for services during the three month period ended June 30, 1999.

         Stock option compensation expense increased from zero for the three months ended June 30, 1998 to $5,829,647 for the three months ended June 30, 1999. This increase is due to the amortization of the deferred compensation amount resulting from the grant of stock options to various individuals involved in the management of the Company. Options to purchase 2,250,000 shares of Common Stock were granted on February 8, 1999 at a price of $1.00 per share. These options expire three years from the date of grant and are subject to a vesting period of at least six months. At June 30, 1999, 2,075,000 of the options granted on February 8, 1999 were outstanding. On June 1, 1999, the Company granted options to purchase 1,180,500 shares of Common Stock at an exercise price of $7.00. These options are subject to vesting periods ranging from immediate vesting to six months and expire five years from the date of grant.

         Research and development expenses increased from $28,964 for the three months ended June 30, 1998 to $730,657 for the three months ended June 30, 1999. The majority of this increase is due to continued efforts to develop and expand the Company's product offerings. The Company incurred expenses of approximately $339,000 for services rendered by ACT for the distance learning project and the CCLS On-Line joint venture during the three months ended June 30, 1999.

         Amortization expenses increased from zero for the three months ended June 30, 1998 to $645,873 for the three months ended June 30, 1999. Amortization of the acquired intellectual property and goodwill resulting from the acquisition of Homebase accounted for the majority of the increase in the amortization expense for the period.

         Depreciation expenses increased from $941 for the three months ended June 30, 1998 to $8,962 for the three months ended June 30, 1999. This increase is a result of the acquisition of additional capital assets between July 1, 1998 and June 30, 1999.

         Deferred income taxes increased from zero for the three months ended June 30, 1998 to $198,605 for the three months ended June 30, 1999 as a result of the drawdown of the deferred income tax liability created by the purchase of Homebase by the Company in respect of the difference in the tax and accounting basis of various intellectual property assets.

Three months ended March 31, 1999 compared to three months ended March 31, 1998

         The three month period ended March 31, 1999 is a transition period in respect of the change in the Company's fiscal year end from December 31 to March 31.

         Consulting income decreased from $43,446 for the three months ended March 31, 1998 to zero for the three months ended March 31, 1999. This decrease is due to the Company's decision to no longer provide computer programming services.

         Interest income increased from zero for the three months ended March 31, 1998 to $4,478 for the three months ended March 31, 1999. The proceeds received from the March 1999 private placement were invested in short term deposits, which generated interest income for the Company during the period ended March 31, 1999. It is the Company's policy to invest all excess cash in U.S. dollar short term interest bearing term deposits.

         General, administrative and selling expenses increased from $42,494 for the three months ended March 31, 1998 to $635,334 for the three months ended March 31, 1999. The majority of this increase is due to the expansion of the Company, including an increase in the number of employees and consultants providing services to the Company, additional rent expenses of approximately $40,000 for the two offices in the United States, opened in late 1998 and early 1999, and the additional space required in the Toronto office and additional travel expenses of approximately $85,000. As a result of the January 1999 reverse merger, the Company incurred investor relations costs of $151,000 during the three month period ended March 31, 1999.

         Stock option compensation expense increased from zero for the three months ended March 31, 1998 to $2,256,938 for the three months ended March 31, 1999. This increase is due to the amortization of the deferred compensation amount resulting from the grant of 2,250,000 stock options under the Company's 1998 Stock Option Plan to various individuals involved in the management of the Company. These stock options were granted on February 8, 1999 at a price of $1.00 per share, expire three years from the date of grant and are subject to a vesting period of at least six months. As of April 19, 1999, 175,000 of these stock options were canceled due to the termination of certain individuals and the renegotiation of employment terms, leaving a balance outstanding of 2,075,000 options.

         Research and development expenses increased from $19,703 for the three months ended March 31, 1998 to $162,914 for the three months ended March 31, 1999. The majority of this increase is due to the continued development of the Company's technology.

         Interest and loan fees expenses increased from zero for the three months ended March 31, 1998 to $23,562 for the three months ended March 31, 1999. The interest and loan fees resulted from a short term loan received by the Company and repaid within the three month period ended March 31, 1999.

         Amortization expenses increased from zero for the three months ended March 31, 1998 to $4,144 for the three months ended March 31, 1999. This increase is due to the amortization of certain intellectual property rights related to remote banking software acquired from a company owned by a shareholder and former officer of the Company.

         Depreciation expenses increased from $870 for the three months ended March 31, 1998 to $5,507 for the three months ended March 31, 1999. This increase is a result of the acquisition of additional capital assets from April 1, 1998 to March 31, 1999.


Year ended December 31, 1998 compared to the 156 day period ended December 31, 1997

         Consulting income increased from $3,508 for the 156 day period ended December 31, 1997 to $43,446 for the year ended December 31, 1998. This increase is due to the timing of the provision of one-time computer programming services, as the Company began providing these services at the end of 1997 and continued to provided these services in the first calendar quarter of 1998. In early 1998 the Company discontinued providing these consulting services.

         General, administrative and selling expenses increased from $47,954 for the 156 day period ended December 31, 1997 to $375,302 for the year ended December 31, 1998. This increase is due to the expenses being incurred for the full year ended December 31, 1998 compared to a 156 day period ended December 31, 1997 and the continuing expansion of business operations. Consulting fees were higher in 1998 as the Company engaged additional consultants to assist in building the management team and enhancing the business model and infrastructure of the Company. The Company incurred higher legal costs in 1998 as a result of legal services rendered during 1998 for the reverse takeover transaction, as well as for the Homebase acquisition, both of which were completed in 1999.

         Research and development expenses increased from $51,257 for the 156 day period ended December 31, 1997 to $88,180 for the year ended December 31, 1998. This increase is due to the expenses being incurred for the full year ended December 31, 1998 compared to a 156 day period ended December 31, 1997 and the continuing expansion of the Company's research and development efforts.

         Depreciation expenses increased from $458 for the 156 day period ended December 31, 1997 to $3,836 for the year ended December 31, 1998. This increase is a result of depreciation being incurred for the full year ended December 31, 1998 compared to a 156 day period ended December 31, 1997 and the acquisition of additional capital assets during the year ended December 31, 1998.

Liquidity and Capital Resources

Inception to June 30, 1999

         As at June 30, 1999, the Company had cash and cash equivalents of $1,493,205 and had a working capital deficit of $84,352. The Company's cash and cash equivalent position has been generated through a series of equity offerings net of development stage expenditures. The Company has not yet generated any significant revenues.

         From its inception on July 29, 1997 to January 29, 1999, VPS issued 3,624,100 shares of Common Stock for cash proceeds of Cdn $3,732. Pursuant to the reverse takeover transaction on January 29, 1999, the shareholders of VPS sold their 100% interest in VPS to the Company in consideration for 1,500,000 shares of InfoCast Canada, which shares are exchangeable into Common Stock of the Company for no additional consideration. Such exchangeable shares have been deemed as shares of Common Stock of the Company because they are the economic equivalent of the Company's Common Stock. At the time of the reverse takeover, the Company (formerly Grant Reserve Corporation) had 13,580,000 shares of Common Stock outstanding which continued as shares of Common Stock of the continuing entity. Subsequent to the reverse takeover and up to June 30, 1999, the Company issued 3,023,333 shares of Common Stock at $1.50 per share in a private placement in March 1999, 60,000 shares of Common Stock in consideration for consulting services March 1999 and 420,000 shares of Common Stock at $5.00 per share in a private placement in June 1999. The Company has raised $6,398,000 from these private placements, net of share issuance costs.

         From its inception, the Company has used $3,328,000 for operating activities before changes in non-cash working capital balances mainly as a result of general and administrative and research and development expenditures, net of incidental revenues. The Company used a further $298,000 for the purchase of capital assets and software licenses, $975,000 on the purchase of distribution rights and $586,000 on the placement of deposits.

         The Company relied on term loans from shareholders, directors and officers during the period from its inception to the completion of the March 1999 private placement to fund its operations. These loans were repaid as at June 30, 1999 from the proceeds of the private placements.

         The Company is currently raising funds through a private placement of its shares of Common Stock. Gross proceeds from this private placement are expected to be approximately $13,750,000. Through August 31, 1999, the Company received $6,050,000 in consideration for 1,100,000 shares of Common Stock. The Company may issue up to an additional 1,400,000 shares of Common Stock for an aggregate offering price of $7,700,000 in such offering. The Company expects to use these proceeds for the following:

         o The Company plans to continue to invest in the research and development of its products and services related to the acquisition of Homebase and the pending completion of the acquisition of ACT and anticipates spending approximately $4,800,000 and $2,400,000 respectively on these efforts over the next 12 months. The Company anticipates that it will begin earning revenue and collecting cash from sales of the Homebase and ACT products and services, namely application outsourcing, Telework and Distance Learning, in the third quarter of the current fiscal year which will help fund the cash requirements of these two divisions but there can be no assurance that it will do so.

         o Upon completion of the pending acquisition of ACT, the Company has agreed to service the outstanding debt of ACT, which will require approximately $670,000 over the next 12 months.

         o The Company entered into an agreement with ITC in June 1999 whereby the Company will become ITC's exclusive distance learning technology partner for the delivery of educational material for the state of California for consideration of $2,000,000, payable in three installments, the first of which was paid in August and the remaining of which will be paid in September and October 1999.

         o The Company will contribute approximately $300,000 over the next six months to fund the marketing and technical support efforts of the CCLS On-Line joint venture, of which it is a 50% owner. The Company has entered into an agreement with Call Center Learning Solutions Inc. to form a new corporation, CCLS On-Line. This new corporation will develop, own and exploit courseware in an electronic format capable of electronic distribution.

         o The Company will use approximately $1,000,000 over the next 12 months to enhance and complete its existing VCC technologies.

         o The Company will use the remaining capital resources to fund possible complementary acquisitions, develop new technologies, and other corporate and working capital needs.

         The Company believes that its existing cash resources, as well as the cash received and expected from the current private placement and the cash anticipated to be generated from sales of the Company's products and services will be sufficient to meet its short term working capital requirements for at least the next 12 months.

         On a long term basis, the Company may need to raise additional funds via private or public financings, strategic or other relationships because of additional undertakings of the Company or because revenues generated from the sale of the Company's products and services may be insufficient to satisfy the Company's cash requirements.

Outlook

         The Company's strategy is to be a leader in the ASP marketplace by providing strategic IT enterprise services and applications to mid and large sized organizations on its i-Hub platform via strategic relationships with Sun Microsystems, network carriers, software vendors and clients. The Company believes it will capture market share by initially focusing on three markets, Distance Learning, VCC and Telework. The Company feels it is strategically positioned to gain business velocity through its dominance in the selected vertical markets, with a view to providing an expanding suite of industry leading applications. The Company is anticipating that it will begin to generate revenue in the third quarter of the current fiscal year, but there can be no assurance that it will do so. This expected revenue stream will contribute to the existing cash resources.


Year 2000 Compliance

         The Company's business depends on the operation of numerous systems that could potentially be impacted by Year 2000 related problems. Due to the Company's early stage of development, all critical hardware and software has been recently acquired or developed and is likely to be Year 2000 ready. The Company made the appropriate enquiries prior to acquiring its hardware and software and developed its products on platforms that are Year 2000 ready.

         There has been no expenditure to date by the Company related to becoming Year 2000 ready. The Company expects that any costs it incurs to test for Year 2000 readiness will consist primarily of the salaries of those employees who are assigned the tasks of testing for Year 2000 readiness and does not anticipate those salary costs to be material. See also "Risk Factors - Year 2000 Issues."

ITEM 3         PROPERTIES.

         The Company's operational headquarters is located in 2,190 square feet of leased office space in Chicago, Illinois and it has additional offices located in 5,404 square feet of leased office space in Toronto, Ontario. The Company's lease in Toronto, Ontario expires in November 2000 and its lease in Chicago, Illinois expires in March 2002. The Company and its subsidiaries also lease other facilities that are not material to the Company's business. The Company believes that its existing facilities are adequate for its needs for the foreseeable future and that if additional space is needed, it would be available on favorable terms.

ITEM 4            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                  MANAGEMENT.

                  The following table sets forth information as of August 31, 1999 with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each executive officer of the Company, (iii) each Director of the Company and
(iv) all Directors and executive officers as a group.

     Name and Address of         Number of Shares         Percentage
     Beneficial Owner(1)        Beneficially Owned         Class(2)
     -------------------        ------------------         --------

Darcy Galvon                        617,000(3)                3.28%
A. Thomas Griffis                 1,244,997(4)                6.76%
James Leech                         550,000(5)                2.98%
Michael Sheehan                     300,000(6)                1.64%
James Hines                         730,000(7)                3.99%
Edward Turner                       263,607(8)                1.44%
Michael Gruber                      270,000(9)                1.48%
George Shafran                     350,000(10)                1.91%
Alex Walsh                         500,000(11)                2.72%
Jennifer Scoffield                  25,000(12)                 *
Treetop Capital Inc.             9,000,000(13)               49.47%
Don Jeffrey                      2,404,749(14)               12.58%
Sheridan Reserve
   Incorporated                     1,000,000                 5.50 %

     Name and Address of         Number of Shares           Percentage
     Beneficial Owner(1)        Beneficially Owned           Class(2)
     -------------------        ------------------           --------

All officers and                    4,850,604                 24.38%
   directors as a group
   (10 persons)


-----------------------
*        Less than one percent (1%) of outstanding Common Stock.

(1) Except as otherwise indicated, the address for each of the named individuals is c/o InfoCast Corporation, 1 Richmond Street West, Suite 902, Toronto, Ontario, Canada M5H 3W4.

(2) Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within sixty
         (60) days pursuant to the exercise of warrants or options are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Represents (i) 517,000 shares to be issued in exchange for outstanding exchangeable shares of VPS and (ii) 100,000 shares issuable upon exercise of options granted to Mr. Galvon under the 1998 Stock Option Plan.

(4) Represents (i) 124,997 shares to be issued in exchange for outstanding exchangeable shares of VPS by Griffis International Limited, of which Mr. Griffis, the Chairman of the Board of the Company, owns 100%, (ii) 100,000 shares issuable upon exercise of options granted to Mr. Griffis under the 1998 Stock Option Plan and (iii) 1,020,000 shares held by Treetop Capital Inc. ("Treetop"), of which Griffis International Limited is a shareholder. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders. VPS was acquired by the Company on January 29, 1999. Such exchangeable shares are exchangeable at any time for the shares of Common Stock of the Company on a share for share basis.

(5) Represents (i) 250,000 shares issuable upon exercise of options granted to Mr. Leech in June 1999 and (ii) 300,000 shares held by Treetop of which Mr. Leech is an optionholder. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(6) Represents (i) 100,000 shares issuable upon exercise of options granted to Mr. Sheehan under the 1998 Stock Option Plan and (ii) 200,000 shares held by Treetop, of which Mr. Sheehan is a shareholder. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(7) Represents (i) 100,000 shares issuable upon exercise of options granted to Mr. Hines under the 1998 Stock Option Plan and (ii) 630,000 shares held by Treetop, of which Mr. Hines is a shareholder. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(8) Represents (i) 83,607 shares to be issued in exchange for outstanding exchangeable shares of VPS by Mr. Turner and (ii) 180,000 shares held by Treetop, of which Mr. Turner is a shareholder. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders. VPS was acquired by the Company on January 29, 1999. Such exchangeable shares are exchangeable, at any time for the shares of Common Stock of the Company on a share for share basis.

(9) Represents 270,000 shares held by Treetop, of which Mr. Gruber is a shareholder. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(10) Represents (i) 100,000 shares issuable upon exercise of options granted to Mr. Shafran under the 1998 Stock Option Plan and (ii) 250,000 shares held by Treetop, of which Mr. Shafran is a shareholder. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(11) Represents (i) 200,000 shares issuable upon exercise of options granted to Mr. Walsh under the 1999 Stock Option Plan and (ii) 300,000 shares held by Treetop, of which Mr. Walsh is a shareholder. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.

(12) Represents 25,000 shares issuable upon exercise of options granted to Ms. Scoffield under the 1999 Stock Option Plan.

(13) Represents shares to be distributed to its shareholders on a pro rata basis in the near future.

(14) Represents (i) 825,749 shares to be issued in exchange for outstanding exchangeable shares of VPS by Mr. Jeffrey, (ii) 100,000 shares issuable upon exercise of options granted to Mr. Jeffrey under the 1998 Stock Option Plan, and (iii) 1,479,000 shares held by Treetop, of which Mr. Jeffrey or his wholly-owned company is a shareholder. VPS was acquired by the Company on January 29, 1999. Such shares are exchangeable, at any time for the shares of Common Stock of the Company on a share for share basis. Treetop expects to distribute in the near future the shares it holds in the Company on a pro rata basis to Treetop's shareholders.


ITEM 5.       DIRECTORS AND EXECUTIVE OFFICERS.

         The directors and executive officers of the Company, and their ages and positions with the Company will be as follows:



          Name          Age               Position
          ----          ---               --------

Darcy Galvon            43      Co-Chairman of the Board, Director
A. Thomas Griffis       58      Co-Chairman of the Board, Director
James Leech             52      President, CEO and Director
Jennifer Scoffield      29      Vice President, Finance & Administration
Michael Sheehan         58      Vice President, Virtual Call Center, Director
James Hines             34      Executive Vice President, Director
Alex "Sandy" Walsh      33      Chief Technology Officer
Edward Turner           57      Vice President - Business Development
Michael Gruber          32      Vice President - Marketing
George Shafran          73      Director


         The officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's stockholders, and hold office until their death, until they resign or until they have been removed from office. No committees of the Board of Directors have been established to date.

         The following is a brief summary of the background of each director and executive officer of the Company:

         Mr. Galvon has been Co-Chairman and a director of the Company since May 13, 1999. From 1995 to the present, Mr. Galvon served as a director of Sun Computer Systems Inc. Alberta Ltd. and HomeBase Work Solutions Ltd., which was acquired by the Company in May 1999, and is currently a subsidiary of the Company. Mr. Galvon is also a director of Facet Petroleum Solutions, Inc., with which HomeBase Work Solutions, Inc. has entered into a licensing and distribution agreement. He is also Chairman of the Board of HomeBase.

         Mr. Griffis has been the Chairman of the Board and a director of the Company since January 12, 1999 and a Co-Chairman since May 13, 1999. In 1986, Mr. Griffis founded and is the sole owner of Griffis International Limited ("GIL"), a management consulting and business development firm.

         Mr. Leech has been President, Chief Executive Officer and a director of the Company since September 4, 1999. From 1996 until September 1999, Mr. Leech was Vice Chairman and Director at Kasten Chase Applied Research Limited, where he was responsible for corporate strategy, finance, administration and production. From 1993 to 1996, Mr. Leech was President, Chief Executive Officer and Director of Disys Corporation, which was later merged into Kasten Chase Applied Research Limited.

         Ms. Scoffield has been the Vice President, Finance and Administration of the Company since July 7, 1999. From February 1997 to June 1999, Ms. Scoffield held various positions at PRI Automation Inc. (formerly Promis Systems Corporation Ltd.), most recently as Director, Financial Projects. From August 1996 to January 1997, Ms. Scoffield was Manager of Finance for Pet Valu Canada, Inc. From August 1993 to August 1996, Ms. Scoffield was an accountant with Ernst & Young in the Entrepreneurial Services group where she obtained her Chartered Accountant designation.

         Mr. Sheehan has been Vice President of Virtual Call Center since July 6, 1999 and a director of the Company since January 12, 1999. He served as the Chief Executive Officer of the Company from January 12, 1999 to July 6, 1999. From 1960 to 1998, Mr. Sheehan held a number of positions at AT&T, most recently as Director of Call Center Solutions for AT&T Labs.

         Mr. Hines has been the Executive Vice President of the Company since September 4, 1999 and a director of the Company since January 12, 1999. He was the President of the Company from January 12, 1999 to September 3, 1999. From 1996 to November 1998, Mr. Hines was President of Lasso Communications Inc., an international affiliate of the Grey Worldwide Network of companies. From 1994 to 1996, Mr. Hines was Vice President of TransActive Communications Inc.

         Mr. Walsh has been the Chief Technology Officer of the Company since May 1999. From March 1998 to April 1999, Mr. Walsh was Director of Research and Development - Business Intelligence Group for Hummingbird Communications Ltd. From March 1994 to February 1998, Mr. Walsh was Project Lead for Andyne Computing Limited of Kingston, Ontario. Prior to joining Andyne Computing Limited, Mr. Walsh held various positions in the software design field.

         Dr. Turner has been the Vice President - Business Development of the Company since January 12, 1999. From 1996 to 1998, Dr. Turner held the position of President of High Performance Group (USA), Inc. and from 1989 to 1996, Dr. Turner was President of High Performance Group, Inc.

         Mr. Gruber has been the Vice President - Marketing of the Company since January 12, 1999. From July 1996 to November 1998, Mr. Gruber held the position of Director of Sales at Lasso Communications Inc. Prior to July 1996, Mr. Gruber was President of MG Pursuit Enterprises Inc.

         Mr. Shafran has been a director of the Company since February 8, 1999. Mr. Shafran has been the President of Geo. P. Shafran & Associates, Inc., a management, marketing and investment consulting firm, for at least the last five years. Mr. Shafran serves as Senior Consultant for The High Performance Group and as an associate with the Technical Analysis Corporation. Mr. Shafran is vice-chairman of The Heritage Bank and a director of NVR Mortgage, Missing Kids, International and is chairman of the Advisory Board of the AAA Potomac. Mr. Shafran also serves as a consultant to various other companies. He currently serves on President Clinton's Legislative

Council of the U.S. Chamber of Commerce and on the Board of the National Capital Chapter of the American Red Cross.


ITEM 6.    EXECUTIVE COMPENSATION.

         The  following   table  sets  forth  certain   information   concerning
compensation  for the  year  ended  December  31,  1998 of the  Company's  Chief
Executive Officer. No executive officer received compensation of a least $100,000 during the year ended December 31, 1998.

                           Summary Compensation Table


                                       Annual Compensation                        Long-Term Compensation
                                                                                 Awards            Payouts
                                                                               Securities         Long-Term
      Name and                                            Other Annual         Underlying       Incentive Plan        All Other
  Principal Position     Salary($)        Bonus($)      Compensation($)        Options($)         Payouts($)       Compensation($)

Michael Sheehan              -               -                 -                    -                 -                   -


-------------------------
         *Mr. Sheehan was the Company's Chief Executive Officer from January 12, 1999 to July 6, 1999. At the same time, Mr. William Wilson was the Company's President. Prior to Mr. Sheehan's tenure as Chief Executive Officer, the Company had no one serving in such position. Mr. Sheehan was paid $25,000 from January 12, 1999 to March 31, 1999 for his service as Chief Executive Officer. Mr. Wilson received no compensation for his service as the Company's President. Mr. Leech became the Company's new Chief Executive Officer on September 4, 1999. See "Item 6 - Executive Compensation - Employment Agreements."

                               Stock Option Plans

         In 1998, the Company adopted a stock option plan (the "1998 Stock Option Plan") pursuant to which 2,250,000 shares of Common Stock have been reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or (ii) nonqualified stock options ("NQSOs"). ISOs and NQSOs may be granted to employees of the Company.

         The purpose of the 1998 Stock Option Plan is to encourage stock ownership by officers and other key employees and consultants and advisors of the Company. The 1998 Stock Option Plan is administered by the Board of Directors of the Company. The Board, within the limitations of the 1998 Stock Option Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, the option purchase price per share and the manner of exercise, and the time, manner and form of payment upon exercise of an option.

         The Company granted no stock options in the year ended December 31, 1998 and there were no option exercises in the year ended December 31, 1998. No stock options were outstanding at December 31, 1998. As of August 31, 1999, 2,075,000 options were outstanding under the 1998 Stock Option Plan at an exercise price of $1.00 per share.

         The Company's 1999 Stock Option Plan (the "1999 Stock Option Plan") was approved by the Board of Directors of the Company on April 1, 1999 and by the stockholders of the Company on July 29, 1999. The purpose of the 1999 Stock Option Plan is to create additional incentives for the Company's employees, directors and others who perform substantial services to the Company by providing an opportunity to purchase shares of the Common Stock pursuant to the exercise of options granted under the 1999 Stock Option Plan. The Company may grant options that qualify as incentive stock options under Section 422 of the Code, and non-qualified stock options. Incentive stock options may be granted to employees (including officers and directors who are employees). Non-qualified stock options may be granted to employees, officers, directors, independent contractors and consultants of the Company. As of August 31, 1999, 2,000,000 shares were reserved for issuance under the 1999 Stock Option Plan and 1,180,500 options had been granted at an exercise price of $7.00 per share.

         The maximum number of shares that may be subject to options granted under the 1999 Stock Option Plan to any individual in any calendar year may not exceed 800,000 and the method of counting such shares shall conform to any requirements applicable to "performance-based" compensation under Section 162(m) of the Code. It is intended that compensation realized upon the exercise of an option granted under the 1999 Stock Option Plan will thereupon be regarded as "performance-based" under Section 162(m) of the Code and that such compensation may be deductible without regard to the limits of Section 162(m) of the Code.

         The Board of Directors or the Compensation Committee thereof (the "Compensation Committee") composed of two or more non-management directors that are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code, is authorized to administer the 1999 Stock Option Plan in a manner that complies with Rule 16b-3 under the Exchange Act. The Board of Directors or Compensation Committee determines which eligible individuals are granted options and the terms of such options including the exercise price, number of shares subject to the option and the vesting and exercisability thereof; provided, the maximum term of an incentive stock option granted under the 1999 Stock Option Plan may not exceed five years.

         The exercise price of an incentive stock option granted under the 1999 Stock Option plan must equal at least 100% of the fair market value of the subject stock on the date of grant and the exercise price of all non-qualified stock options must equal at least 80% of the fair market value of the subject stock on the date of grant; provided, however, that if an option granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers is intended to qualify as "performance-based" compensation under Section 162(m) of the Code, the exercise price must equal at least 100% of the fair market value of the subject stock on the date of grant. With respect to any participant who owns more than 10% of the voting power of the Common Stock of the Company, the exercise price of any option granted must equal at least 110% of the fair market value on the date of grant. The aggregate fair market value on the date of grant of the stock for which incentive stock options are exercisable for the first time by an employee of the Company during any calendar year may not exceed $100,000.

         Options shall become exercisable at such times and in such installments as the Board of Directors or Compensation Committee shall provide. Non-qualified and incentive stock options granted under the 1999 Stock Option Plan are not transferable other than by will or the laws of descent or distribution, and each option that has not yet expired is exercisable only by the recipient during such person's lifetime, or for 12 months thereafter by the person or persons to whom the option passes by will or the laws of descent or distribution. The 1999 Stock Option Plan may be amended at any time by the Board of Directors, although certain amendments require stockholder approval. The 1999 Stock Option Plan will terminate on April 8, 2009, unless earlier terminated by the Board of Directors.


                              Employment Agreement

         James Leech is employed by the Company pursuant to an employment agreement dated as of August 5, 1999. The agreement provides that Mr. Leech's employment with the Company shall continue unless it is terminated by either party in accordance with the terms of the agreement. The agreement provides for an initial base salary of Cdn $330,000 per annum, a minimum bonus of Cdn $30,000 for the period ending March 31, 2000 and a minimum bonus of Cdn $50,000 for each twelve-month period thereafter during the term of the agreement. Mr. Leech's salary shall be annually reviewed and may be increased at the discretion of the Board of Directors.

         The agreement also provides that if Mr. Leech is terminated other than for "cause" (as defined in the agreement), he shall receive the base salary provided for under the agreement through the date of termination, plus a lump sum payment equal to twice his annual base salary and bonus. He will also receive his accrued bonus, continue to participate in certain benefit plans for the 24 months following such termination and any options issued to Mr. Leech will immediately vest. If Mr. Leech's employment is terminated due to death or "disability" (as defined therein), he shall be paid the base salary under the agreement until the date of termination and receive certain pro-rata bonus and incentive payments, as well as any benefits accrued until the date of termination and any options issued to Mr. Leech will immediately vest.

         In the event Mr. Leech is terminated within 24 months of a "change of control" of the Company (as defined in the employment agreement), Mr. Leech shall receive a payment equal to three times his annual base salary and bonus. He will also receive his accrued bonus, continue to participate in certain benefit plans for 36 months following such termination and any options issued to Mr. Leech will immediately vest.

         In addition, on June 1, 1999, Mr. Leech was granted options to purchase 750,000 shares of Common Stock at an exercise price of $7.00. Such options are currently exercisable as to 250,000 shares and become exercisable as to an additional 250,000 shares on September 4, 2000 and as to the remaining 250,000 shares on September 4, 2001.

ITEM 7.           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         During the three months ended June 30, 1999, the Company paid consulting fees to A. Thomas Griffis, the Co-Chairman of the Board of the Company, who is the sole owner of Griffis International Limited, a shareholder beneficially owning approximately 6.8% of the outstanding shares of the Company, in the amount of Cdn $105,000 for services rendered. The Company will continue to pay a monthly consulting fee of Cdn $15,000 while services are being rendered.

         During the three months ended June 30, 1999, the Company paid consulting fees to Don Jeffrey, a shareholder beneficially owning approximately 12.6% of the outstanding shares of the Company, in the amount of Cdn $105,000. The Company will continue to pay a monthly consulting fee of Cdn$15,000 while services are being rendered.

         During the three months ended June 30, 1999, the Company paid consulting fees totaling $70,000 to George Shafran, a director of the Company, during the three month period ended June 30, 1999. The Company will continue to pay a monthly consulting fee of $10,000 while services are being rendered.

         As at August 31, 1999, the Company paid incentive compensation fees to Darcy Galvon, its Co-Chairman of the Board, of Cdn $140,000 in connection with the Company's acquisition of Homebase.

         From July 29, 1997 to March 31, 1999, the Company received cash advances from View Media, a company controlled by Don Jeffrey, a shareholder beneficially owning approximately 12.6% of the outstanding shares of the Company, totaling approximately $109,000. The Company repaid such advances prior to June 30, 1999.

         Darcy Galvon, Co-Chairman of the Board of the Company, is a Director of Facet Petroleum Solutions, Inc. Pursuant to a licensing and distribution agreement dated March 30, 1999 between HomeBase and Facet Petroleum Solutions Inc., Homebase acquired the exclusive right in the telework market to distribute Facet Petroleum's Telework Operational Data Store software for a period of two years in consideration for 6,910 common shares of HomeBase valued at $200,678. Facet Petroleum received 25,000 shares of Common Stock of the Company in exchange for the 6,910 Homebase shares as a result of the acquisition of Homebase by the Company on May 13, 1998.

ITEM 8.           LEGAL PROCEEDINGS.

         The  Company  is  not   currently   involved  in  any  material   legal
proceedings. From time to time, however, the Company may be subject to claims and lawsuits arising in the normal course of business.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         The  Company's  Common  Stock is  currently  traded on the OTC Bulletin
Board under the symbol "IFCC". Prior to changing its name to InfoCast Corporation on December 31, 1998, the Company's Common Stock traded on the OTC Bulletin Board under the symbol "GNRS." The following table sets forth the high and low closing prices on the OTC Bulletin Board for the periods indicated, as reported by the OTC Bulletin Board (as adjusted to reflect a 2 for 1 stock split effected on October 20, 1998). The quotations are interdealer prices without adjustment for retail markups, markdowns or commissions and do not necessarily represent actual transactions. These prices may not necessarily be indicative of any reliable market value.

                                             High                          Low
1998
Third Quarter..............................  $0.50                        $0.25
Fourth Quarter.............................  $5.00                        $0.19

1999
First Quarter..............................  $7.00                        $4.25
Second Quarter............................. $10.00                        $4.50

Third Quarter (through August 31, 1999).... $13.00                        $9.33

         On August 31, 1999, the last reported sale price of the Common Stock on the OTC Bulletin Board was $11.19 per share.


                                 Dividend Policy

         The Company has not paid cash dividends on its Common Stock since its inception. The Company does not intend to pay cash dividends on its Common Stock in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other relevant factors.

ITEM 10.          RECENT SALES OF UNREGISTERED SECURITIES.


         On October 13, 1998, the shareholders of the Company voted to effect a two-for-one stock split that increased the number of outstanding shares of Common Stock from 6,000,000 to 12,000,000 and increased the number of
outstanding   Common  Stock  purchase  warrants  from  1,000,000  to  2,000,000.
Accordingly, the exercise price of the Common Stock purchase warrants was reduced to $0.25 per share. Subsequently, 1,580,000 of the Common Stock purchase warrants were exercised at $0.25 each for cash proceeds of $395,000. The remaining 420,000 Common Stock purchase warrants expired.

         In April 1998, the Company consummated a private placement of 1,000,000 units at a price of $0.50 per unit pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended. Each unit consisted of two shares of Common Stock and two Common Stock purchase warrants. Each Common Stock purchase warrant was exercisable for one share of Common Stock at an exercise price of $0.25 per share. The $500,000 aggregate issue price of the units was satisfied through the receipt by the Company of cash proceeds of $260,000 and the settlement of a non-interest bearing note of $240,000 that was due from the Company.

         On January 29, 1999, the Company consummated the acquisition of VPS for 1,500,000 shares of Common Stock of the Company pursuant to an exemption under
Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

         On February 8, 1999, the Company issued options to purchase 2,250,000 shares of Common Stock at an exercise price of $1.00 per share pursuant to the Company's 1998 Stock Option Plan.

         In March 1999, the Company consummated a private placement financing pursuant to which it issued 2,767,334 shares of Common Stock for an aggregate offering price of $4,151,001 pursuant to Regulation S of the Securities Act of 1933, as amended.

         In March 1999, the Company consummated a private placement financing pursuant to which it issued 265,002 shares of Common Stock for an aggregate offering price of $397,503 pursuant to Regulation D of the Securities Act of 1933, as amended.

         Pursuant to an agreement dated March 22, 1999, the Company issued 60,000 shares of Common Stock to a financial investment consulting firm for assistance in securing additional financing over the following year.

         On May 13, 1999, the Company consummated the acquisition of Homebase for 3,400,000 shares of Common Stock of the Company pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

         In June 1999, the Company issued warrants to purchase 25,000 shares of Common Stock at an exercise price of $7.00 per share to a consulting firm. The Company may issue warrants to purchase an additional 75,000 shares of Common Stock to such firm.

         In June 1999, in return for services, the Company issued warrants to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $7.00 per share to four individuals.

         On June 1, 1999, the Company issued options to purchase 1,180,500 shares of Common Stock to officers, employees and consultants under the 1999 Stock Option Plan and options to purchase 750,000 shares of Common Stock to an officer and director.

         On June 24, 1999, the Company consummated a private placement financing pursuant to which it issued 420,000 shares of Common Stock and warrants to purchase 70,000 shares of Common Stock at an exercise price of $7.00 per share for an aggregate offering price of $2,100,000 pursuant to Regulation D of the Securities Act of 1933, as amended.

         In July and August 1999, the Company issued 1,100,000 shares of Common Stock in a private placement financing for an aggregate offering price of $6,050,000 pursuant to Regulation S of the Securities Act of 1933, as amended. The Company may issue up to an additional 1,400,000 shares of Common Stock for an aggregate offering price of $7,700,000 in such offering.


ITEM 11.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Company is presently authorized to issue up to 100,000,000 shares of Common Stock, $.001 par value per share. The following summary of certain provisions of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and Bylaws that are included as exhibits to this Registration Statement and by provisions of applicable law. As of September 1, 1999, there were 18,192,336 shares of Common Stock outstanding and options and warrants to purchase an additional 2,075,000 shares of Common Stock at an exercise price of $1.00 per share and 2,225,500 shares of Common Stock at an exercise price of $7.00 per share. The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preference on the Preferred Stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities.

                          Transfer Agent and Registrar


         The transfer agent and registrar for the Common Stock is Corporate Stock Transfer in Denver, Colorado.

ITEM 12.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Neither the Company's Certificate of Incorporation, as amended, nor its Amended and Restated Bylaws provide for the indemnification of its officers and directors. Under Nevada's General Corporation Law, the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company (such as a shareholder derivative suit), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may extend to expenses, including attorneys' fees, judgments, fines and amount paid in settlement actually and reasonable incurred by such person in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the Company or for amounts paid in settlement to the Company, unless the court in which the action or suit was brought, or another court of competent jurisdiction, determines that in view of all the circumstances, the person is fairly and reasonably entitled to be indemnified for such expenses.

         There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, and the Company is not aware of any pending or threatened litigation that may result in claims for indemnification by any officer, director, employee or other agent.

         The Company is in the process of purchasing Directors and Officers liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers of the Company.

ITEM 13.          FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

         The required financial statements are included under the section "Financial Statements" in this Registration Statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         Ernst & Young LLP were appointed auditors of Virtual Performance Systems Inc. ("VPS") on December 1, 1998 and have audited the consolidated financial statements of VPS since its inception on July 29, 1997 to March 31, 1999. Prior to January 29, 1999, Jackson & Rhodes P.C. were the auditors for InfoCast Corporation , formerly Grant Reserve Corporation ("InfoCast" or the "Company"). Pursuant to a share purchase agreement dated January 29, 1999, the shareholders of VPS sold their 100% interest in VPS to InfoCast in consideration for 1,500,000 exchangeable shares of InfoCast Canada, a wholly-owned subsidiary of InfoCast. The InfoCast Canada shares are exchangeable into shares of Common Stock of InfoCast for no additional consideration. In addition, the shareholders of VPS also purchased a further 9,000,000 shares of Common Stock InfoCast from InfoCast's former controlling shareholder, Sheridan Reserve Incorporated, in consideration for a nominal cash amount. As a result of these two transactions, the shareholders of VPS effectively acquired 10,500,000 shares of Common Stock of InfoCast, which represents a controlling interest of approximately 70% (60% excluding the exchangeable shares). This transaction was considered an acquisition of InfoCast (the accounting subsidiary/legal parent) by VPS (the accounting parent/legal subsidiary) and was accounted for as a purchase of the net assets of InfoCast by VPS because InfoCast had no business operations or operating assets at the time of acquisition. The consolidated financial statements of the Company are issued under the name of InfoCast, but are a continuation of the financial statements of the accounting acquirer, VPS. Ernst & Young LLP, therefore, continue as auditors for the Company.

         The Company believes, and has been advised by Jackson & Rhodes P.C. that it concurs in such belief, that, during the year ended December 31, 1997 and subsequent thereto, InfoCast and Jackson & Rhodes P.C. did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Jackson & Rhodes P.C., would have caused it to make reference in connection with its report on InfoCast's financial statements to the subject matter of the disagreement.

         No report of Jackson & Rhodes P.C. on InfoCast's financial statements for either of the past two fiscal years contained an adverse opinion, a disclaimer or opinion or a qualification or was modified as to uncertainty, audit scope or accounting principles. During such fiscal periods, there were no "reportable events" within the meaning of Item 304(a)(1) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

ITEM  15.         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements

                  InfoCast Corporation  Consolidated  Financial Statements as of
                           and for the three months ended March 31, 1999, the year ended December 31, 1998 and the period from July 29, 19997 (inception) to December 31, 1997.

                  InfoCast Corporation  Consolidated  Financial Statements as of
                           and  for  the  three   months  ended  June  30,  1999
                           (unaudited).

                  Homebase Work  Solutions Ltd.  Financial  Statements as of and
                           for the three months ended March 31, 1999 and the year ended December 31, 1998.

                  Applied Courseware Technology Inc. Financial Statements as of and for the year ended August 31, 1998 and 1997.

                  Applied  Courseware    Technology   Inc.   Interim   Financial
                           Statements as of and for the ten months ended June 30, 1999 (unaudited).

                  InfoCast Corporation    Pro-Forma    Consolidated    Financial
                           Statements as of and for the three months ended June 30,1 999.

         (b)      Exhibits

         3.1               Articles  of  Incorporation,   as  amended,   of  the
                           Company.

         3.2               Amended and Restated By-laws of the Company.

         4.1               Specimen Certificate of the Company's Common Stock.

         4.2               Form of 1998 Stock Option Plan ("1998 Plan").

         4.3               Form of Option Grant Letter under 1998 Plan.

         4.4               Form of 1999 Stock Option Plan ("1999 Plan").

         4.5               Form of Option Grant Letter under 1999 Plan.

         4.6 Option Agreement dated June 1, 1999, by and between the Company and James William Leech.

         4.7 Warrant to Purchase 50,000 shares of Common Stock dated June 24, 1999, issued to Thomson Kernaghan and Co. Ltd.

         4.8 Warrant to Purchase 20,000 shares of Common Stock dated June 24, 1999, issued to Thomson Kernaghan and Co. Ltd.

         4.9 Warrant to Purchase 25,000 shares of Common Stock dated May 31, 1999 issued to the Poretz Group.

         4.10 Provisions Attaching to Common Shares of InfoCast Canada Corporation.

         4.11              Exchange  Agreement  dated as of May 13,  1999 by and
                           among  the  Company,   InfoCast  Canada  Corporation,
                           HomeBase Work Solutions Ltd. and the Shareholders.

         4.12              Support  Agreement  dated  as of May 13,  1999 by and
                           among  the  Company,   InfoCast  Canada  Corporation,
                           HomeBase Work Solutions Ltd., and the
                           Shareholders.

         10.1 Letter Agreement dated March 17, 1999, from the Company to Sandy Walsh.

         10.2 Employment to Agreement dated August 5, 1999, by and between the Company and James William Leech.

         10.3              Consulting  Agreement  dated December 1, 1998, by and
                           between  the  Company  and  Three   Hundred  &  Sixty
                           Degrees, Inc.

         10.4 Consulting Agreement dated March 22, 1999, by and between the Company and Thomson Kernaghan & Co. Ltd.

         10.5 Consulting Agreement dated April 15, 1999, by and between the Company and Michael Baybak and Company, Inc.

         10.6 Letter Agreement dated June 15, 1999, by and between the Company and Lasso Communications Inc.

         10.7 Advertising Services Agreement dated July 1, 1999, by and between the Company and Lasso Communications Inc.

         10.8 Release dated July 14, 1999, by and among the Company, Lasso Communications Inc., James Hines and Michael Gruber.

         10.9 Memorandum of Understanding dated June 7, 1999, by and between the Company and Willow CSN.

         10.10 Summary of Terms and Conditions dated April 21, 1999, by and between the Company and CosmoCom, Inc.

         10.11 Agreement of Purchase and Sale dated as of November 17, 1998, by and between Advanced Systems Computer Consultants, Inc. and Cheltenham Technologies (Bermuda) Corporation.

         10.12 Asset Sale Agreement dated as of November 23, 1998, by and between Grant Reserve Corporation and Cherokee Mining Company.

         10.13 Pledge Agreement dated as of November 25, 1998, by and between Grant Reserve Corporation and Cherokee Mining Company.

         10.14 Agreement dated as of May 18, 1999, by and between the Company and Call Center Learning Solutions, Inc.

         10.15 Distribution Agreement dated as of March 12, 1999, by and between the Company and ITC Learning Corporation.

         10.16 License Agreement dated June 29, 1999, by and between the Company and ITC Learning Corporation.

         10.17 Letter Agreement dated March 24, 1999, by and between the Company and Applied Courseware Technology, Inc.

         10.18 General Security Agreement dated March 25, 1999, by and between InfoCast Canada Corporation and Applied Courseware Technology, Inc.

         10.19 Memorandum of Understanding dated August 28, 1998, by and between Home Base Work Solutions Ltd. and Shaw Fiberlink Ltd.

         10.20 Licensing and Distribution Agreement dated March 7, 1999, by and between Homebase Work Solutions Ltd. and Facet Decision Systems, Inc.

         10.21 Licensing and Distribution Agreement dated March 30, 1999, by and between Homebase Work Solutions Ltd. and Facet Petroleum Solutions, Inc.

         10.22 Share Purchase Agreement dated as of May 13, 1999, by and among the Company, InfoCast Canada Corporation, HomeBase Work Solutions Ltd. and the Shareholders named therein.

         10.23 General Security Agreement dated March 25, 1999, by and between InfoCast Canada Corporation and HomeBase Work Solutions, Ltd.

         10.24 Letter Agreement dated May 1999 (date unspecified), by and among the Company and Darcy Galvon, Ken MacLean and Sean Fleming.

         10.25             Master Lease  Agreement  dated June 25, 1998,  by and
                           between   HomeBase  Work  Solutions,   Ltd.  and  Sun
                           Microsystems.

         10.26 Memorandum of Agreement dated July 31, 1997, by and between Virtual Performance Systems Inc.

         10.27 Letter Agreement dated November 27, 1998, by and among Grant Reserve Corporation, Sheridan Reserve Corporation and Virtual Performance Systems Inc.

         10.28 Share Purchase Agreement dated as of January 29, 1999, by and among InfoCast Canada Limited, Virtual Performance Systems Inc. and the Selling Shareholders named therein.

         10.29 Letter Agreement dated May 18, 1999, by and between the Company and Satish Kumeta.

         16.1 Letter from Jackson & Rhodes, P.C. relating to change of accountants, dated September 3, 1999.

         21.1              List of Subsidiaries.

         23.1 Consents of Ernst & Young LLP, independent public accountants.

         23.2 Consents of Boudreau Porter Hetu, independent public accountants

         27.1              Financial Data Schedule.

         27.2              Financial Data Schedule.

         27.3              Financial Data Schedule.

         27.4              Financial Data Schedule.

                              FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                             Page

INFOCAST CORPORATION, formerly Virtual Performance Systems Inc., a development stage company


Report of Independent Certified Public Accountants............................................................F-4

Consolidated Balance Sheets as of March 31, 1999, December 31, 1998 and 1997..................................F-5

Consolidated  Statements  of  Operations  and  Comprehensive  Loss for the three months ended March 31, 1999 and 1998, the year ended December 31, 1998, the period from July 29, 1997 (inception) to December 31, 1997 and the period from July 29, 1997 (inception) to March 31, 1999.........................................................F-6

Consolidated  Statements of Cash Flows for the three months ended March 31, 1999 and 1998,  the year ended  December 31, 1998, the period from July 29, 1997
     (inception)  to  December  31,  1997 and the  period  from  July  29,  1997
     (inception)
     to March 31, 1999........................................................................................F-7

Consolidated Statements of Changes in Stockholders' Equity as of December 31,
     1997 and 1998 and March 31, 1999.........................................................................F-8

Notes to Consolidated Financial Statements....................................................................F-9

Consolidated Balance Sheet as of June 30, 1999 (unaudited)....................................................F-24

Consolidated  Statements  of  Operations  and  Comprehensive  Loss for the three months ended June 30,1999 and 1998 and for the period from July 27, 1997
     (inception) to June 30, 1999 (unaudited).................................................................F-25

Consolidated  Statements  of Cash Flows for the three months ended June 30, 1999 and 1998 and for the period from July 27, 1997 (inception) to June 30,
     1999 (unaudited).........................................................................................F-26

Consolidated Statements of Changes in Stockholders' Equity as of March 31, 1998
     and June 30, 1999 (unaudited)............................................................................F-27

Notes to Consolidated Financial Statements....................................................................F-28

HOMEBASE WORK SOLUTIONS LTD.

Report of Independent Certified Accountants....................................................................F-37

Balance Sheets as at March 31, 1999 and December 31, 1998......................................................F-38

Statements of Loss and  Accumulated  Development  Stage  Deficits  for the three months ended March 31, 1999, the 101 day period ended December 31, 1998 and the period from September 22, 1998 (inception) to March 31, 1999......................................F-39

Statements of Cash Flows for the three months ended March 31, 1999,  the 101 day period ended December 31, 1998 and the period from September 22,
     1998 (inception) to March 31, 1999........................................................................F-40

Notes to Financial Statements..................................................................................F-41


APPLIED COURSEWARE TECHNOLOGY INC.

Report of Independent Certified Public Accountants.............................................................F-49

Statement of Income and Retained Earnings for the years ended August 31, 1998 and 1997.................................................................................................F-50

Balance sheet at August 31, 1998 and 1997......................................................................F-51

Statement of Changes in Financial Position for the years ended August 31, 1998 and 1997..................................................................................................F-52

Notes to the Financial Statements..............................................................................F-53

Notice to Reader...............................................................................................F-61

Interim Statement of Income and Retained Earnings for the ten months ended
     June 30, 1999 and 1998 (unaudited)........................................................................F-62

Interim Balance Sheet as at June 30, 1999 and 1998 (unaudited).................................................F-63

Interim Statement of Cash Flows fro the ten months ended June 30, 1999 and 1998 (unaudited)......................................................................................F-64

Notes to the Interim Financial Statements......................................................................F-65

INFOCAST CORPORATION PRO-FORMA CONSOLIDATED FINANCIAL
STATEMENTS


Basis of Presentation..........................................................................................F-72

Pro-Forma Consolidated Balance Sheet as of June 30, 1999.......................................................F-74

Pro-Forma Consolidated Statement of Operations for the three months ended June 30, 1999.......................................................................................F-76

Pro-Forma Adjustments..........................................................................................F-79

                                AUDITORS' REPORT





To the Directors of
InfoCast Corporation

We have audited the consolidated balance sheets of InfoCast Corporation [formerly Virtual Performance Systems Inc.] [a development stage company] as of March 31, 1999, December 31, 1998 and December 31, 1997 and the related consolidated statements of operations and comprehensive loss, cash flows and changes in stockholders' equity for the three month period ended March 31, 1999, the year ended December 31, 1998, the 156 day period ended December 31, 1997 and the period from July 29, 1997 to March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of InfoCast Corporation as of March 31, 1999, December 31, 1998 and December 31, 1997 and the consolidated results of its operations and its cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States.



Toronto, Canada,
April 21, 1999 [except for Note 9[b] which is as of      /s/ Ernst & Young LLP
May 13, 1999 and Note 9[d] which is as of                Chartered Accountants
June 25, 1999].

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                           CONSOLIDATED BALANCE SHEETS
                            [U.S. dollars, U.S. GAAP]



                                                                         As of                  As of                    As of
                                                                       March 31,            December 31,             December 31,
                                                                         1999                   1998                     1997
                                                                           $                      $                        $
------------------------------------------------------------------------------------------------------------------------------------

ASSETS
Current
Cash and cash equivalents                                              3,092,445                     25,595                     301
Accounts receivable                                                       19,416                      9,693                  16,286
Due from InfoCast Corporation [the acquired
   entity] [note 5]                                                           --                     25,020                      --
Due from Applied Courseware Technology
   (A.C.T.) Inc. [note 9[d]]                                             139,299                         --                      --
Due from Homebase Work Solutions Ltd.
   [note 9[b]]                                                            99,529                         --                      --
Prepaid expenses and refundable deposits                                  21,404                     15,225                      38
------------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                   3,372,093                     75,533                  16,625
------------------------------------------------------------------------------------------------------------------------------------
Capital assets, net [note 4]                                             107,392                     18,908                  11,954
Distribution rights deposit [note 9[c]]                                  500,000                         --                      --
Intellectual property, net [note 3]                                       45,591                     49,026                      25
------------------------------------------------------------------------------------------------------------------------------------
                                                                       4,025,076                    143,467                  28,604
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current
Accounts payable and accrued liabilities                                 354,694                    117,109                  13,518
Note payable to InfoCast Corporation [the acquired
   entity] [note 5]                                                           --                    250,000                      --
Due to directors, officers and stockholders [note 6]                     177,270                    273,025                 109,545
------------------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                531,964                    640,134                 123,063
------------------------------------------------------------------------------------------------------------------------------------
Commitments and contingencies [notes 9 and 11]

Stockholders' equity (deficiency)
Common stock [note 7]                                                     16,672                         --                      --
Additional paid-in-capital [note 7]                                   16,925,017                      2,443                      70
Deferred compensation [note 7]                                        (9,858,932)                        --                      --
Accumulated other comprehensive loss                                      14,309                     20,923                   1,632
Accumulated development stage deficit                                 (3,603,954)                  (520,033)                (96,161)
------------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity (deficiency)                                3,493,112                   (496,667)                (94,459)
------------------------------------------------------------------------------------------------------------------------------------
                                                                       4,025,076                    143,467                  28,604
------------------------------------------------------------------------------------------------------------------------------------

                             See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                            [U.S. dollars, U.S. GAAP]


                                                                                                        Period from    Cumulative
                                                Three months       Three months                        July 29, 1997     from
                                                    ended              ended       Year ended         [inception] to   inception to
                                                  March 31,          March 31,     December 31,         December 31,    March 31,
                                                    1999               1998           1998                1997           1999
                                                      $                  $              $                   $              $
                                                                    [unaudited]

REVENUE
Consulting income [note 8]                                --             43,446         43,446            3,508           46,954
Interest income                                        4,478                 --             --               --            4,478
--------------------------------------------------------------------------------------------------------------------------------
                                                       4,478             43,446         43,446            3,508           51,432
--------------------------------------------------------------------------------------------------------------------------------

EXPENSES
General, administrative and selling                  635,334             42,494        375,302           47,954        1,058,590
Stock option compensation [note 7]                 2,256,938                 --             --               --        2,256,938
Research and development                             162,914             19,703         88,180           51,257          302,351
Interest and loan fees                                23,562                 --             --               --           23,562
Amortization                                           4,144                 --             --               --            4,144
Depreciation                                           5,507                870          3,836              458            9,801
--------------------------------------------------------------------------------------------------------------------------------
                                                   3,088,399             63,067        467,318           99,669        3,655,386
--------------------------------------------------------------------------------------------------------------------------------
Net loss for the period                           (3,083,921)           (19,621)      (423,872)         (96,161)      (3,603,954)

Translation adjustment                                (6,614)            (1,227)        19,291            1,632           14,309
--------------------------------------------------------------------------------------------------------------------------------
Comprehensive loss for the period                 (3,090,535)           (20,848)      (404,581)         (94,529)      (3,589,645)
--------------------------------------------------------------------------------------------------------------------------------

Weighted average number of shares outstanding     11,583,995                 41        768,301               41        2,198,607
--------------------------------------------------------------------------------------------------------------------------------

Basic and diluted loss per share                     $ (0.27)          $(478.56)        $(0.55)      $(2,345.40)          $(1.64)
--------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            [U.S. dollars, U.S. GAAP]

                                                                                                         Period from
                                                              Three months   Three months                 July 29,       Cumulative
                                                                 ended          ended      Year ended   [inception] to  inception to
                                                                March 31,      March 31,   December 31,  December 31,     March 31,
                                                                  1999          1998          1998          1997           1999
                                                                    $             $             $             $              $
------------------------------------------------------------------------------------------------------------------------------------
                                                                              [unaudited]
OPERATING ACTIVITIES
Net loss for the period                                       (3,083,921)      (19,621)     (423,872)    (96,161)       (3,603,954)
Add items not affecting cash
   Stock option compensation                                   2,256,938            --            --          --         2,256,938
   Common stock issued for services                               10,180            --            --          --            10,180
   Amortization                                                    4,144            --            --          --             4,144
   Depreciation                                                    5,507           870         3,836         458             9,801
------------------------------------------------------------------------------------------------------------------------------------
                                                                (807,152)      (18,751)     (420,036)    (95,703)       (1,322,891)
Changes in non-cash working capital balances
   Accounts receivable                                            (9,723)      (19,501)        6,593     (16,286)          (19,416)
   Prepaid expenses and refundable deposits                       (6,179)          (61)      (15,187)        (38)          (21,404)
   Accounts payable and accrued liabilities                      173,306        10,999       103,591      13,518           290,415
   Bank overdraft                                                     --         9,263            --          --                --
   Due from InfoCast Corporation [the acquired
   entity] prior to acquisition                                       --            --       (25,020)         --           (25,020)
------------------------------------------------------------------------------------------------------------------------------------
Cash used in operating activities                               (649,748)      (18,051)     (350,059)    (98,509)       (1,098,316)
------------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of capital assets                                       (93,659)         (325)      (11,644)    (12,412)         (117,715)
Distribution rights deposit                                     (500,000)           --            --          --          (500,000)
Due from Homebase Work Solutions Ltd.                            (99,529)           --            --          --           (99,529)
Due from Applied Courseware Technology (A.C.T.) Inc.            (139,299)           --            --          --          (139,299)
Acquisition of InfoCast Corporation                                   87            --            --          --                87
------------------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                               (832,400)         (325)      (11,644)    (12,412)         (856,456)
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Increase in note payable to InfoCast Corporation
[the acquired entity]                                                 --            --       250,000          --           250,000
Increase (decrease) in due to directors, officers
and stockholders                                                 (95,755)       19,346       114,476     109,545           128,266
Receipt of short-term unsecured loan                             400,000            --        70,000          --           470,000
Payment of short-term unsecured loan                            (400,000)           --       (70,000)         --          (470,000)
Cash advance from InfoCast Corporation
[the acquired entity] prior to acquisition                       146,900            --            --          --           146,900
Cash proceeds from issuance of share capital, net              4,505,508            --         2,373          45         4,507,926
------------------------------------------------------------------------------------------------------------------------------------
Cash provided by financing activities                          4,556,653        19,346       366,849     109,590         5,033,092
------------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash during the period              3,074,505           970         5,146      (1,331)        3,078,320
Effect of foreign exchange rate changes on cash balances          (7,655)       (1,271)       20,148       1,632            14,125
Cash and cash equivalents,  beginning of period                   25,595           301           301          --                --
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                       3,092,445            --        25,595         301         3,092,445
------------------------------------------------------------------------------------------------------------------------------------

Supplemental cash flow  information
Interest and lending fees paid during the period                  23,562            --            --          --            23,562
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                                     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                                      [U.S. dollars, U.S. GAAP]


                                                                                                      Accumulated
                                                                               Accumulated                other         Additional
                                                                   Common      development            comprehensive       paid-in
                                                                   shares      stage deficit               loss            capital
                                                                      #            $                       $                $
-----------------------------------------------------------------------------------------------------------------------------------

Deemed common shares issued for intellectual properties
[note 1[b]]                                                             14             --                   --                  25
Deemed common shares issued for cash [note 1[b]]                        27             --                   --                  45
Net loss for the period                                                 --        (96,161)                  --                  --
Translation adjustment                                                  --             --                1,632                  --
-----------------------------------------------------------------------------------------------------------------------------------
Deemed outstanding as of December 31, 1997                              41        (96,161)               1,632                  70
Deemed common shares issued for cash [note 1[b]]                 1,499,959             --                   --               2,373
Net loss for the period                                                 --       (423,872)                  --                  --
Translation adjustment                                                  --             --               19,291                  --
-----------------------------------------------------------------------------------------------------------------------------------
Deemed outstanding as of December 31, 1998                       1,500,000       (520,033)              20,923               2,443
Acquisition of InfoCast by VPS [note 1[b]]                      13,580,000             --                   --             294,108
Common shares issued for cash                                    3,032,333             --                   --           4,545,468
Share issuance costs                                                    --             --                   --             (42,992)
Common shares issued for consulting services                        60,000             --                   --             337,740
Granting of stock options                                               --             --                   --          11,788,250
Amortization of deferred compensation                                   --             --                   --                  --
Net loss for the period                                                 --     (3,083,921)                  --                  --
Translation adjustment                                                  --             --               (6,614)                 --
------------------------------------------------------------------------------------------------------------------------------------
Outstanding as of March 31, 1999                                18,172,333     (3,603,954)              14,309          16,925,017
------------------------------------------------------------------------------------------------------------------------------------

                                                                                        Common stock             Total
                                                                   Deferred              issued and          stockholders'
                                                                 compensation            outstanding            equity
                                                                       $                      $                    $
---------------------------------------------------------------------------------------------------------------------------

Deemed common shares issued for intellectual properties
[note 1[b]]                                                                --                 --                  25
Deemed common shares issued for cash [note 1[b]]                           --                 --                  45
Net loss for the period                                                    --                 --             (96,161)
Translation adjustment                                                     --                 --               1,632
---------------------------------------------------------------------------------------------------------------------------
Deemed outstanding as of December 31, 1997                                 --                 --             (94,459)
Deemed common shares issued for cash [note 1[b]]                           --                 --               2,373
Net loss for the period                                                    --                 --            (423,872)
Translation adjustment                                                     --                 --              19,291
---------------------------------------------------------------------------------------------------------------------------
Deemed outstanding as of December 31, 1998                                 --                 --            (496,667)
Acquisition of InfoCast by VPS [note 1[b]]                                 --             13,580             307,688
Common shares issued for cash                                              --              3,032           4,548,500
Share issuance costs                                                       --                 --             (42,992)
Common shares issued for consulting services                         (337,800)                60                  --
Granting of stock options                                         (11,788,250)                --                  --
Amortization of deferred compensation                               2,267,118                 --           2,267,118
Net loss for the period                                                    --                 --          (3,083,921)
Translation adjustment                                                     --                 --              (6,614)
---------------------------------------------------------------------------------------------------------------------------
Outstanding as of March 31, 1999                                   (9,858,932)            16,672           3,493,112
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999

1. BASIS OF ACCOUNTING

[a] Nature of operations and continuing entity

These consolidated financial statements are the continuing financial statements of Virtual Performance Systems Inc. ["VPS"] [a development stage company], an Ontario corporation which was incorporated on July 29, 1997. VPS has a 100% interest in Cheltenham Technologies Corporation ["Cheltenham Technologies"], an Ontario corporation, and Cheltenham Interactive Corporation ["Cheltenham Interactive"], an Ontario corporation. Cheltenham Technologies has a 100% interest in Cheltenham Technologies (Bermuda) Corporation ["Cheltenham Bermuda"], a Barbados corporation. On January 29, 1999, VPS acquired the net assets of InfoCast Corporation [formerly Grant Reserve Corporation] ["InfoCast"], a United States non-operating company traded on the NASDAQ OTC Bulletin Board which had a 100% interest in InfoCast Canada Corporation ["InfoCast Canada"]. After the acquisition, the accounting entity continued under the name of InfoCast Corporation [note 1[b]].

InfoCast, InfoCast Canada, VPS, Cheltenham Technologies, Cheltenham Interactive and Cheltenham Bermuda are collectively referred to as the "Company". The
Company is a development stage technology company engaged in the research and development of information delivery technologies.

The functional currency of VPS, Cheltenham Technologies, Cheltenham Interactive, Cheltenham Bermuda and InfoCast Canada is the Canadian dollar. However, for reporting purposes, the Company has adopted the United States dollar as its reporting currency. Accordingly, the Canadian dollar balance sheets of these companies have been translated into United States dollars at the rates of exchange at the respective period ends, while transactions during the periods and share capital amounts have been translated at the weighted average rates of exchange for the respective periods and the exchange rate at the date of the transaction, respectively. Gains and losses arising from these translation adjustments are included in comprehensive loss.

[b] Reverse acquisition of InfoCast Corporation

Pursuant to a share purchase agreement dated January 29, 1999, the shareholders of VPS sold their 100% interest in VPS to InfoCast in consideration for 1,500,000 exchangeable shares of InfoCast Canada, a wholly-owned subsidiary of InfoCast. The InfoCast Canada exchangeable shares are convertible into common shares of InfoCast at no additional consideration. In addition, the shareholders of VPS also purchased a further 9 million common shares of InfoCast from InfoCast's former controlling shareholder, Sheridan Reserve Incorporated, in consideration for a nominal cash amount. As a result of these two transactions, the shareholders of VPS effectively acquired 10,500,000 common shares of InfoCast which represents a controlling interest of approximately

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999

70% [60% excluding the exchangeable shares]. This transaction is considered an acquisition of InfoCast [the accounting subsidiary/legal parent] by VPS [the accounting parent/legal subsidiary] and has been accounted for as a purchase of the net assets of InfoCast by VPS in these consolidated financial statements because InfoCast had no business operations or operating assets at the time of the acquisition.

These consolidated financial statements are issued under the name of InfoCast, but are a continuation of the financial statements of the accounting acquirer, VPS. VPS's assets and liabilities are included in the consolidated financial statements at their historical carrying amounts. Figures presented to January 29, 1999 are those of VPS. For purposes of the acquisition, the fair value of the net assets of InfoCast of $307,688 is ascribed to the 13,580,000 previously outstanding common shares of InfoCast deemed to be issued in the acquisition as follows:

                                                                              $
--------------------------------------------------------------------------------

Cash                                                                         87
Note receivable from VPS                                                396,900
Payable to VPS                                                          (25,020)
Accounts payable                                                        (64,279)
--------------------------------------------------------------------------------
Purchase price                                                          307,688
--------------------------------------------------------------------------------

Prior to the acquisition on January 29, 1999, the deemed number of outstanding shares of InfoCast is equal to the 1,500,000 exchangeable shares of InfoCast Canada that were issued to the shareholders of VPS in the acquisition. These shares have been allocated to the changes in the combined issued and outstanding and additional paid-in-capital common stock of VPS to January 29, 1999 as follows:

                                                    Deemed
                                                InfoCast shares              VPS shares          Amount
                                                       #                          #                 $
----------------------------------------------------------------------------------------------------------

Issued for intellectual properties [note 3]                14                         35                25
Issued for cash                                            27                         65                45
----------------------------------------------------------------------------------------------------------
Outstanding as of December 31, 1997                        41                        100                70
Issued for cash                                     1,499,959                  3,624,000             2,373
----------------------------------------------------------------------------------------------------------
Outstanding as of December 31, 1998
   and January 29, 1999 prior to acquisition        1,500,000                  3,624,100             2,443
----------------------------------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999



The combined issued and outstanding and additional paid-in-capital common stock of the continuing consolidated entity as of January 29, 1999 is computed as follows:


                                                                                    $
---------------------------------------------------------------------------------------

Existing share capital of VPS as of January 29, 1999 prior to acquisition         2,443
Ascribed value of the acquired common shares of InfoCast                        307,688
---------------------------------------------------------------------------------------
Share capital of InfoCast [formerly VPS] as of January 29, 1999                 310,131
---------------------------------------------------------------------------------------

The number of outstanding shares of InfoCast [formerly VPS] as of January 29, 1999 is computed as follows:

                                                                   Number
                                                                  of shares
--------------------------------------------------------------------------------

Deemed share capital of InfoCast [formerly VPS] as of
   January 29, 1999 prior to acquisition                            1,500,000
Shares of InfoCast deemed issued by VPS                            13,580,000
--------------------------------------------------------------------------------
Shares of InfoCast [formerly VPS] as of January 29, 1999           15,080,000
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's significant accounting policies are summarized as follows:

Principles of consolidation

These consolidated financial statements include the accounts of InfoCast and its
subsidiaries,   all  of  which  are  wholly-owned.   Intercompany  accounts  and
transactions have been eliminated upon consolidation.

Cash and cash equivalents

Cash and cash equivalents represent cash and short-term investments with a maturity date of less than three months when acquired.

Change in year end

The Company changed its year end to March 31 from December 31.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999

Capital assets

Capital assets are recorded at cost less accumulated depreciation. If it is determined that a capital asset is not recoverable over its estimated useful life, the capital asset will be written down to its net recoverable value. Maintenance and repairs are charged to expenses as incurred. Gains and losses on the disposition of capital assets are included in income. Depreciation is provided on a declining balance basis using the following annual rates:

Computer equipment                                          30%
Office equipment                                            20%
Leasehold improvements                                      20%

Intellectual property

Acquired intellectual property is recorded at cost and represents proprietary rights to certain information delivery technologies. The capitalized costs of the intellectual property is amortized on a straight-line basis over its estimated useful life of 3 years. If it is determined that an investment in intellectual property is not recoverable over its estimated useful life, the intellectual property will be written down to its net recoverable value.

Distribution rights

Acquired distribution rights are recorded at cost and represent rights to the distribution of certain call centre products. The capitalized costs of the distribution rights will be amortized on a per user basis [note 9[c]]. If it is determined that an investment in distribution rights is not recoverable from estimated sales, the distribution rights will be written down to its net recoverable value.

Revenue recognition

Revenue from consulting and programming services is recognized at the time such services are rendered.

Research and development

Software development costs incurred prior to the establishment of technological feasibility are expensed as incurred. Research costs are expensed as incurred.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999



Foreign currency measurement

United States dollar monetary assets and liabilities of the Company's subsidiaries utilizing the Canadian dollar as its functional currency are remeasured into the subsidiaries' functional currency at the period end rate of exchange. Transactions in foreign currency are remeasured at the actual rates of exchange. Foreign currency remeasurement differences are included in general and administrative expenses.

Stock options

As permitted by FASB Statement No. 123 ["FASB 123"], "Accounting for Stock-Based Compensation," the Company has adopted the intrinsic value method of APB 25, "Accounting for Stock Issued to Employees" in respect of stock options granted to its employees and directors and FASB 123 in respect of stock options granted to its consultants. The measurement date of options granted to consultants will be the date the services are completed. For purposes of recognition of the cost of the options prior to the measurement date such options are measured at their then current fair value at each interim financial reporting date.

Income taxes

The Company follows the liability method of providing for income taxes in accordance with FASB Statement No. 109, "Accounting for Income Taxes."

Basic and diluted loss per common share

Per share amounts have been computed based on the weighted average number of common shares outstanding each period. The weighted average number of common shares outstanding prior to the acquisition on January 29, 1999 are based on the number of VPS common shares outstanding during that period.

InfoCast Canada's 1,500,000 exchangeable shares outstanding are deemed to be outstanding common shares of InfoCast for the purposes of the loss per share calculations and share continuity disclosures because the exchangeable shares are the economic equivalent of common shares of the Company.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999


Use of estimates

Management uses estimates and assumptions in preparing consolidated financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Actual results could vary from the estimates that are used.

3. INTELLECTUAL PROPERTY

The Company executed a Memorandum of Agreement dated July 31, 1997, whereby the Company acquired certain intellectual property owned by an officer of the Company, in consideration for 35 VPS common shares issued at Cdn.$1 per share. This value per share is consistent with the value ascribed to the other 65 VPS common shares issued during 1997 for cash consideration. The intellectual property purchased pursuant to this agreement relates to electronic information delivery algorithms.

On November 17, 1998, the Company entered into a Purchase and Sale Agreement with Advanced Systems Computer Consultants Inc., a company owned by the officer of the Company noted above, pursuant to which the Company acquired certain additional intellectual property rights related to remote banking software. The Company purchased the intellectual property rights for consideration as follows:

[i] Cdn.$75,000 if the Company becomes a public corporation and has completed a minimum financing of $2,000,000; and

[ii] Cdn.$325,000 if the purchased remote banking software generates revenue.

The Company has accrued the first Cdn.$75,000 [March 31, 1999 - $49,735] installment in its accounts and has recorded amortization of $4,144 in respect of the three-month period ended March 31, 1999 resulting in a net book value of $45,591.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999

4. CAPITAL ASSETS

Capital assets consist of the following:

                                                        March 31, 1999                                   December 31, 1998
                                            ----------------------------------------        ----------------------------------------
                                                                               Net                                              Net
                                                          Accumulated         book                        Accumulated          book
                                             Cost        depreciation         value          Cost        depreciation          value
                                               $               $                $              $               $                 $
------------------------------------------------------------------------------------------------------------------------------------

Computer equipment                           64,899            7,684          57,215         15,865            4,077          11,788
Office equipment                             49,220            1,887          47,333          7,180               60           7,120
Leasehold improvements                        2,979              135           2,844             --               --              --
------------------------------------------------------------------------------------------------------------------------------------
                                            117,098            9,706         107,392         23,045            4,137          18,908
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      December 31, 1997
                                                                                            ---------------------------------------
                                                                                                                                Net
                                                                                                          Accumulated          book
                                                                                             Cost        depreciation          value
                                                                                               $               $                 $
------------------------------------------------------------------------------------------------------------------------------------

Computer equipment                                                                           12,405              451          11,954
------------------------------------------------------------------------------------------------------------------------------------
                                                                                             12,405              451          11,954
------------------------------------------------------------------------------------------------------------------------------------

5.   NOTE  PAYABLE  TO  INFOCAST   CORPORATION  AND  AMOUNT  DUE  FROM  INFOCAST
     CORPORATION

InfoCast advanced $250,000 to VPS in December 1998 in contemplation of the acquisition [note 1[b]]. The advance was evidenced by a promissory note that is payable on demand and bears interest at 7%. Subsequent to December 31, 1998 and prior to the completion of the acquisition on January 29, 1999, InfoCast advanced an additional $146,900 to VPS on the same terms.

During December 1998, VPS incurred expenses of $25,020 on behalf of InfoCast. The amount was outstanding as of December 31, 1998, was non-interest bearing and was payable on demand.

These amounts were eliminated upon the acquisition of InfoCast by VPS on January 29, 1999 [note 1[b]].

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999




6. DUE TO DIRECTORS, OFFICERS AND STOCKHOLDERS

The amounts due to directors, officers and shareholders consist of the following:

                                                                         March 31,           December 31,             December 31,
                                                                            1999                 1998                    1997
                                                                              $                    $                       $
------------------------------------------------------------------------------------------------------------------------------------

View Media                                                                         383               109,269                 105,965
Advanced Systems Computer Consultants Inc.                                      65,420                64,125                   3,580
Griffis International Limited                                                   28,348                26,714                      --
Past officer of the Company                                                     44,001                43,280                      --
Current officers and directors of the Company                                   39,118                29,637                      --
------------------------------------------------------------------------------------------------------------------------------------
                                                                               177,270               273,025                 109,545
------------------------------------------------------------------------------------------------------------------------------------

The amounts are non-interest bearing and payable on demand. All of the amounts due to View Media and Cdn.$25,000 of the amount due to Griffis International Limited as of March 31, 1999 and December 31, 1998 relate to cash advances provided to the Company, while $49,710 [Cdn.$75,000] of the amount due to Advanced Systems Computer Consultants Inc. as of March 31, 1999 and December 31, 1998 relates to the intellectual property described in note 3. The balance relates to expenditures incurred and services performed on behalf of the Company.

During the three months ended March 31, 1999, the Company incurred expenses of nil [March 31, 1998 - $16,178; December 31, 1998 - $59,319; December 31, 1997 -
$42,119] for managerial and consulting services from Advanced Systems Computer Consultants Inc., nil [March 31, 1998 - nil; December 31, 1998 - $30,526; 1997 - nil] for consulting services provided by View Media and $26,981 [March 31, 1998
- nil; December 31, 1998 - $16,178; 1997 - nil] for consulting services provided by Griffis International Limited.

View Media is a company controlled by a stockholder and former director of the Company. Griffis International Limited is a company owned by a stockholder and the Chairman of the Company.

7. SHARE CAPITAL

Authorized

The Company has 100,000,000 preferred shares authorized at a par value of $0.001 per share and has 100,000,000 common shares authorized at a par value of $0.001 per share.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999


Issued and outstanding common shares

The issued share capital subsequent to January 29, 1999 consists of the following:

                                                                                                      Common stock issued and
                                                                                                          outstanding and
                                                                                                    additional paid-in-capital
                                                                                                ------------------------------------
                                                                                                  Shares                      Amount
                                                                                                   #                            $
------------------------------------------------------------------------------------------------------------------------------------

Outstanding as of January 29, 1999 [note 1[b]]                                                15,080,000                    310,131
Private placement at $1.50 per share                                                           3,032,333                  4,548,500
Issuance of shares in consideration for consulting services                                       60,000                    337,800
Share issuance costs                                                                                  --                    (42,992)
------------------------------------------------------------------------------------------------------------------------------------
Outstanding as of March 31, 1999                                                              18,172,333                  5,153,439
------------------------------------------------------------------------------------------------------------------------------------

Private placement

During March 1999, InfoCast completed the placement of 3,032,333 common shares at $1.50 per share. The gross proceeds of the issue were $4,548,500.

Issuance of shares in consideration for consulting services

Pursuant to an agreement dated March 22, 1999, the Company issued 60,000 common shares to a financial investment consulting firm in consideration for assistance in securing additional financing over the following year. The measurement date for these common shares will be March 22, 2000. For purposes of recognition of the cost of the common shares prior to the measurement date such common shares are measured at their then current fair value at each interim financial reporting date. As of March 31, 1999, the common shares have been valued at the $5.63 per share closing price on the agreement date of which $10,180 was charged to general and administrative expenses during the three month period ended March 31, 1999.

Stock options

As a condition of the acquisition [note 1], InfoCast adopted the 1998 Stock Option Plan as amended on January 29, 1999 pursuant to which 2,250,000 stock options were set aside to be granted to various individuals involved in the management of VPS. The options were granted on February 8, 1999, are exercisable at a price of $1.00 per share, expire three years from the date of grant and are subject to a vesting period of at least six months.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999


As of April 19, 1999, 175,000 of the stock options had been cancelled due to the termination of certain individuals and the renegotiation of employment terms. Of the 2,075,000 remaining stock options, 775,000 will vest on August 8, 1999 and 1,300,000 will vest on February 8, 2000. These outstanding stock options have been valued at $11,788,250 of which $2,256,938 has been recognized as a stock option compensation expense, and of which the balance of $9,531,312 has been recorded as deferred compensation in stockholders' equity. The deferred compensation will be adjusted for the then current fair market value at each interim financial reporting date for the 375,000 stock options granted to consultants and will be amortized to income over the vesting periods of the stock options.

If the Company had been following FASB 123 in respect of stock options granted to its employees and directors, the Company would have recorded a higher stock option compensation expense for the three month period ended March 31, 1999 of $69,556 and a higher deferred compensation as of March 31, 1999 of $322,434. This higher stock option compensation expense would result in a pro-forma net loss of $3,153,487 and a pro-forma basic and diluted loss per share of $0.27 in respect of the three month period ended March 31, 1999. The Company assumed an expected dividend rate of 0%, a risk free interest rate of 5.08% and an expected volatility factor of 0.838 in respect of the valuation of the stock options in accordance with FASB 123.

The directors of the Company have approved a 1999 stock option plan under which an additional 2,000,000 stock options will be eligible for grant. The 1999 stock option plan is subject to stockholder approval.

8. DISCONTINUED REVENUE SOURCES

The Company recorded revenue of $43,446 during the year ended December 31, 1998 [March 31, 1998 - $43,446; December 31, 1997 - $3,508] mainly resulting from the provision of computer programming services to one customer. These services are no longer being provided by the Company to this customer.

As of March 31, 1999, nil [March 31, 1998 - nil; December 31, 1997 - $3,448] was
recorded as accounts receivable from this customer.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999

9. COMMITMENTS

[a] Lease commitments

The Company leased premises under non-cancellable operating leases which require future annual minimum lease payments as follows:

                                                                $
-------------------------------------------------------------------

1999                                                         60,428
2000                                                         52,238
2001                                                         35,072
2002                                                          5,874
2003                                                             --
-------------------------------------------------------------------
                                                            153,612
-------------------------------------------------------------------

The rental payments for the premises are exclusive of taxes and operating costs.

During the three month period ended March 31, 1999, the Company incurred rent expense of $38,682 [March 31, 1998 - $4,044; December 31, 1998 - $16,701;
December 31, 1997 - $5,711].

[b] Acquisition of Homebase Work Solutions Ltd.

Pursuant to a Letter of Intent dated December 14, 1998, between the Company and Homebase Work Solutions Ltd. ["Homebase"], the Company intended to purchase a
100% interest in Homebase in consideration for 2,100,000 common shares of the Company. The agreement was conditional upon regulatory approval and satisfactory due diligence. Homebase is a telework solution provider headquartered in Calgary, Alberta.

Pursuant to a share purchase agreement dated May 13, 1999, all of Homebase's outstanding common shares, first preferred series A shares, common share purchase warrants and penalty common share purchase warrants were acquired by the Company in consideration for 3,400,000 exchangeable shares of InfoCast Canada. The InfoCast Canada exchangeable shares are convertible into InfoCast common shares on a one-for-one basis at no additional consideration. The acquisition will be accounted for by the purchase method. The allocation of the purchase price has not yet been finalized.

As a condition of the closing of the share purchase agreement, the Company will pay Cdn. $210,000 to officers of Homebase and must pay an additional Cdn. $210,000 to the officers of Homebase if the Company completes a private placement financing for gross proceeds of at least

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999


$1,000,000 or completes a letter of credit financing of at least $500,000. These amounts will be expensed after the closing.

On March 25, 1999, the Company advanced Cdn. $150,000 to Homebase in consideration for a promissory note bearing interest at prime plus 1%. The promissory note is payable on demand and is collateralized by a general security agreement. As of March 31, 1999, $99,529 has been recorded as an amount due from Homebase, including interest receivable of $105.

[c] Purchase of call centre distribution rights

Pursuant to an agreement dated December 15, 1998, as amended by a letter agreement dated February 16, 1999, and an agreement dated March 12, 1999, between the Company and ITC Learning Corporation ["ITC"], the Company will purchase from ITC the distribution rights for certain call centre products in consideration for $1,000,000 in respect of the first 150,000 user licenses and based on a shared revenue formula for user licenses in excess of 150,000. The first $500,000 of the initial $1,000,000 purchase price was paid during March 1999 and has been recorded as distribution rights deposit in the accounts of the Company, while the final $500,000 of the initial $1,000,000 purchase price is payable on May 31, 1999.

[d] Purchase of Applied Courseware Technology (A.C.T.) Inc.

Pursuant to a Letter of Intent dated February 10, 1999 between the Company and Applied Courseware Technology (A.C.T.) Inc. ["ACT"], the Company intends to purchase a 100% interest in ACT in consideration for [i] Cdn. $280,000 cash, [ii] 750,000 common shares of the Company, [iii] the assumption of long-term debt of ACT of approximately Cdn. $700,000 which the Company intends to renegotiate and [iv] the settlement by the Company of approximately Cdn. $350,000 of additional ACT debt. The transaction is subject to satisfactory due diligence. During February and March 1999, the Company paid Cdn. $140,000 of the ACT debt in consideration for a note secured by a general security agreement subject to prior charges and made cash advances to ACT totalling Cdn. $70,000 to fund certain development expenditures incurred on behalf of the Company. As of March 31, 1999, $139,299 has been recorded as an amount due from ACT, including interest receivable of $107. The realization of these loans are dependent on the successful acquisition of ACT.

Pursuant to subsequent negotiations, the Cdn. $280,000 cash component of the purchase price was revised to nil. The amount and terms of ACT's debt that will be assumed by the Company upon its acquisition has not yet been determined.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999

[e] Marketing agreement

Pursuant to a consulting agreement and a news letter publicity agreement dated April 15, 1999, the Company will pay $6,000 per month plus expenses to a marketing consultant in consideration for national media consulting services over the one year term of the agreement and will pay $250,000 for the costs of the production and distribution of an investor newsletter featuring the Company.

10. INCOME TAXES

As of March 31, 1999, the Company has accumulated non-capital losses of approximately Cdn.$1,000,000 for Canadian income tax purposes which are available to reduce future years' taxable income. The future income tax benefits associated with these non-capital losses have not yet been recognized in the accounts.
These non-capital losses will expire as follows:

                                                                   Cdn. $
--------------------------------------------------------------------------

2003                                                               125,000
2004                                                               625,000
2005                                                               250,000
--------------------------------------------------------------------------
                                                                 1,000,000
--------------------------------------------------------------------------

The Company has recorded no United States current federal income tax expense or benefit. As of March 31, 1999, the Company has accumulated non-capital losses of approximately $600,000 for United States income tax purposes which are available to reduce future years' taxable income. The future income tax benefits associated with these non-capital losses have not yet been recognized in the accounts. These non-capital losses will expire as follows:

                                                                     $
------------------------------------------------------------------------

2018                                                             200,000
2019                                                             400,000
------------------------------------------------------------------------
                                                                 600,000
------------------------------------------------------------------------

The Company has a United States capital loss carryforward of approximately $65,000. This capital loss carryforward will expire, if not utilized, in 2003. A capital loss carryforward may only be used to reduce capital gains and cannot be applied against taxable ordinary income that might be earned by the Company.

A deferred tax asset has been established relating to the operating and capital loss carryforwards and the timing differences between the Company's tax and financial reporting basis. A valuation

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999


allowance equal to the entire amount of the deferred tax asset has been established due to the uncertainty of the future utilization of the operating and capital loss carryforwards. Following are the components of the Company's deferred tax asset balances:

                            March 31,          December 31,     December 31,
                              1999                 1998          1997
                                $                    $             $
----------------------------------------------------------------------------

Deferred tax asset             559,887           231,189         40,517
Valuation allowance           (559,887)         (231,189)       (40,517)
----------------------------------------------------------------------------
                                    --                --             --
----------------------------------------------------------------------------

11. CONTINGENCIES

Fair value of financial instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

The fair values of financial instruments classified as current assets or liabilities including cash and cash equivalents, accounts receivable, due from InfoCast [the acquired entity], due from ACT, due from Homebase, accounts payable and accrued liabilities, notes payable and due to directors, officers and stockholders as of March 31, 1999, March 31, 1998, December 31, 1998 and December 31, 1997 approximate the carrying values due to the short-term maturity of the instruments.

Concentration of credit risk

The Company invests its cash and cash equivalents primarily with a major Canadian chartered bank. Certain deposits, at times, are in excess of limits insured by the Canadian government.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                              NOTES TO CONSOLIDATED
                      FINANCIAL STATEMENTS [Information for
                     the three month period ended March 31,
                               1998 is unaudited]
             [U.S. dollars except where otherwise noted, U.S. GAAP]

March 31, 1999




Note receivable from Cherokee Mining Company Inc.

Pursuant to an agreement dated November 23, 1998 as amended April 20, 1999, and effective December 18, 1998, InfoCast [the acquired entity] sold its equity interest in its two subsidiaries, Gold King Mines Corporation ["Gold King"] and Madison Mining Corporation ["Madison Mining"] to Cherokee Mining Company Inc. ["Cherokee"], a company controlled by a former director of InfoCast, for [i] a non-interest bearing note of $600,000 due November 25, 1999 and [ii] the entitlement to 80% of the net proceeds received by Madison Mining and Gold King in excess of $681,175 from the sale of their mining properties and assets.

InfoCast did not record a value on the $600,000 note receivable because of the uncertainty of whether the management of Cherokee, Gold King and Madison Mining will be able to sell the capital assets of Gold King and Madison Mining for sufficient proceeds to enable the note to be repaid to InfoCast. As a result, VPS did not reflect the note in the purchase equation upon the acquisition of InfoCast [note 1[b]]. In the event that the note is repaid, the amount received will be credited to stockholders' equity.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                           CONSOLIDATED BALANCE SHEET
                            [U.S. dollars, U.S. GAAP]


                                                                        Unaudited

                                                                         As of
                                                                       June 30,
                                                                         1999
                                                                           $
---------------------------------------------------------------------------------

ASSETS
Current
Cash and cash equivalents                                               1,493,205
Accounts receivable                                                       114,253
Due from Applied Courseware Technology (A.C.T.) Inc. [note 3[a]]           97,120
Prepaid expenses and refundable deposits                                  586,968
---------------------------------------------------------------------------------
Total current assets                                                    2,291,546
---------------------------------------------------------------------------------
Capital assets, net                                                       239,197
Goodwill, net                                                           5,695,731
Distribution rights, net                                                2,975,000
Intellectual property, net                                             17,672,518
Software license                                                           62,825
---------------------------------------------------------------------------------
                                                                       28,936,817
---------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities                                2,375,898
---------------------------------------------------------------------------------
Total current liabilities                                               2,375,898
---------------------------------------------------------------------------------
Deferred income taxes                                                   6,699,395
---------------------------------------------------------------------------------
Total liabilities                                                       9,075,293
---------------------------------------------------------------------------------

Commitments and contingencies [notes 3 and 4]

Stockholders' equity
Common stock                                                               20,492
Additional paid-in-capital                                             38,125,727
Deferred compensation                                                  (6,448,694)
Warrants                                                                  712,800
Accumulated other comprehensive loss                                      (14,655)
Accumulated development stage deficit                                 (12,534,146)
---------------------------------------------------------------------------------
Total stockholders' equity                                             19,861,524
---------------------------------------------------------------------------------
                                                                       28,936,817
---------------------------------------------------------------------------------

See accompanying notes

On behalf of the Board:


                               Director               Director

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                            [U.S. dollars, U.S. GAAP]


                                                                                           Unaudited

                                                                                        Cumulative
                                           Three months      Three months                 from
                                               ended             ended                inception to
                                             June 30,          June 30,                 June 30,
                                               1999              1998                     1999
                                                 $                 $                        $

REVENUE
Consulting income                                   --            102                   46,954
Interest income                                 23,157             --                   27,635
----------------------------------------------------------------------------------------------------
                                                23,157            102                   74,589
----------------------------------------------------------------------------------------------------

EXPENSES
General, administrative and selling          1,936,815         17,767                2,995,405
Stock option compensation                    5,829,647             --                8,086,585
Research and development                       730,657         28,964                1,033,008
Interest and loan fees                              --             --                   23,562
Amortization                                   645,873             --                  650,017
Depreciation                                     8,962            941                   18,763
----------------------------------------------------------------------------------------------------
                                             9,151,954         47,672               12,807,340
----------------------------------------------------------------------------------------------------
Loss before income taxes                    (9,128,797)       (47,570)             (12,732,751)
Deferred income taxes                         (198,605)            --                 (198,605)
----------------------------------------------------------------------------------------------------
Net loss for the period                     (8,930,192)       (47,570)             (12,534,146)

Translation adjustment                         (28,964)         4,344                  (14,655)
----------------------------------------------------------------------------------------------------
Comprehensive loss for the period           (8,959,156)       (43,226)             (12,548,801)
----------------------------------------------------------------------------------------------------

Weighted average number of
   shares outstanding                       20,035,410        298,324                4,596,050
----------------------------------------------------------------------------------------------------

Basic and diluted loss per share              $(0.45)        $(0.16)                   $(2.73)
----------------------------------------------------------------------------------------------------

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            [U.S. dollars, U.S. GAAP]

                                                                                                                       Unaudited
                                                                                                                      Cumulative
                                                                    Three months            Three months                 from
                                                                        ended                   ended                inception to
                                                                      June 30,                June 30,                 June 30,
                                                                        1999                    1998                     1999
                                                                          $                       $                        $

OPERATING ACTIVITIES
Net loss for the period                                                  (8,930,192)          (47,570)             (12,534,146)
Add (deduct) items not affecting cash
   Stock option compensation                                              5,829,647                --                8,086,585
   Common stock issued for services                                         157,923                --                  168,103
   Warrants issued for services                                             449,998                --                  449,998
   Write-off of in-process research and development                          31,000                --                   31,000
   Deferred income taxes                                                   (198,605)               --                 (198,605)
   Amortization                                                             645,873                --                  650,017
   Depreciation                                                               8,962               941                   18,763
------------------------------------------------------------------------------------------------------------------------------------
                                                                         (2,005,394)          (46,629)              (3,328,285)
Changes in non-cash working capital balances
   Accounts receivable                                                      (36,340)           35,467                 (102,154)
   Prepaid expenses and refundable deposits                                (564,096)               62                 (585,500)
   Accounts payable and accrued liabilities                                 (60,982)           (7,225)                 229,433
   Bank overdraft                                                                --            (7,662)                      --
   Due from InfoCast [the acquired entity] prior to acquisition                  --                --                  (25,020)
------------------------------------------------------------------------------------------------------------------------------------
Cash used in operating activities                                        (2,666,812)          (25,987)              (3,811,526)
------------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of capital assets                                                 (117,151)           (1,828)                (234,866)
Purchase of intellectual property                                           (49,004)               --                  (49,004)
Distribution rights                                                        (475,000)               --                 (975,000)
Purchase of software license                                                (62,825)               --                  (62,825)
Due from Homebase Work Solutions Ltd.                                            --                --                  (99,529)
Acquisition of Homebase Work Solutions Ltd.                                  50,667                --                   50,667
Due from Applied Courseware Technology (A.C.T.) Inc.                             --                --                  (92,901)
Acquisition of InfoCast Corporation                                              --                --                       87
------------------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                                          (653,313)           (1,828)              (1,463,371)
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Increase in note payable to InfoCast [the acquired entity]                       --                --                  250,000
Increase (decrease) in due to directors, officers and stockholders         (128,266)           23,037                       --
Receipt of short-term unsecured loan                                             --                --                  470,000
Payment of short-term unsecured loan                                             --                --                 (470,000)
Cash advance from InfoCast [the acquired entity] prior to acquisition            --                --                  146,900
Cash proceeds from issuance of share capital, net                         1,890,000                --                6,397,926
------------------------------------------------------------------------------------------------------------------------------------
Cash provided by financing activities                                     1,761,734            23,037                6,794,826
------------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash during the period                        (1,558,391)           (4,778)               1,519,929
Effect of foreign exchange rate changes on cash balances                    (40,849)            4,778                  (26,724)
Cash and cash equivalents, beginning of period                            3,092,445                --                       --
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                                  1,493,205                --                1,493,205
------------------------------------------------------------------------------------------------------------------------------------

Supplemental cash flow  information
Interest and lending fees paid during the period                                 --                --                   23,562
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                            [U.S. dollars, U.S. GAAP]


                                                                                                                     Unaudited




                                                                           Common stock         Additional
                                                             Common         issued and            paid-in              Deferred
                                                             shares         outstanding           capital            compensation
                                                                #                $                   $                     $
-----------------------------------------------------------------------------------------------------------------------------------

Outstanding as of March 31, 1999                            18,172,333          16,672            16,925,017           (9,858,932)
Deemed common shares issued for the acquisition
   of Homebase Work Solutions Ltd.                           3,400,000           3,400            16,996,600                   --
Common shares issued for cash                                  420,000             420             2,099,580                   --
Share issuance costs - cash                                         --              --              (210,000)                  --
Share issuance costs - warrants                                     --              --              (226,800)                  --
Warrants issued for consulting services                             --              --                    --              (36,002)
Adjustments resulting from revaluation of stock options
   granted to consultants in previous period                        --              --             1,233,750              830,579
Adjustments resulting from revaluation of common shares
   granted to consultants in previous period                        --              --               269,700             (111,777)
Granting of stock options                                           --              --             1,037,880           (1,037,880)
Amortization of deferred compensation                               --              --                    --            3,765,318
Net loss for the period                                             --              --                    --                   --
Translation adjustment                                              --              --                    --                   --
-----------------------------------------------------------------------------------------------------------------------------------
Outstanding as of June 30, 1999                             21,992,333          20,492            38,125,727           (6,448,694)
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                Accumulated
                                                                                  other             Accumulated          Total
                                                                                comprehensive       development     stockholders'
                                                                 Warrants       income (loss)      stage deficit        equity
                                                                     $                $                  $                $
---------------------------------------------------------------------------------------------------------------------------------

Outstanding as of March 31, 1999                                        --           14,309          (3,603,954)      3,493,112
Deemed common shares issued for the acquisition
   of Homebase Work Solutions Ltd.                                      --               --                  --      17,000,000
Common shares issued for cash                                           --               --                  --       2,100,000
Share issuance costs - cash                                             --               --                  --        (210,000)
Share issuance costs - warrants                                    226,800               --                  --              --
Warrants issued for consulting services                            486,000               --                  --         449,998
Adjustments resulting from revaluation of stock options
   granted to consultants in previous period                            --               --                  --       2,064,329
Adjustments resulting from revaluation of common shares
   granted to consultants in previous period                            --               --                  --         157,923
Granting of stock options                                               --               --                  --              --
Amortization of deferred compensation                                   --               --                  --       3,765,318
Net loss for the period                                                 --               --          (8,930,192)     (8,930,192)
Translation adjustment                                                  --          (28,964)                 --         (28,964)
--------------------------------------------------------------------------------------------------------------------------------
Outstanding as of June 30, 1999                                    712,800          (14,655)        (12,534,146)     19,861,524
--------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             [U.S. dollars except where otherwise noted, U.S. GAAP]

June 30, 1999                                                          Unaudited


1. BASIS OF ACCOUNTING

Nature of operations and continuing entity

These consolidated financial statements are the continuing financial statements of Virtual Performance Systems Inc. ["VPS"] [a development stage company], an Ontario corporation which was incorporated on July 29, 1997. VPS had a 100% interest in, and subsequently amalgamated with, Cheltenham Technologies Corporation, an Ontario corporation. VPS has a 100% interest in Cheltenham Interactive Corporation ["Cheltenham Interactive"], an Ontario corporation, and Cheltenham Technologies (Bermuda) Corporation ["Cheltenham Bermuda"], a Barbados corporation. On January 29, 1999, VPS acquired the net assets of InfoCast Corporation [formerly Grant Reserve Corporation] ["InfoCast"], a United States non-operating company traded on the NASDAQ OTC Bulletin Board which had a 100% interest in InfoCast Canada Corporation ["InfoCast Canada"]. After the acquisition, the accounting entity continued under the name of InfoCast Corporation.

InfoCast, InfoCast Canada, VPS, Cheltenham Interactive and Cheltenham Bermuda are collectively referred to as the "Company". The Company is a development stage technology company engaged in the research and development of information delivery technologies.

The functional currency of VPS, Cheltenham Interactive, Cheltenham Bermuda and InfoCast Canada is the Canadian dollar. However, for reporting purposes, the Company has adopted the United States dollar as its reporting currency.
Accordingly, the Canadian dollar balance sheets of these companies have been translated into United States dollars at the rates of exchange at the respective period ends, while transactions during the periods and share capital amounts have been translated at the weighted average rates of exchange for the respective periods and the exchange rate at the date of the transaction, respectively. Gains and losses arising from these translation adjustments are included in comprehensive loss.

Acquisition of Homebase Work Solutions Ltd.

Pursuant to a share purchase agreement dated May 13, 1999, Homebase Work Solutions Ltd. ["Homebase"] was acquired by the Company in consideration for 3,400,000 exchangeable shares of InfoCast Canada. The InfoCast Canada exchangeable shares are convertible into InfoCast common shares on a one-for-one basis at no additional consideration.

As a condition of the closing of the share purchase agreement, the Company paid Cdn.$210,000 [$141,561] to officers of Homebase in May 1999 and must pay an additional Cdn.$210,000 [$141,561] to the officers of Homebase if the Company completes a private placement financing for gross proceeds of at least $1,000,000 or completes a letter of credit financing of at least $500,000. A private placement of 420,000 common shares was completed in June 1999 at $5.00

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             [U.S. dollars except where otherwise noted, U.S. GAAP]

June 30, 1999                                                          Unaudited



per share for gross proceeds of $2,100,000 and, as a result, the remaining Cdn.$210,000 [$141,561] is included as an accrued liability at June 30, 1999.

The acquisition has been accounted for using the purchase method. The value of the acquisition was $17,077,000, which included $77,000 of expenses directly attributable to the acquisition. For accounting purposes the exchangeable shares of InfoCast Canada have been valued at $5.00 which is equal to the price per share received from the June 1999 private placement of the Company's common shares. The total purchase price of $17,077,000 has been allocated as follows:

                                                                        $
--------------------------------------------------------------------------------

Cash                                                                127,667
Other current assets                                                 13,565
Capital assets                                                       20,465
Completed technology                                             17,015,000
In-process research and development                                  31,000
Trademarks                                                          853,000
Workforce-in-place                                                  253,000
Goodwill                                                          5,846,293
Deferred income taxes                                            (6,898,000)
Accounts payable and accrued liabilities                            (82,145)
Due to the Company                                                 (102,845)
--------------------------------------------------------------------------------
Purchase price                                                   17,077,000
--------------------------------------------------------------------------------

The completed technology, trademarks, workforce in-place and goodwill will be amortized over their respective useful lives of 5 years, 5 years, 3 years and 5 years. The in-process research and development was charged to income immediately subsequent to the acquisition. The completed technology, trademarks and workforce-in-place have been classified as intellectual property on the consolidated balance sheet. The deferred income tax liability was created in respect of the difference between the accounting and tax basis of the completed technology, trademarks and workforce-in-place.

The results of operations of Homebase during the post-acquisition 49-day period ended June 30, 1999 have been consolidated with those of the Company.

Change in year end

The Company changed its year end from December 31 to March 31.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             [U.S. dollars except where otherwise noted, U.S. GAAP]

June 30, 1999                                                          Unaudited


Basis of presentation

These unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, these unaudited interim consolidated financial statements do not include all the financial information required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments [consisting of normal recurring accruals] considered necessary for fair presentation have been included. The operating results for the three-month period ended June 30, 1999 may not be indicative of the operating results that will occur for the year ended March 31, 2000.

For further information, please refer to the consolidated financial statements and footnotes thereto of the Company as of and for the three-month period ended March 31, 1999, as of and for the year ended December 31, 1998 and as of and for the 156-day period ended December 31, 1997, included elsewhere in this document.

2.  SHARE CAPITAL

Authorized

The Company has 100,000,000 preferred shares authorized at a par value of $0.001 per share and has 100,000,000 common shares authorized at a par value of $0.001 per share.

Issued and outstanding common shares

                                                                                                      Common stock issued and
                                                                                                          outstanding and
                                                                                                    additional paid-in-capital
                                                                                                  Shares                      Amount
                                                                                                   #                            $
------------------------------------------------------------------------------------------------------------------------------------

Outstanding as of March 31, 1999                                                              18,172,333                  5,153,739
Acquisition of Homebase Work Solutions Ltd.                                                    3,400,000                 17,000,000
Private placement at $5.00 per share                                                             420,000                  2,100,000
Share issuance costs                                                                                  --                   (436,800)
------------------------------------------------------------------------------------------------------------------------------------
Outstanding as of June 30, 1999                                                               21,992,333                 23,816,939
------------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             [U.S. dollars except where otherwise noted, U.S. GAAP]

June 30, 1999                                                          Unaudited


Exchangeable shares

The number of common shares outstanding as of June 30, 1999 includes 4,900,000 exchangeable shares of InfoCast Canada which have been deemed as common shares of the Company for accounting purposes because the exchangeable shares are the economic equivalent of common shares of the Company.

Securities Purchase Agreement

Pursuant to a Securities Purchase Agreement dated June 24, 1999, the Company issued, by way of a private placement, 420,000 common shares to the agent at $5.00 per share for gross proceeds of $2,100,000, net of commissions of $210,000.

Also pursuant to the Securities Purchase Agreement, the Company issued 70,000 warrants on June 24, 1999 to the agent. Each warrant has an exercise price of $7.00, expires June 23, 2001 and has been valued at $3.24 in the accounts based on an expected volatility factor of 0.715 and a risk free interest rate of 5.1%. As a result, $226,800 was charged to share issuance costs during the three-month period ended June 30, 1999.

Stock options

As of June 30, 1999, 2,075,000 common shares were reserved for the exercise of stock options granted to various individuals involved in the management of VPS pursuant to the Company's 1998 Stock Option Plan as amended on January 29, 1999. The options were granted on February 8, 1999, are exercisable at a price of $1.00 per share, expire three years from the date of grant and are subject to a vesting period of at least six months. Of the 2,075,000 stock options that were originally valued at $11,788,250, the 375,000 that were granted to consultants were revalued as of June 30, 1999 to $9.16 each based on a revised volatility factor of 0.718 and the June 30, 1999 common share closing market price of $10.25, which resulted in a charge to stock option compensation expense of $2,064,329 and an increase in deferred compensation of $830,579 during the three-month period ended June 30, 1999. Stock option compensation expense of $2,998,178 was charged to income in respect of the remaining 1,700,000 stock options during the three-month period ended June 30, 1999.

The directors and stockholders of the Company approved the 1999 Stock Option Plan under which an additional 2,000,000 stock options are eligible for grant. As of June 30, 1999, 1,180,500 stock options were granted to various employees, officers, directors, consultants and advisors pursuant to the 1999 Stock Option Plan. The options were granted on June 1, 1999, are exercisable at a price of $7.00 per share, expire five years from the date of grant and are subject to a vesting period ranging from immediate vesting to six months. Of the 1,180,500 stock options, 905,500 vest immediately and 275,000 will vest on June 1, 2000. These outstanding stock options

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             [U.S. dollars except where otherwise noted, U.S. GAAP]

June 30, 1999                                                          Unaudited


have been valued at $1,037,880 of which $767,140 has been recognized as a stock option compensation expense during the three-month period ended June 30, 1999, and of which the balance of $270,740 has been recorded as deferred compensation in stockholders' equity. The deferred compensation will be adjusted for the then current fair market value at each interim financial reporting date for the 480,500 stock options granted to consultants and advisors, and will be amortized to income over the vesting periods of the stock options.

On June 1, 1999, the directors of the Company approved the grant of 750,000 stock options outside of the 1999 Stock Option Plan to an individual who became an officer of the Company. The stock options are exercisable at a price of $7.00 per share, expire 5 years from the date of grant and vest as follows: 250,000 on September 4, 1999 upon the acceptance by the individual of formal employment with the Company, 250,000 on September 4, 2000 and 250,000 on September 4, 2001. The measurement date in respect of these stock options will be September 4, 1999.

If the Company had been following FASB Statement No. 123 ["FASB 123"] in respect of stock options granted to its employees and directors, the Company would have recorded a higher stock option compensation expense for the three-month period ended June 30, 1999 of $1,414,656 which results in a pro-forma net loss of $10,323,880 and a pro-forma basic and diluted loss per share of $0.52 in respect of the three-month period ended June 30, 1999. The Company assumed an expected dividend rate of 0%, a risk-free interest rate of 5.08% and an expected volatility factor of 0.838 in respect of the valuation of the stock options granted under the 1998 Stock Option Plan in accordance with FASB 123. The Company assumed an expected dividend rate of 0%, a risk-free interest rate of 5.1% and an expected volatility factor of 0.744 in respect of the valuation of the stock options granted under the 1999 Stock Option Plan in accordance with FASB 123.

Issuance of shares in consideration for consulting services

Pursuant to an agreement dated March 22, 1999, the Company issued 60,000 common shares to a financial investment consulting firm on March 22, 1999 in consideration for assistance in securing additional financing over the following year. The measurement date for these common shares will be March 22, 2000. For purposes of recognition of the cost of the common shares prior to the measurement date such common shares are measured at their then current fair value at each interim financial reporting date. These common shares were revalued as of June 30, 1999 to $10.13 each which resulted in a charge to general and administrative expenses of $157,923 and a charge to deferred compensation of $111,777 during the three-month period ended June 30, 1999.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             [U.S. dollars except where otherwise noted, U.S. GAAP]

June 30, 1999                                                          Unaudited


Other warrants

Pursuant to a letter agreement dated May 20, 1999 with an investor relations company, the Company will pay $25,000 and issue 25,000 warrants each quarter in advance commencing June 1, 1999 in consideration for consulting services over the period from June 1, 1999 to May 31, 2000. Based on a volatility factor of
0.744 and a risk-free interest rate of 5.10%, the Company valued the 25,000 warrants issued on June 1, 1999 at $54,000, which will be adjusted on the August 31, 1999 measurement date to their then fair market value. Each of the existing and future warrants issued under this letter agreement has an exercise price of $7.00, is exercisable on or after June 1, 2000 and expires May 31, 2001. The Company charged $17,998 to general and administrative expenses in respect of these warrants during the three-month period ended June 30, 1999.

On June 1, 1999, the Company issued 200,000 warrants to parties in consideration for past consulting services to the Company. These warrants have a purchase price of $7.00, are exercisable on or after June 1, 2000 and expire May 31, 2001. These warrants have been valued at $432,000 in the accounts based on a volatility factor of 0.744 and a risk-free interest rate of 5.10% and have been charged to general and administrative expenses.

3. COMMITMENTS

[a] Purchase of Applied Courseware Technology (A.C.T.) Inc.

      Pursuant to a Letter of Intent dated February 10, 1999 between the Company and Applied Courseware Technology (A.C.T.) Inc. ["ACT"], the Company intended to purchase a 100% interest in ACT in consideration for [i] Cdn.$280,000 cash, [ii] 750,000 common shares of the Company and [iii] the assumption of ACT's liabilities. Pursuant to subsequent negotiations, the Cdn.$280,000 cash component of the purchase price was revised to nil. The transaction is subject to satisfactory due diligence. The amount and terms of ACT's debt that will be assumed by the Company upon its acquisition has not yet been determined.

      During the three-month period ended June 30, 1999, the Company made cash advances to ACT totalling Cdn.$428,000 to fund certain development expenditures incurred on behalf of the Company. These advances in addition to Cdn.$70,000 that was outstanding as of March 31, 1999 have been charged to research and development during the three-month period ended June 30, 1999. As of June 30, 1999, $97,120 [1998 - nil], including interest receivable of $2,611, has been recorded as an amount due from ACT in respect of Cdn.$140,000 of ACT's debt that the Company paid in March 1999 in consideration for a note secured by a general security agreement subject to prior charges. The realization of this loan is dependent on the successful acquisition of ACT.

[b] Marketing agreement

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             [U.S. dollars except where otherwise noted, U.S. GAAP]

June 30, 1999                                                          Unaudited


      Pursuant to an advertising services agreement dated July 14, 1999, the Company will pay Cdn.$20,833 per month to an advertising agency in consideration for the creation, production and placement of various marketing and advertising initiatives. This agreement commences July 1, 1999 and continues for a fixed term until May 1, 2000.

[c] License agreement

      Pursuant to a license agreement dated June 29, 1999, between the Company and ITC Learning Corporation ["ITC"], and for total consideration of $2,000,000 payable in three installments, the Company will become ITC's exclusive distance learning technology partner for the delivery of educational material for the State of California. This amount has been provided for in the accounts.

[d] Call Center Learning Solutions On-Line Inc. joint venture

      Pursuant to an agreement dated May 18, 1999, between the Company and Call Center Learning Solutions Inc. ["CCLS"], the two parties have agreed to form a new corporation, Call Center Learning Solutions On-Line Inc. ["CCLS On-Line"] to be owned equally by the Company and CCLS. The new corporation will develop, own and exploit courseware in an electronic format capable of electronic distribution. The Company will contribute the resources necessary to convert the first five courses into the electronic format, will fund the incorporation and organization of the new corporation and will fund all marketing and technical support efforts of the new corporation for the initial six-month period. At the end of the initial six-month period, the two parties will share all revenues and bear all costs on a 50/50 basis.

[e] Lease agreement

      Homebase entered into a lease agreement with Sun Microsystems on June 25, 1999 for the lease of a Sun Microsystems Enterprise 10000 computer. The Company paid a deposit of Cdn.$700,000 at the time of signing. The commencement date of the lease is the 16th day following delivery of the equipment. The equipment had not been delivered as of June 30, 1999. After delivery of the equipment, the lease requires monthly payments of Cdn.$59,197 over a term of 36 months.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             [U.S. dollars except where otherwise noted, U.S. GAAP]

June 30, 1999                                                          Unaudited




4. CONTINGENCIES

Fair value of financial instruments

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies.

The fair values of financial instruments classified as current assets or liabilities including cash and cash equivalents, accounts receivable, due from ACT and accounts payable and accrued liabilities as of June 30, 1999 approximate the carrying values due to the short-term maturity of the instruments.

Concentration of credit risk

The Company invests its cash and cash equivalents primarily with a major Canadian chartered bank. Certain deposits, at times, are in excess of limits insured by the Canadian government.

Note receivable from Cherokee Mining Company Inc.

Pursuant to an agreement dated November 23, 1998, as amended April 20, 1999, and effective December 18, 1998, InfoCast [the acquired entity] sold its equity interest in its two subsidiaries, Gold King Mines Corporation ["Gold King"] and Madison Mining Corporation ["Madison Mining"] to Cherokee Mining Company Inc. ["Cherokee"], a company controlled by a former director of InfoCast, for [i] a non-interest bearing note of $600,000 due November 25, 1999 and [ii] the entitlement to 80% of the net proceeds received by Madison Mining and Gold King in excess of $681,175 from the sale of their mining properties and assets.

InfoCast did not record a value on the $600,000 note receivable because of the uncertainty of whether the management of Cherokee, Gold King and Madison Mining will be able to sell the capital assets of Gold King and Madison Mining for sufficient proceeds to enable the note to be repaid to InfoCast. As a result, VPS did not reflect the note in the purchase equation upon the acquisition of InfoCast in January 1999. In the event that the note is repaid, the amount received will be credited to stockholders' equity.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             [U.S. dollars except where otherwise noted, U.S. GAAP]

June 30, 1999                                                          Unaudited




5. SUBSEQUENT EVENT

Private placement

During July and August 1999, the Company completed the placement of 1,100,000 common shares at $5.50 per share for gross proceeds of $6,050,000, less an agent's fee of $605,041.

                                AUDITORS' REPORT





To the Directors of
Homebase Work Solutions Ltd.

We have audited the balance sheets of Homebase Work Solutions Ltd. [a development stage company] as at March 31, 1999 and December 31, 1998 and the statements of loss and accumulated development stage deficit and cash flows for the three-month period ended March 31, 1999, the 101-day period ended December 31, 1998 and the cumulative period from inception, September 22, 1998, to March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 1999 and December 31, 1998 and the results of its operations and its cash flows for the three-month period ended March 31, 1999, the 101-day period ended December 31, 1998 and the cumulative period from inception, September 22, 1998, to March 31, 1999 in accordance with accounting principles generally accepted in Canada.




Toronto, Canada,                                       /s/ Ernst & Young LLP
June 11, 1999.                                         Chartered Accountants

Homebase Work Solutions Ltd.
[a development stage company]

                                 BALANCE SHEETS
                         [expressed in Canadian dollars]

                                                                                      As at                   As at
                                                                                     March 31,             December 31,
                                                                                      1999                    1998
                                                                                        $                       $
--------------------------------------------------------------------------------------------------------------------------

ASSETS
Current
Cash                                                                                332,198                   66,716
Prepaid expenses                                                                      2,140                    2,140
Accounts receivable                                                                   9,719                   41,455
--------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                344,057                  110,311
--------------------------------------------------------------------------------------------------------------------------
Fixed assets, net [note 3]                                                            9,643                    1,900
Software distribution rights, net [note 4]                                          389,244                       --
--------------------------------------------------------------------------------------------------------------------------
                                                                                    742,944                  112,211
--------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current
Accounts payable and accrued liabilities                                            134,378                    6,920
Promissory note payable to InfoCast Corporation [note 6]                            150,000                       --
Due to shareholders [note 7]                                                            283                    1,117
First preferred series A shares [note 5]                                            258,639                  236,683
Dividends payable on first preferred series A shares [note 5]                        28,125                       --
--------------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                           571,425                  244,720
--------------------------------------------------------------------------------------------------------------------------

Shareholders' equity (deficiency)
Common shares [note 5]                                                              727,275                    8,212
Accumulated development stage deficit                                              (555,756)                (140,721)
--------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity (deficiency)                                             171,519                 (132,509)
--------------------------------------------------------------------------------------------------------------------------
                                                                                    742,944                  112,211
--------------------------------------------------------------------------------------------------------------------------

See accompanying notes

Homebase Work Solutions Ltd.
[a development stage company]

                       STATEMENTS OF LOSS AND ACCUMULATED
                            DEVELOPMENT STAGE DEFICIT
                         [expressed in Canadian dollars]

                                                                                                                  Cumulative period
                                                                                                                   from inception,
                                                                Three-month                101-day period           September 22,
                                                               period ended                     ended                   1998,
                                                                 March 31,                  December 31,            to March 31,
                                                                   1999                         1998                    1999
                                                                     $                            $                      $
------------------------------------------------------------------------------------------------------------------------------------

REVENUE
Interest                                                                  288                      719                        1,007
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES
Professional fees                                                      46,460                   78,545                      125,005
Wages and benefits                                                     81,733                   29,511                      111,244
National Environmental Policy
   Institute funding [note 9]                                         143,884                       --                      143,884
Bank charges and interest                                                 234                      193                          427
First preferred series A share interest
   accretion [note 5]                                                  21,956                   11,683                       33,639
First preferred series A share dividend
   expense [note 5]                                                    28,125                       --                       28,125
Other                                                                  62,605                   21,508                       84,113
Depreciation and amortization                                          30,326                       --                       30,326
------------------------------------------------------------------------------------------------------------------------------------
                                                                      415,323                  141,440                      556,763
------------------------------------------------------------------------------------------------------------------------------------
Net loss for the period                                              (415,035)                (140,721)                    (555,756)

Accumulated development stage deficit,
   beginning of period                                               (140,721)                      --                           --
------------------------------------------------------------------------------------------------------------------------------------
Accumulated development stage deficit,
   end of period                                                     (555,756)                (140,721)                    (555,756)
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

Homebase Work Solutions Ltd.
[a development stage company]

                            STATEMENTS OF CASH FLOWS
                         [expressed in Canadian dollars]


                                                                                                                  Cumulative period
                                                                                                                   from inception,
                                                                Three-month                101-day period           September 22,
                                                               period ended                     ended                   1998,
                                                                 March 31,                  December 31,            to March 31,
                                                                   1999                         1998                    1999
                                                                     $                            $                       $
------------------------------------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net loss for the period                                              (415,035)                (140,721)                   (555,756)
Add items not affecting cash
   Depreciation and amortization                                       30,326                       --                      30,326
   First preferred series A share interest
      accretion [note 5]                                               21,956                   11,683                      33,639
   First preferred series A share dividend
      expense [note 5]                                                 28,125                       --                      28,125
------------------------------------------------------------------------------------------------------------------------------------
                                                                     (334,628)                (129,038)                   (463,666)
Net change in non-cash working capital
   balances related to operations                                     158,360                  (35,558)                    122,802
------------------------------------------------------------------------------------------------------------------------------------
Cash used in operating activities                                    (176,268)                (164,596)                   (340,864)
------------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Purchase of fixed assets                                               (8,250)                  (1,900)                    (10,150)
------------------------------------------------------------------------------------------------------------------------------------
Cash used in investing activities                                      (8,250)                  (1,900)                    (10,150)
------------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
Proceeds from issuance of preferred shares                                 --                  225,000                     225,000
Proceeds from issuance of common shares                               300,000                    8,212                     308,212
Promissory note payable to
   InfoCast Corporation                                               150,000                       --                     150,000
------------------------------------------------------------------------------------------------------------------------------------
Cash provided by financing activities                                 450,000                  233,212                     683,212
------------------------------------------------------------------------------------------------------------------------------------

Net increase in cash during the period                                265,482                   66,716                     332,198
Cash, beginning of period                                              66,716                       --                          --
------------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                                   332,198                   66,716                     332,198
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes

Homebase Work Solutions Ltd.
[a development stage company]

                          NOTES TO FINANCIAL STATEMENTS
                         [expressed in Canadian dollars]


March 31, 1999



1. NATURE OF OPERATIONS

Incorporation

Homebase Work Solutions Ltd. [the "Company"] was incorporated on September 22, 1998 under the Alberta Corporations Act. The Company is in the development stage and is engaged in the development of information delivery technologies.

Economic dependence

In May 1999, the Company was acquired by InfoCast Corporation ["InfoCast"], a company also in the development stage [note 8]. As a result of the Company's limited financial resources, the Company is economically dependent upon InfoCast.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada which conform in all material respects with accounting principles generally accepted in the United States ["US GAAP"], except as outlined in note 12. The preparation of financial statements in accordance with such principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could vary from the estimates that were used.

The Company's significant accounting policies are summarized as follows:

Fiscal periods presented

The Company has not yet chosen a year end. The financial periods reported in these financial statements conform with those of the Company's acquirer, InfoCast [note 8].

Homebase Work Solutions Ltd.
[a development stage company]

                          NOTES TO FINANCIAL STATEMENTS
                         [expressed in Canadian dollars]


March 31, 1999



Fixed assets

Fixed assets are recorded at cost less accumulated depreciation. If it is determined that a fixed asset is not recoverable over its estimated useful life, the fixed asset will be written down to its net recoverable value. Maintenance and repairs are charged to expenses as incurred. Gains and losses on disposition of fixed assets are included in income. Depreciation is provided for at the following annual rate and method:

Office furniture and equipment                            30% declining balance

Software distribution rights

Software distribution rights are recorded at cost less accumulated amortization. If it is determined that a software distribution right is not recoverable over its estimated useful life, the software distribution right will be written down to its net recoverable value.
Amortization is provided on a straight-line basis over two years.

Research and development

Software development costs are expensed as incurred unless they meet generally accepted accounting criteria for deferral and amortization. Software development costs incurred prior to the establishment of technological feasibility do not meet these criteria and are expensed as incurred. Research costs are expensed as incurred.

Income taxes

The Company follows the tax liability method of income tax allocation.

Homebase Work Solutions Ltd.
[a development stage company]

                          NOTES TO FINANCIAL STATEMENTS
                         [expressed in Canadian dollars]


March 31, 1999


3. FIXED ASSETS

Fixed assets consist of the following:

                                                                                                     March 31, 1999
                                                                                    ------------------------------------------------
                                                                                                      Accumulated         Net book
                                                                                     Cost            depreciation           value
                                                                                       $                   $                  $
------------------------------------------------------------------------------------------------------------------------------------

Office furniture and equipment                                                      10,150                  507                9,643
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                    December 31, 1998
                                                                                    ------------------------------------------------
                                                                                                      Accumulated         Net book
                                                                                     Cost            depreciation           value
                                                                                       $                   $                  $
------------------------------------------------------------------------------------------------------------------------------------

Office furniture and equipment                                                       1,900                   --                1,900
------------------------------------------------------------------------------------------------------------------------------------

4. SOFTWARE DISTRIBUTION RIGHTS

Software distribution rights consist of the following:

                                                                                                     March 31, 1999
                                                                                  --------------------------------------------------
                                                                                                      Accumulated         Net book
                                                                                  Cost               amortization           value
                                                                                    $                      $                  $
------------------------------------------------------------------------------------------------------------------------------------

Facet Decisions software distribution rights                                       218,385               28,719              189,666
Facet Petroleum software distribution rights                                       200,678                1,100              199,578
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   419,063               29,819              389,244
------------------------------------------------------------------------------------------------------------------------------------

Pursuant to a licensing and distribution agreement dated March 7, 1999 between the Company and Facet Decisions Inc. ["Facet Decisions"], a private British Columbia company, the Company acquired the exclusive right in the telework market to distribute Facet Decisions' computer software for a period of two years in consideration for 6,910 common shares of the Company valued at $218,385. The software subject to the agreement includes Cause&Effect Complex Decision Support Software and optional modules, HeadsUp Business Intelligence Software and optional modules, FastTracks Methodology and Decision Frameworks Industry Applications

Homebase Work Solutions Ltd.
[a development stage company]

                          NOTES TO FINANCIAL STATEMENTS
                         [expressed in Canadian dollars]


March 31, 1999


["Facet  Decisions'  Software"].  In  addition,  all  sales of Facet  Decisions'
Software to the Company will be discounted by 30% from Facet Decisions' published prices.

Pursuant to a licensing and distribution agreement dated March 30, 1999 between the Company and Facet Petroleum Solutions Inc. ["Facet Petroleum"], a private British Columbia company, the Company acquired the exclusive right in the telework market to distribute Facet Petroleum's Telework Operational Data Store ["TODS"] software for a period of two years in consideration for 6,910 common shares of the Company valued at $200,678. In addition, all sales of the TODS software to the Company will be discounted by 50% from Facet Petroleum's published prices.

The ascribed value of the shares issued to Facet Decisions and Facet Petroleum is based on the 50,000 total InfoCast shares received by Facet Decisions and Facet Petroleum upon the acquisition of the Company by InfoCast [note 8] and the market price of the InfoCast shares on the effective dates of the respective licensing and distribution agreements with Facet Decisions and Facet Petroleum.

A principal shareholder, director and officer of the Company is a director of Facet Decisions and Facet Petroleum.

5. CAPITAL STOCK

Authorized

The Company is authorized to issue an unlimited number of common shares and an unlimited number of first and second preferred shares.

First and second preferred shares may be issued in series and the directors of the Company may fix, before issuance, the rights, privileges, restrictions and conditions attached thereto.

Homebase Work Solutions Ltd.
[a development stage company]

                          NOTES TO FINANCIAL STATEMENTS
                         [expressed in Canadian dollars]


March 31, 1999



Issued and outstanding


                                                                                                         Shares            Amount
                                                                                                            #                 $
------------------------------------------------------------------------------------------------------------------------------------

Common shares
On incorporation, issued for cash                                                                           1,000                  1
Issued for cash, pursuant to a private placement                                                          820,180              8,211
------------------------------------------------------------------------------------------------------------------------------------
Outstanding as at December 31, 1998                                                                       821,180              8,212
Issued pursuant to a private placement                                                                    120,000            300,000
Issued for acquisition of software distribution rights [note 4]                                            13,820            419,063
------------------------------------------------------------------------------------------------------------------------------------
Outstanding as at March 31, 1999                                                                          955,000            727,275
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                         Shares            Amount
                                                                                                            #                 $
------------------------------------------------------------------------------------------------------------------------------------

First preferred series A shares
Issued for cash, pursuant to a private placement
   dated November 10, 1998                                                                                 45,000            225,000
Interest accretion to redemption price                                                                         --             11,683
------------------------------------------------------------------------------------------------------------------------------------
Outstanding as at December 31, 1998                                                                        45,000            236,683
Interest accretion to redemption price                                                                          --            21,956
------------------------------------------------------------------------------------------------------------------------------------
Outstanding as at March 31, 1999                                                                           45,000            258,639
------------------------------------------------------------------------------------------------------------------------------------

First preferred series A units

Series A of the first preferred shares were issued in units. Each unit consisted of 2,000 redeemable first preferred series A shares, 3,000 common share purchase warrants, and 1,500 penalty common share purchase warrants. Each first preferred series A share was required to be redeemed by the Company by December 31, 1999 at $7.50 per share and commanded 50% cumulative dividends commencing January 1, 1999. The Company has recorded first preferred series A share interest expenses of $21,956 for the three-month period ended March 31, 1999 and $11,683 for the 101-day period ended December 31, 1998 based on the accretion of the first preferred series A shares from the $5.00 issuance price to the December 31, 1999 $7.50 redemption price using the effective yield method. In addition, the Company has recorded first preferred Series A share dividend expenses of $28,125 in respect of the three-month period ended March 31, 1999. The first preferred series A shares were acquired by InfoCast [note 8].

Homebase Work Solutions Ltd.
[a development stage company]

                          NOTES TO FINANCIAL STATEMENTS
                         [expressed in Canadian dollars]


March 31, 1999


Each common share purchase warrant entitled the holder thereof to purchase one common share of the Company at $5.00 per share. The common share purchase warrants would have expired 30 days subsequent to the redemption of the first preferred series A shares in proportion to such redemption. Each penalty common share purchase warrant entitled the holder to purchase one common share of the Company at $5.00 per share. The penalty common share purchase warrants would have vested three years after the issuance of the first preferred series A units in proportion to the number of first preferred series A shares that had not been redeemed at that time, and would have expired 30 days subsequent to the redemption of the first preferred series A shares in proportion to such redemption. The outstanding 67,500 common share purchase warrants and 33,750 penalty common share purchase warrants of the Company were acquired by InfoCast [note 8].

6. PROMISSORY NOTE PAYABLE TO INFOCAST CORPORATION

The promissory note payable to InfoCast [note 8] bears interest at prime plus 1%, is secured by a general security agreement covering all assets of the Company and is due on demand. No interest was paid by the Company on the note during the three-month period ended March 31, 1999. The note was repaid during May 1999.

7. DUE TO SHAREHOLDERS

Amounts due to shareholders are payable on demand and are non-interest bearing.

8. ACQUISITION BY INFOCAST CORPORATION

Pursuant to a share purchase agreement dated May 13, 1999, all of the Company's outstanding common shares, first preferred series A shares, common share purchase warrants and penalty common share purchase warrants were acquired by InfoCast in consideration for 3.4 million exchangeable shares of InfoCast Canada Corporation ["InfoCast Canada"], a 100% owned subsidiary of InfoCast. The InfoCast Canada exchangeable shares are convertible into InfoCast common shares on a one-for-one basis at no additional consideration. InfoCast is a development

Homebase Work Solutions Ltd.
[a development stage company]

                          NOTES TO FINANCIAL STATEMENTS
                         [expressed in Canadian dollars]


March 31, 1999


stage technology company traded on the NASDAQ OTC Bulletin Board and is engaged in the research and development of information delivery technologies.

As a condition of the closing of the share purchase agreement, InfoCast will pay $210,000 to officers of the Company and must pay an additional $210,000 to the officers of the Company if InfoCast completes a private placement financing for gross proceeds of at least US$1,000,000 or completes a letter of credit financing of at least US$500,000.

9. NATIONAL ENVIRONMENTAL POLICY INSTITUTE FUNDING

During the three-month period ended March 31, 1999, the Company paid US$25,000 to the National Environmental Policy Institute ["NEPI"], a United States based non-profit environmental lobbyist group, to assist NEPI's efforts in promoting telework policies in the United States. In addition, as at March 31, 1999, the Company has committed an additional US$70,000 in funding to NEPI which has been provided for in the accounts.

10. INCOME TAX LOSS CARRYFORWARDS

As at March 31, 1999, the Company has accumulated non-capital losses for Canadian income tax purposes of approximately $319,000 which are available to reduce future years' taxable income. The future income tax benefits associated with these non-capital losses have not yet been recognized in the accounts.

The loss carryforwards will expire as follows:

                                                       $
----------------------------------------------------------

2005                                               126,000
2006                                               193,000
----------------------------------------------------------
                                                   319,000
----------------------------------------------------------

Homebase Work Solutions Ltd.
[a development stage company]

                          NOTES TO FINANCIAL STATEMENTS
                         [expressed in Canadian dollars]


March 31, 1999


11. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

12. RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada which conform in all material respects with US GAAP except as follows:

Interest accretion and dividends on first preferred shares

Under US GAAP, first preferred share interest accretion and dividends payable are charged directly to shareholders' equity. Accordingly, the net loss would have decreased by $50,081 in respect of the three-month period ended March 31, 1999 [101-day period ended December 31, 1998 - $11,683].

AUDITORS' REPORT

To the Shareholders of
APPLIED COURSEWARE TECHNOLOGY INC.

We have audited the balance sheet of Applied Courseware Technology Inc., as at August 31, 1998 and the statements of income and retained earnings together with the statement of changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

The accompanying financial statements, in our opinion, do not draw attention explicitly to doubts concerning the company's ability to realize its assets and discharge its liabilities in the normal course of business. These doubts arise because it is uncertain whether the company will be able to generate sufficient revenues to meet it's long term debt of $670,604. and also because of the recurring losses in the past three years. It is not known whether the company's research and development product can realized the projected revenues.

In our opinion, except for the omission of the disclosure described in the preceding paragraph, these financial statements present fairly in all material respects, the financial position of the company as at August 31, 1998 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles.


                                      /s/ Boudreau Porter Hetu
                                      .......................................
                                      CERTIFIED GENERAL ACCOUNTANTS


Moncton, New Brunswick
March 5, 1999

APPLIED COURSEWARE TECHNOLOGY INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

FOR THE YEAR ENDED AUGUST 31, 1998                               1998         1997
                                                                 ----         ----
REVENUES                                                       $155,406     $ 279,471
                                                             ----------    ---------
EXPENSES
              Advertising and promotion                          44,814        21,559
              Bad debt                                           53,888            --
              Amortization                                       15,152        22,393
              Commissions                                        19,890         4,465
              Dues and fees                                         820         6,785
              Equipment rental                                    3,946         1,682
              Insurance                                           3,675           136
              Interest and bank charges                          11,452         6,627
              Interest on long term debt                         14,131         3,106
              Meals and entertainment                             6,248         9,635
              Office expenses and postage                        11,106         8,678
              Printing materials                                 10,225        30,507
              Production Distribution                               647        14,072
              Professional fees                                  23,776        26,571
              Rent and electricity                                6,477         9,857
              Repairs and maintenance                               137           313
              Salaries and benefits                             132,801       153,896
              Sub contracting                                        --        44,566
              Telephone                                          11,037         9,802
              Trade shows, seminars and direct mail              16,818        16,019
              Travel and accommodations                          47,146        82,767
              Vehicle lease                                       3,942            --
                                                             ----------     ---------
                                                                438,128       473,436
                                                             ----------     ---------

Loss before income taxes                                       (282,722)     (193,965)
Income taxes - recovered                                         (1,287)           --
Income taxes - deferred                                         (90,893)      (58,663)
                                                             ----------     ---------
Net (Loss)                                                     (190,542)     (135,302)
Retained Earnings, beginning of year                            251,230       386,532
                                                             ----------     ---------
Retained Earnings, end of year                                $  60,688     $ 251,230
                                                             ----------     ---------


              See accompanying notes to the financial statements.

APPLIED COURSEWARE TECHNOLOGY INC.

BALANCE SHEET

AUGUST 31, 1998                                          1998         1997
---------------                                          ----         ----

ASSETS
CURRENT

    Accounts receivable                              $  108,549  $   138,856
     Prepaid expenses                                        --        5,010
     Investment tax credit receivable                   301,361      444,879
                                                     ----------   ----------
                                                        409,910      588,745
Capital (Note 3)                                         32,567       46,805
Deferred development costs (Notes 2(b) & 4)             578,720      329,205
Deferred income taxes (Notes 2(c)& 5)                   197,770      106,877
Deferred investment tax credit                          149,942      149,108
                                                     ----------   ----------
                                                     $1,368,909   $1,220,740
                                                     ----------   ----------

LIABILITIES
CURRENT
     Bank indebtedness (Note 6)                      $  179,226   $      835
     Note payable                                        60,000       60,000
     Deferred revenue                                   100,000           --
     Accounts payable & accrued liabilities             101,072      149,613
     Due to shareholders                                 38,404           --
     Current portion of long term debt                  196,429      300,000
                                                     ----------   ----------
                                                        675,131      510,448
Long term debt (Note 7)                                 474,175      250,000
Due to shareholders (Note 8)                            158,914      209,061

                                                      1,308,220      969,509
Contingencies (Note 9)                                       --           --
                                                     ----------   ----------
                                                      1,308,220      969,509

SHAREHOLDERS' EQUITY

Capital stock (Note 10)                                       1            1
Retained earnings                                        60,688      251,230
                                                     ----------   ----------
                                                         60,689      251,231
                                                     ----------   ----------
                                                     $1,368,909   $1,220,740
                                                     ----------   ----------
APPROVED ON BEHALF OF THE BOARD:

 ................................DIRECTOR.

              See accompanying notes to the financial statements.

APPLIED COURSEWARE TECHNOLOGY INC.

STATEMENT OF CHANGES IN FINANCIAL POSITION

FOR THE YEAR ENDED AUGUST 31, 1998                   1998            1997
                                                     ----            ----
FUNDS PROVIDED FROM (USED FOR)
OPERATING ACTIVITIES

Net  (Loss)                                        $(190,542)     $(135,302)
Amortization                                          15,152         22,393
Deferred income taxes                                (90,893)       (58,663)
                                                   ---------      ---------
                                                    (266,283)      (171,572)
CHANGES IN NON CASH WORKING
CAPITAL ACCOUNTS
Accounts receivable                                   30,307         35,626
Prepaid expenses                                       5,010         (5,010)
Investment tax credit                                143,518        (86,473)
Note payable                                              --         15,000
Deferred revenue                                     100,000             --
Accounts payable                                     (48,541)        53,209
Due to Shareholders                                   38,404             --
                                                   ---------      ---------
                                                       2,415       (159,220)
                                                   ---------      ---------

FINANCING ACTIVITIES
Proceeds from long term debt                         125,000        550,000
Interest charges capitalized                           5,604             --
Repayment of long term debt                          (10,000)            --
Advances from shareholders                                --         81,422
Repayment to shareholders                            (50,147)            --
                                                   ---------      ---------
                                                      70,457        631,422
                                                   ---------      ---------

INVESTING ACTIVITIES
Additions to capital assets                             (914)        (3,660)
Additions to deferred development costs             (249,515)      (192,967)
Increase in deferred investment tax credit              (834)       (47,267)
                                                   ---------      ---------
                                                    (251,263)      (243,894)
                                                   ---------      ---------

Increase (Decrease) In Cash                         (178,391)       228,308
Cash and Equivalents (Deficiency),Beginning             (835)      (229,143)
                                                   ---------      ---------
Cash and Equivalents (Deficiency),Ending           $(179,226)    $     (835)
                                                   ---------      ---------
 Represented by:
Bank Indebtedness                                  $(179,226)    $     (835)
                                                   ---------      ---------

              See accompanying notes to the financial statements.

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 1998

NOTE 1  LEGAL STATUS

         The company was incorporated under the Corporation Act of the Province of Newfoundland on August 22, 1988 under the name of Norcos Operations Inc. The company applied for and was granted a name change to Applied Courseware Technology (A.C.T.) Inc., on April 11, 1990. The Company was registered as an extra- provincial corporation under the Business Corporations Act of the Province of New Brunswick on January 6, 1997.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

         (A) Capital assets are recorded at cost, net of investment tax credit and amortized over the estimated useful lives of the assets as follows:

             Building                         5%          Declining Balance
             Furniture and Equipment         20%          Declining Balance
             Computer Equipment              30%          Declining Balance
             Computer Software               50%          Straight line

             NOTE: Assets acquired during the current year are amortized at 50%
                   of the stated rates.

         (B) Research and Software Development Costs

             Research costs are expensed as incurred. Software Development costs undertaken with a reasonable expectation of commercial success and of future benefits arising from the work are recorded at cost and deferred to future period for subsequent amortization on a straight line basis over a period not exceeding 3 years. Amortization will commence with commercial production of the software. Software development costs are recorded net of government grants and investment tax credits.

         (C) Income Taxes

             The Company has always accounted for income taxes on the tax payable basis which only recognizes the current income tax expense. Effective September 1, 1995, management adopted the tax allocation basis which provides a more realistic approach of matching the tax effect of a temporary difference in the period such a difference occurs.

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 1998

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICY

         (C) Income Taxes (continued)

             As indicated above, the company accounts for income taxes using the tax allocation basis effective September 1, 1995 by charging against its net income for accounting purposes income taxes currently payable and also income taxes deferred by claiming certain costs for income tax purposes in amounts differing from the related costs charged to income, and by recognizing the tax benefits of losses available for carry forward. The accumulated total of such tax deferrals is reflected in the balance sheet as deferred income taxes.


NOTE 3 CAPITAL ASSETS                            Accumulated     1998        1997
                                                    Amorti-    Net Book    Net Book
                                          Cost      zation      Value        Value
                                          ----      ------      -----        -----

         Furniture & Equipment       $  38,625   $  20,581   $ 18,044    $ 22,155
         Computer Equipment             86,331      72,162     14,169      19,958
         Computer Software              35,016      34,662        354       4,692
                                    ---------------------------------------------
                                      $159,972    $127,405   $ 32,567    $ 46,805
                                    ---------------------------------------------

NOTE 4  DEFERRED DEVELOPMENT COSTS
                                                              1998       1997
                 AT COST
                 Software Development                     $1,265,451  $ 1,013,026
                 Less: Government Grants                    (185,733)    (185,733)
                 Investment Tax Credits                     (500,998)    (498,088)
                                                          ------------------------
                                                          $  578,720  $   329,205
                                                          ------------------------

             As explained in Note 2 (b), amortization will commence with commercial production of the software product and will be recorded on a straight line basis over a period of three years.

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 1998

NOTE 5  INCOME TAXES

        The Company is a Canadian Controlled Private Corporation (CCPC) as defined under the Canadian Income Tax Act. The combined Federal and Provincial tax rate on the first $200,000 of Canadian taxable income is 20.12%.

        A tax liability may be reduced by the presence of investment tax credit and unused losses from prior years. These losses are created by the temporary differences between the financial reporting basis and the income tax basis of a company's assets and liabilities. The major temporary differences that give rise to these losses are depreciation, amortization, gains or losses on dispositions of capital assets and development costs.

                                                            1998       1997

        Net loss before taxes                           $(282,722)  $(193,965)

        Timing differences
        - Excess of depreciation over
          capital cost allowance                            1,527       4,355
        - Excess of Research and
          Development expenditures for
          income tax purposes over
          accounting purposes                             (77,294)   (113,937)

        Permanent differences

        - Non deductible expense                            3,124      11,979
                                                        ---------   ---------
        Net Loss for tax purposes                       $(355,365)  $(291,568)
                                                        ---------   ---------

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 1998

NOTE 5  INCOME TAXES (continued)

        The deferred income taxes asset of $197,770 as at August 31, 1998 represents the tax benefit of the net loss for tax purposes at the rate of 20.12%. The total amount of losses incurred by the company and available to reduce taxable income of future years amounts to $982,951 and expires in the years 2003 $(336,018) and 2004 $(291,568) and 2005
        $(355,365).

NOTE 6  BANK INDEBTEDNESS                               1998        1997

        Bank overdraft                               $179,226    $     835


        The Canadian Imperial Bank of Commerce bank indebtedness is secured by a general assignment of accounts receivable, all personal property of the business and by the personal guarantee of the shareholders. The bank charges bank prime plus 2% interest on the company's bank overdraft.

NOTE 7  LONG TERM DEBT

                                                        1998        1997
        Canadian Imperial Bank of Commerce
        Demand Instalment loan, repayable
        at $5,000 per month plus interest
        at prime plus 2% (see Note 6 for security).   $240,000   $250,000

        Province of New Brunswick, Department
        of Economic Development and  Tourism,
        Debenture loan, repayable at $10,714 per
        month without  interest  beginning in
        December 1998. Maturity date March 31,
        2001.  The loan does not bear any
        interest until or unless the security
        shall become enforceable. The loan is
        secured by a fixed and specific mortgage
        on all  equipment and personal property
        and by a floating charge on all undertaking.   300,000    300,000

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 1998

NOTE 7 LONG TERM DEBT (continued)                              1998      1997

       Business Development Bank of Canada
       authorized term loan of $250,000, non disbursed
       amount of $125,000, repayable at $4,200. per
       month plus  interest at 7.1% plus a variance.
       Maturity date October 23,  2003.  The loan
       is secured by a general security agreement
       providing a security interest in all present and
       after acquired personal property and
       specifically including a charge on equipment,
       furniture and fixture and a floating charge over
       residential assets subject to prior charge by the
       Canadian  Imperial  Bank of Commerce and the
       Province of New Brunswick.                            130,604         --
                                                            -------------------
                                                             670,604    550,000
                                                            -------------------

       Principal due within one year                         196,429    300,000
                                                            -------------------
                                                            $474,175   $250,000
                                                            -------------------

       Principal repayment over the next four years will be as follows:

                                1999                     $196,429
                                2000                      238,971
                                2001                      175,204
                                2002                       60,000

NOTE 8  DUE TO SHAREHOLDERS                              1998       1997

       Balance, beginning of year                     $209,061    $127,639


       Advances during the year                         38,336    117,152
                                                     --------------------
                                                       247,397    244,791
       Repayments during the year                       88,483     35,730
                                                    ---------------------
       Balance, end of year                           $158,914   $209,061
                                                    ---------------------

       The loan has no set term of repayment or interest and has been assigned as security to the debenture loan with the Department of Economic Development and Tourism.

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 1998

NOTE 9 CONTINGENCIES

       A)  Legal proceedings

       The Company has received claims in respect of the following:

       1. A claim by Janice Yates for compensation with respect to her termination as an employee of the company on or about July 17, 1996.

       2. Claims by Janice Yates, Lee McAboy and the consulting firm of McAboy, Yates Corporation for their alleged loss of interest in the company as a result of them no longer participating in the business.


       Because the amounts in issue are not clear, the extent of financial liability cannot be determined. Management takes the position that both Yates and McAboy are in breach of the contract.

       No provision has been made in these financial statements since it is not possible to determine the outcome of this threatened litigation. If a settlement should occur concerning this contingency, it will be recorded as a charge to the statement of income in the period in which it takes place.

       B) Revenue Canada Audit

       1. During the year, Revenue Canada completed their examination of the Scientific Research and Experimental Development ( R & D) claim for the fiscal year ended August 31, 1996. Certain expenses were disallowed for R & D purposes and as a result the company's claim for investment tax credit was reduced by $108,287. However, the net loss for income tax purposes was increased by $96,386. The financial statements were adjusted by increasing the deferred income taxes by $19,393.

       2. As noted in the notes to the financial statements for the year ended August 31, 1997 the company has filed notice of objection to appeal Revenue Canada Notice of Assessments for the years ending August 31, 1994 and 1995. The appeal have not been resolved by Revenue Canada as of the date of these financial statements.

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 1998

NOTE 10 CAPITAL STOCK
                                                         1998             1997
        AUTHORIZED
        5,000 common shares,
        without par value.

        ISSUED AND FULLY PAID
        100 common shares.                            $     1     $          1


NOTE 11 DIVIDENDS AND SHARES RESTRICTIONS

        Covenants respecting the company`s long term debt restrict the company`s ability to declare or pay dividends on its capital stock, redeem any of its capital stock or allow the ownership in respect of the majority of the shares of any class in its capital stock to change, without the prior written consent of the lender.


NOTE 12 SUBSEQUENT EVENT

        On November 5, 1998, Revenue Canada completed their examination of the R & D claim for the fiscal year ended August 31, 1997. The claim was accepted as filed and the company received a refund of $152,607.

NOTE 13 GOVERNMENT ASSISTANCE

        A) ATLANTIC CANADA OPPORTUNITY AGENCY

        Under the ACOA Action Program, the company has received financial assistance as contribution towards the implementation of the company`s marketing plan. The duration of the project was from August 1, 1994 to August 1, 1997. During the year, $8,832 (1997 - $18,212) was credited to revenues. The assistance is not conditionally repayable.

        B)  CANADIAN INTERNATIONAL DEVELOPMENT AGENCY

        During the year 1997, the Company received financial assistance of $114,500 representing contribution of 38% of expenses resulting from the participation in an industrial cooperation project (Training and Technology Facility) in Trinidad and Tobago. The assistance is repayable if the company obtains contracts or realizes export sales of at least $5.0 million as a direct result of the contributions.

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED AUGUST 31, 1998

NOTE 13 GOVERNMENT ASSISTANCE (continued)

         C) INDUSTRY CANADA

         Pursuant to a Program for Export Market Development (PEMD), the Company has received financial assistance as contribution toward eligible costs incurred in establishing a market development strategy for a software product. The assistance is repayable if the Company derived sales in excess of a predefined level during each of the next fiscal years. During the year, $19,956 (1997 - $50,000) was credited to revenues.

NOTE 14 COMPARATIVE FIGURES

         Certain comparative figures have been revised to conform with current statement format.

                                NOTICE TO READER



To the Directors of
APPLIED COURSEWARE TECHNOLOGY INC.


We have compiled the Interim Balance Sheet of Applied Courseware Technology Inc., as at June 30, 1999 and June 30, 1998 and the Interim Statement of Income and Retained Earnings together with the Interim Statement of Cash Flows for the ten month period then ended from information provided from Management. We have not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information.

Accordingly, readers are cautioned that these Interim Financial Statements may not be appropriate for their purposes.



                                        /s/ Boudreau Porter Hetu
                                       .........................................

                                       CERTIFIED GENERAL ACCOUNTANTS


Moncton, New Brunswick
August 30, 1999

APPLIED COURSEWARE TECHNOLOGY INC.

INTERIM STATEMENT OF INCOME AND RETAINED EARNINGS

FOR THE TEN MONTH PERIOD ENDED JUNE 30, 1999

(UNAUDITED) - SEE NOTICE TO READER                          1999         1998
                                                            ----         ----
REVENUES

     Sales and Consulting - InfoCast Corporation        $ 498,000     $      --
     Sales and Consulting - Others                         93,373       136,223
     Interest                                               4,270            --
                                                       -------------------------
                                                          595,643       136,223
                                                       -------------------------
EXPENSES
     Advertising and promotion                                 --        42,071
     Amortization                                          11,349        12,615
     Commissions                                               --        17,850
     Due and Fees                                           4,765           500
     Equipment rental                                       6,894         6,291
     Insurance                                              2,223         2,760
     Interest and bank charges                             17,197        13,949
     Interest on long term debt                            36,582        17,023
     Meals and entertainment                                3,107         4,177
     Office expenses and postage                            5,832        17,716
     Printing materials                                        --        25,562
     Production distribution                                3,557           647
     Professional fees                                     40,315        35,257
     Rent and electricity                                  10,785        10,200
     Repairs and maintenance                                   92           138
     Salaries and benefits                                197,314       253,338
     Sub contracting                                       76,092        26,237
     Telephone                                             12,219        17,438
     Trade shows, seminars and direct mail                  1,785        16,818
     Travel and accommodations                             43,111        28,574
     Vehicle lease                                          4,248         3,092
                                                       -------------------------
                                                          477,467       552,253
                                                       -------------------------
Income (Loss) Before Income Taxes                         118,176      (416,030)
Income Taxes Recovered                                         --         1,287
                                                       -------------------------
Net Income (Loss)                                         118,176      (414,743)
Retained Earnings, (Deficit) Beginning of the period     (197,082)      144,352
                                                       -------------------------
(Deficit), End of the period                           $  (78,906)   $ (270,391)
                                                       -------------------------


          See accompanying notes to the interim financial statements.

APPLIED COURSEWARE TECHNOLOGY INC.

INTERIM BALANCE SHEET - "SEE NOTE 2 - BASIS OF PRESENTATION"

AS AT JUNE 30, 1999

(UNAUDITED)  - SEE NOTICE TO READER                          1999         1998

ASSETS
CURRENT
    Bank                                                   $ 27,804    $     --
    Accounts receivable                                       7,998     188,877
    Prepaid expenses                                             --       5,010
    Investment tax credit receivable                        153,024     292,574
                                                          ---------------------
                                                            188,826     486,461
Capital                                                      53,928      35,104
Deferred development costs                                  728,662     478,313
                                                          ---------------------
                                                           $971,416    $999,878
                                                          ---------------------
LIABILITIES
CURRENT
    Bank indebtedness (Note 3)                             $     --    $161,207
    Notes payable (Note 4)                                  200,000      60,000
    Accounts payable & accrued liabilities                  164,588     201,289
    Current portion of long term debt                       490,000     675,000
                                                          ---------------------
                                                            854,588   1,097,496
Long term debt (Note 5)                                          --          --
Due to shareholders                                         195,733     172,772
                                                          ---------------------
                                                          1,050,321   1,270,268
                                                          ---------------------

CONTINGENCIES (Note 6)

SHAREHOLDERS' EQUITY

Capital Stock (Note 7)                                            1           1
Deficit                                                     (78,906)   (270,391)
                                                          ---------------------
                                                            (78,905)   (270,390)
                                                          ---------------------
                                                          $ 971,416  $  999,878
                                                          ---------------------
APPROVED ON BEHALF OF THE BOARD

 ...........................................................DIRECTOR.

          See accompanying notes to the interim financial statements.

APPLIED COURSEWARE TECHNOLOGY INC.

INTERIM STATEMENT OF CASH FLOWS

FOR THE TEN MONTH PERIOD ENDED JUNE 30, 1999

(UNAUDITED) - SEE NOTICE TO READER                        1999        1998
                                                          ----        ----
FUNDS PROVIDED FROM (USED FOR)
OPERATING ACTIVITIES

Net Loss                                                $118,176    $(414,743)
Amortization                                              11,349       12,615
                                                      -----------------------
                                                         129,525     (402,128)
CHANGES IN NON CASH WORKING
CAPITAL ACCOUNTS
Accounts receivable                                          551      (50,021)
Investment tax credit                                    148,337      152,305
Notes payable                                            140,000           --
Accounts payable                                           3,516       51,676
                                                      -----------------------
                                                         421,929     (248,168)
                                                      -----------------------
FINANCING ACTIVITIES
Proceeds from long term debt                                  --      125,000
Repayment of long term debt                             (180,604)          --
Repayment to shareholders                                 (1,585)     (36,289)
                                                      -----------------------
                                                        (182,189)      88,711
                                                      -----------------------
INVESTING ACTIVITIES
Additions to capital assets                              (32,710)        (915)
                                                      -----------------------
Increase (Decrease) In Cash                              207,030     (160,372)

Cash and Equivalents (Deficiency),Beginning             (179,226)        (835)
                                                      -----------------------
Cash and Equivalents (Deficiency),Ending              $   27,804    $(161,207)
                                                      -----------------------
Represented by:
Bank                                                  $   27,804    $      --
Bank Indebtedness                                         18,751     (161,207)
                                                      -----------------------
                                                      $   27,804    $(161,207)
                                                      -----------------------

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid during the period                       $   52,564    $  30,518
                                                      -----------------------


           See accompanying notes to the interim financial statements.

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

FOR THE TEN MONTH PERIOD ENDED JUNE 30, 1999

(UNAUDITED) - SEE NOTICE TO READER

NOTE 1  LEGAL STATUS

        The company was incorporated under the Corporation Act of the Province of Newfoundland on August 22, 1988 under the name of Norcos Operations Inc. The company applied for and was granted a name change to Applied Courseware Technology (A.C.T.) Inc., ("A.C.T."or the "Company")on April 11, 1990. The Company was registered as an extra-provincial corporation under the Business Corporations Act of the Province of New Brunswick on January 6, 1997. The Company was continued under the Canada Business Corporations Act on July 9, 1998 and received permission to change it's name to Applied Courseware Technology Inc.


NOTE 2 BASIS OF PRESENTATION

        The Company's financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses in the last three years, has a working capital deficiency of $865,762 and is in default of its bank covenants (Notes 3 & 5). The ability of the Company to continue as a going concern is uncertain and is dependent on the continued financial support of its shareholders and creditors, the successful development and implementation of the Company's software and the Company's ability to arrange financing. The outcome of these matters cannot be predicted at this time.

        These financial statements do not include any adjustments to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

        The financial statements have been prepared in accordance with accounting principles generally accepted in Canada which conform in all material respects with accounting principles generally accepted in the United States (US "GAAP") except as outlined in Note 11.

APPLIED COURSEWARE TECHNOLOGY  INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

FOR THE TEN MONTH PERIOD ENDED JUNE 30, 1999

(UNAUDITED) - SEE NOTICE TO READER

NOTE 3  BANK INDEBTEDNESS
                                                       1999             1998

        Bank overdraft                              $     --          $161,207



        The Canadian Imperial Bank of Commerce bank indebtedness is secured by a general assignment of accounts receivable, all personal property of the business and by the personal guarantee of the shareholders. The bank charges bank prime plus 2% interest on the company's bank overdraft. According to the Company's banking agreement, the bank overdraft is limited to the lessor of i) $150,000 and ii) the sum of 75% of the accounts receivable from the Canadian Government and 50% of the accounts receivable less priority claims and non-government accounts receivable over 90 days past due. The Company is in default of the agreement under the limit imposed under ii) above.



NOTE 4  NOTES PAYABLE
                                                       1999            1998

        InfoCast Corporation                         $140,000    $        --
        Mary Costello                                  60,000         60,000
                                                     -----------------------
                                                     $200,000    $    60,000
                                                     -----------------------

        As indicated in Note 9, InfoCast Corporation, pursuant to a letter of intent dated February 10, 1999 intends to purchase a 100% interest in Applied Courseware Technology Inc.

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

FOR THE TEN MONTH PERIOD ENDED JUNE 30, 1999

(UNAUDITED) - SEE NOTICE TO READER

NOTE 5 LONG TERM DEBT
                                                               1999       1998

       Canadian Imperial Bank of Commerce ("CIBC")
       Demand Instalment loan, repayable
       at $5,000 per month plus interest
       at prime plus 2% (see Note 3 for security).           $190,000   $250,000

       Province of New Brunswick, Department
       of Economic  Development and  Tourism,
       Debenture loan, repayable at $10,714 per
       month without interest beginning in
       December 1998. Maturity date March 31,
       2001. The loan does not bear any
       interest until or unless the security
       shall become enforceable. The loan is
       secured by a fixed and specific mortgage
       on all equipment and personal property
       and by a floating charge on all undertaking.           300,000    300,000

       Business Development Bank of Canada
       authorized term loan of $250,000,  non disbursed
       amount of $125,000 repayable at $4,200. per
       month plus interest at 7.1% plus an interest
       adjustment factor.  Maturity date
       October 23, 2003. The loan is secured
       by a general security agreement providing
       a security interest in all present and
       after acquired personal property and
       specifically including a charge on equipment,
       furniture and fixture and a floating charge over
       residential  assets  subject to prior charge by
       the Canadian Imperial Bank of Commerce and the
       Province of New Brunswick.                                  --    125,000
                                                             -------------------
                                                              490,000    675,000
       Principal due within one year                          490,000    675,000
                                                             -------------------
                                                             $     --   $     --
                                                             -------------------

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

FOR THE TEN MONTH PERIOD ENDED JUNE 30, 1999

(UNAUDITED) - SEE NOTICE TO READER

NOTE 5 LONG TERM DEBT (continued)

       According to the Company's banking agreement with the CIBC, the Company is required to maintain a 2:1 debt to equity ratio. The Company was in default of this covenant during 1999 and 1998.


NOTE 6 CONTINGENCIES

       As noted in the notes to the financial statements for the year ended August 31, 1997, the Company has filed notice of objection to appeal Revenue Canada Notice of Assessments for the year ending August 31, 1994 and 1995. The appeal has not been resolved by Revenue Canada as of the date of these financial statements. The investment tax credit receivable on the balance sheet includes $68,621 related to amounts being appealed or in dispute with Revenue Canada.

NOTE 7 CAPITAL STOCK
                                                           1999          1998
       AUTHORIZED

       Unlimited number of common shares
       without par value.  Unlimited number
       of preference shares without par value.

       ISSUED AND FULLY PAID

       100 common shares.                               $      1       $      1

NOTE 8 DIVIDENDS AND SHARES RESTRICTIONS

       Covenants respecting the Company's long term debt restrict the Company's ability to declare or pay dividends on its capital stock, redeem any of its capital stock or allow the ownership in respect of the majority of the shares of any class in its capital stock to change without the prior written consent of the lender.

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

FOR THE TEN MONTH PERIOD ENDED JUNE 30, 1999

(UNAUDITED) - SEE NOTICE TO READER

NOTE 9 SUBSEQUENT EVENT

       Pursuant to a Letter of Intent dated February 10, 1999 between the Company and InfoCast Corporation ("InfoCast"), InfoCast intended to purchase a 100% interest in A.C.T. in consideration for (i) $280,000 cash, (ii) 750,000 common shares of InfoCast and (iii) the settlement of the Company's debts. Pursuant to subsequent negotiations, the cash component of the consideration was changed from $280,000 to nil. The transaction is subject to satisfactory due diligence. During the period, InfoCast settled the Company's debt to the Business Development Bank of Canada in consideration for note secured by general security agreement and made cash advances to A.C.T. totaling $450,000 to fund certain development expenditures incurred on behalf of InfoCast.

NOTE 10 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY
        ACCEPTED IN THE UNITED STATES

        These financial statements have been prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which conforms in all material respects with accounting principles generally accepted in the United States ("US GAAP") except as follows:


        Deferred Development Costs

        Under Canadian GAAP, research and development costs of companies in the development stage may be capitalized if management expects the amounts to be recovered through future revenues. Under US GAAP, research and development incurred prior to the establishment of technological feasibility are expensed as incurred. Under Canadian GAAP deferred development costs were $728,662 as at June 30, 1999 (1998 - $478,313).
        As a result, the significant income recognition and presentation differences between Canadian and US GAAP would be as follows:

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

FOR THE TEN MONTH PERIOD ENDED JUNE 30, 1999

(UNAUDITED) - SEE NOTICE TO READER

NOTE 10 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY
        ACCEPTED IN THE UNITED STATES

                                                        For the ten month period
                                                            ended June 30
                                                             1999        1998


        Net loss determined in accordance
        with Canadian GAAP                              $  (81,824)   $(414,743)

        Research and Development costs
        (net of government grants and
        investment tax credits)                                 --           --


        Net Loss determined in accordance
        with US GAAP.                                   $ (81,824)    $(414,743)




        Deferred development costs (net of
        government grants and investment tax
        credits) determined in accordance with
        Canadian GAAP                                     728,662       478,313

        Adjustment to opening retained earnings          (728,662)     (478,313)

        Expense costs incurred during year                     --            --

        Deferred development costs (net of
        government grants and investment tax
        credits) determined in accordance with
        US GAAP                                            Nil           Nil

APPLIED COURSEWARE TECHNOLOGY INC.

NOTES TO THE INTERIM FINANCIAL STATEMENTS

FOR THE TEN MONTH PERIOD ENDED JUNE 30, 1999

(UNAUDITED) - SEE NOTICE TO READER

NOTE 10 RECONCILIATION TO ACCOUNTING PRINCIPLES GENERALLY
        ACCEPTED IN THE UNITED STATES

                                               For the ten month period
                                                    ended June 30
                                               1999                1998



        Cash and Cash Equivalents

        Under Canadian GAAP, for the purposes of the statement of changes in financial position, cash and cash equivalents may include bank overdrafts. Under US GAAP, only cash and short-term investments with original maturities of less than three months would be included in cash and cash equivalents. Bank overdrafts amounted to $161,207 as at June 30, 1998.

        As a result the significant presentation differences between Canadian and US GAAP would be as follow:

                                                       Canadian       US           Canadian       US
                                                         GAAP         GAAP          GAAP         GAAP

        Cash provided by financing activities        (182,189)      (182,189)       88,711     88,711

                                                                    As at June 30
                                                        1999                                1998

                                                       Canadian       US       Canadian       US
                                                         GAAP        GAAP       GAAP         GAAP


        Cash and cash equivalents, end of period      (27,804)      27,804      (161,207)     Nil

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 1999



BASIS OF PRESENTATION

The unaudited pro-forma consolidated financial information of InfoCast Corporation [formerly Virtual Performance Systems Inc.] [a development stage company] [the "Company"] set forth below gives effect to the acquisitions of Homebase Work Solutions Ltd. ["Homebase"] and Applied Courseware Technology (A.C.T.) Inc. ["ACT"] as if the Company had acquired ACT on June 30, 1999 for the purpose of the pro-forma consolidated balance sheet and as if the Company had acquired Homebase and ACT as of January 1, 1998 for purposes of the pro-forma consolidated statements of operations for the three-month periods ended June 30, 1999 and March 31, 1999 [the transition period] and for the year ended December 31, 1998. Homebase was acquired by the Company on May 13, 1999, and the acquisition of ACT is expected to close before December 31, 1999.

The pro-forma consolidated financial statements are not necessarily indicative of the results that actually would have occurred had the Company acquired
Homebase and ACT on the dates indicated or which would be obtained in the future.

The unaudited pro-forma consolidated information should be read in conjunction with the audited and unaudited consolidated financial statements of the Company, the audited financial statements of Homebase and the audited and unaudited financial statements of ACT appearing elsewhere in this registration statement.

The unaudited pro-forma consolidated balance sheet as of June 30, 1999 has been prepared from the unaudited consolidated balance sheet of the Company as of June 30, 1999 and the unaudited balance sheet of ACT as of June 30, 1999 after translation of the ACT balance sheet from Canadian dollars to United States dollars. The unaudited balance sheet of ACT as of June 30, 1999 has been prepared in accordance with accounting principles generally accepted in Canada ["Canadian GAAP"].

The unaudited pro-forma statement of operations for the year ended December 31, 1998 and the three-month periods ended March 31, 1999 and June 30, 1999 have been prepared from the audited and unaudited consolidated statements of operations of the Company and the audited and unaudited pre-acquisition statements of operations of Homebase and ACT after translation of their statements of operations from Canadian dollars to United States dollars. ACT's unaudited statements of operations for the year ended November 30, 1998, the three-month period ended February 28, 1999 and the three-month period ended June 30, 1999 were used in respect of the preparation of the pro-forma statements of operations for the year ended December 31, 1998, the three-month period ended March 31, 1999 and the three-month period ended June 30, 1999, respectively. The audited and unaudited statements of operations of Homebase and ACT have been prepared in accordance with Canadian GAAP.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 1999



The pro-forma adjustments do not reflect any operating efficiencies or potential synergies that may be achievable with respect to the combined companies.

The pro-forma adjustments reflecting the acquisitions of Homebase and ACT under the purchase method of accounting are based on available financial information and certain estimates and assumptions. The actual adjustments to the Company's consolidated financial statements upon consummation of the acquisition of ACT and the completion of the allocation of the purchase price of Homebase will depend on a number of factors, including additional financial information at such time, changes in values and changes in ACT's operating results between the date of preparation of the unaudited pro-forma consolidated information. Therefore, it is likely that the actual adjustments will differ from the pro-forma adjustments. Management of the Company believes that such assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro-forma adjustments give appropriate effect to those assumptions and are properly applied in the pro-forma combined financial statements. Management of the Company also believes that actual financial position and results of operations will not differ materially from the pro-forma amounts reflected herein.

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 1999





PRO-FORMA CONSOLIDATED BALANCE SHEET - ASSETS

As of June 30, 1999

                                                                        Applied
                                                                      Courseware
                                               InfoCast               Technology                     Pro-forma         Pro-forma
                                              Corporation            (A.C.T.) Inc.                  adjustment       consolidated
                                                   $                       $                             $                 $
------------------------------------------------------------------------------------------------------------------------------------

Current
Cash and cash equivalents                         1,493,205                  18,935                                        1,512,140
Accounts receivable                                 114,253                   5,447                                          119,700
Investment tax credit
   receivable                                            --                 104,209                                          104,209
Due from Applied Courseware
   Technology (A.C.T.) Inc.                          97,120                      --          [f]           (97,120)               --
Prepaid expenses and
   refundable deposits                              586,968                      --                                          586,968
------------------------------------------------------------------------------------------------------------------------------------
                                                  2,291,546                 128,591                        (97,120)        2,323,017
Capital assets, net                                 239,197                  36,725                                          275,922
Distribution rights                               2,975,000                      --                                        2,975,000
Completed technology                             16,600,291                      --          [d]           641,000        17,241,291
In-process research and                                                                      [d]           220,000
   development                                                                   --          [j]          (220,000)               --
Trademarks                                          830,323                      --          [d]           243,000         1,073,323
Workforce-in-place                                  241,904                      --          [d]           256,000           497,904
Goodwill, net                                     5,695,731                      --          [d]         2,939,953         8,635,684
Deferred development
   costs, net                                                               496,219          [d]          (496,219)               --
Software license                                     62,825                      --                                           62,825
------------------------------------------------------------------------------------------------------------------------------------
                                                 28,936,817                 661,535                      3,486,614        33,084,966
------------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 1999





PRO-FORMA CONSOLIDATED BALANCE SHEET - LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

As of June 30, 1999

                                                                        Applied
                                                                      Courseware
                                               InfoCast               Technology                     Pro-forma         Pro-forma
                                              Corporation            (A.C.T.) Inc.                  adjustment       consolidated
                                                   $                       $                             $                 $
------------------------------------------------------------------------------------------------------------------------------------

Current
Accounts payable and
   accrued liabilities                            2,375,898                 112,084                             --        2,487,982
Notes payable                                            --                  40,860                             --           40,860
Due to InfoCast Corporation                              --                  95,340          [f]           (95,340)              --
Current portion of long-term
   debt                                                  --                 333,690                             --          333,690
------------------------------------------------------------------------------------------------------------------------------------
                                                  2,375,898                 581,974                        (95,340)       2,862,532
Due to shareholder                                       --                 133,295                             --          133,295
Deferred income taxes                             6,699,395                      --                                       6,699,395
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                 9,075,293                 715,269                        (95,340)       9,695,222
------------------------------------------------------------------------------------------------------------------------------------

Shareholders' equity (deficiency)
Common stock                                         20,492                       1          [d]               750
                                                                                 --          [d]                (1)          21,242
Additional paid-in-capital                       38,125,727                      --          [d]         3,749,250       41,874,977
Deferred compensation                            (6,448,694)                     --                                      (6,448,694)
Warrants                                            712,800                      --                                         712,800
Accumulated other
   comprehensive loss                               (14,655)                     --                                         (14,655)
Accumulated development
   stage deficit                                (12,534,146)                (53,735)         [d]            53,735
                                                         --                      --          [f]            (1,780)
                                                         --                      --          [j]          (220,000)     (12,755,926)
------------------------------------------------------------------------------------------------------------------------------------
                                                 19,861,524                 (53,734)                     3,581,954       23,389,744
------------------------------------------------------------------------------------------------------------------------------------
                                                 28,936,817                 661,535                      3,486,614       33,084,966
------------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 1999




PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the three-month period ended June 30, 1999

                                                         Homebase Work
                                                        Solutions Ltd.           Applied
                                                        [43-day period         Courseware
                                      InfoCast               ended             Technology               Pro-forma        Pro-forma
                                     Corporation         May 13, 1999]        (A.C.T.) Inc.            adjustment      consolidated
                                          $                    $                    $                       $                $
------------------------------------------------------------------------------------------------------------------------------------

REVENUE
Other revenue                                   --                 --                293,354   [g]          (290,596)         2,758
Interest                                    23,157                473                     --   [e]            (1,664)        21,966
------------------------------------------------------------------------------------------------------------------------------------
                                            23,157                473                293,354                (292,260)        24,724
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES
General, administrative
   and selling                           1,936,815             68,130                167,637                              2,172,582
Stock option
   compensation                          5,829,647                 --                     --                              5,829,647
Research and
   development                             730,657                 --                     --   [g]         (339,145)        391,512
Interest and loan fees                          --                 --                  5,633                                  5,633
Amortization and
   depreciation                            654,835             16,872                  2,312   [c]          546,351
                                                                                               [i]          212,531       1,432,901
First preferred Series A
   share interest accretion                     --              7,518                     --   [b]           (7,518)             --
First preferred Series A
   share dividend expense                       --              8,813                     --   [b]           (8,813)             --
------------------------------------------------------------------------------------------------------------------------------------
                                         9,151,954            101,333                175,582                403,406       9,832,275
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) before
  income taxes                          (9,128,797)          (100,860)               117,772               (695,666)     (9,807,551)
Deferred income taxes                     (198,605)                --                     --   [c]         (156,486)       (355,091)
Net income (loss)
   for the period                       (8,930,192)          (100,860)               117,772               (539,180)     (9,452,460)
------------------------------------------------------------------------------------------------------------------------------------

Weighted average
   number of shares
   outstanding                          20,035,410          3,400,000                750,000                             24,185,410
------------------------------------------------------------------------------------------------------------------------------------

Basic and diluted
   income (loss) per share                 (0.45)              (0.03)                 0.16                                   (0.39)
------------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 1999



PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the three-month period ended March 31, 1999


                                                                                 Applied
                                                                               Courseware
                                                                               Technology
                                                                              (A.C.T.) Inc.
                                                                              [three-month
                                                           Homebase           period ended
                                      InfoCast               Work             February 28,              Pro-forma        Pro-forma
                                     Corporation        Solutions Ltd.            1999]                adjustment      consolidated
                                          $                    $                    $                       $                $
------------------------------------------------------------------------------------------------------------------------------------

REVENUE
Other revenue                                   --                 --                  8,282   [g]            (6,617)         1,665
Interest                                     4,478                191                          [a]              (105)
                                                                                               [e]              (107)         4,457
------------------------------------------------------------------------------------------------------------------------------------
                                             4,478                191                  8,282                  (6,829)         6,122
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES
General, administrative
   and selling                             635,334            221,453                 50,179                                906,966
Stock option
   compensation                          2,256,938                 --                     --                              2,256,938
Research and
   development                             162,914                 --                     --   [h]                --        162,914
Interest and loan fees                      23,562                155                  8,567                                 32,284
First preferred Series A
   share interest accretion                     --             14,528                     --   [b]           (14,528)            --
First preferred Series A
   share dividend expense                       --             18,610                     --   [b]           (18,610)            --
Amortization and
   depreciation                              9,651             20,066                  1,542   [c]         1,187,067
                                                                                               [i]           212,531      1,430,857
------------------------------------------------------------------------------------------------------------------------------------
                                         3,088,399            274,812                 60,288               1,366,460      4,789,959
------------------------------------------------------------------------------------------------------------------------------------
Loss before
   income taxes                         (3,083,921)          (274,621)               (52,006)             (1,373,289)    (4,783,837)
Deferred income taxes                           --                 --                     --   [c]          (340,006)      (340,006)
Net loss for the period                 (3,083,921)          (274,621)               (52,006)             (1,033,283)    (4,443,831)
------------------------------------------------------------------------------------------------------------------------------------

Weighted average
   number of shares
   outstanding                          11,583,995          3,400,000                750,000                              15,733,995
------------------------------------------------------------------------------------------------------------------------------------

Basic and diluted
   loss per share                          (0.27)              (0.08)                (0.07)                                   (0.28)
------------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 1999


PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 1998


                                                           Homebase              Applied
                                                             Work              Courseware
                                                        Solutions Ltd.         Technology
                                                           [101-day           (A.C.T.) Inc.
                                                         period ended          [year ended
                                      InfoCast           December 31,         November 30,              Pro-forma        Pro-forma
                                     Corporation             1998]                1998]                adjustment      consolidated
                                          $                    $                    $                       $                $
------------------------------------------------------------------------------------------------------------------------------------

REVENUE
Other revenue                               43,446                 --                108,255                                151,701
Interest                                        --                485                  2,878                                  3,363
------------------------------------------------------------------------------------------------------------------------------------
                                            43,446                485                111,133                      --        155,064
------------------------------------------------------------------------------------------------------------------------------------

EXPENSES
General, administrative
   and selling                             375,302             87,337                266,819                                729,458
Research and
   development                              88,180                 --                     --   [h]           168,756        256,936
Interest and loan fees                          --                130                 30,040                                 30,170
First preferred Series A
   share interest accretion                     --              7,875                     --   [b]            (7,875)            --
Amortization and
   depreciation                              3,836                 --                 10,214   [c]         4,827,192
                                                                                               [i]           850,124      5,691,366
------------------------------------------------------------------------------------------------------------------------------------
                                           467,318             95,342                307,073               5,838,197      6,707,930
------------------------------------------------------------------------------------------------------------------------------------
Loss before
   income taxes                           (423,872)           (94,857)              (195,940)             (5,838,197)    (6,552,866)
Deferred income taxes                           --                 --                     --              (1,390,015)    (1,390,015)
Net loss for the period                   (423,872)           (94,857)              (195,940)             (4,448,182)    (5,162,851)
------------------------------------------------------------------------------------------------------------------------------------

Weighted average
   number of shares
   outstanding                             768,301          3,400,000                750,000                              4,918,301
------------------------------------------------------------------------------------------------------------------------------------

Basic and diluted
   loss per share                          (0.55)              (0.03)                (0.26)                                   (1.05)
------------------------------------------------------------------------------------------------------------------------------------

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 1999


PRO-FORMA ADJUSTMENTS

The unaudited pro-forma consolidated financial statements give effect to the following pro-forma adjustments:

[a] The elimination of nil and $105 of interest revenue recorded in the accounts of the Company for the 43-day period ended May 13, 1999 and the three-month period ended March 31, 1999, respectively, in respect of the note payable from Homebase to the Company. ACT did not accrue the corresponding interest expense.

[b] Homebase's first preferred series A shares were purchased by the Company on May 13, 1999. Accordingly, Homebase's first preferred Series A share interest accretion of $7,518, $14,528 and $7,875 in respect of the 43-day period ended May 13, 1999, the three-month period ended March 31, 1999 and the 101-day period ended December 31, 1998, respectively, have been eliminated. In addition, Homebase's first preferred Series A share dividend expenses of $8,813, $18,610 and nil in respect of the 43-day period ended May 13, 1999, the three-month period ended March 31, 1999 and the 101-day period ended December 31, 1998, respectively, have been eliminated.

[c] The amortization of the $17,015,000 of completed technology, $853,000 of trademarks, $253,000 of workforce-in-place and $5,846,293 of goodwill created by the purchase of Homebase by the Company over the pre-acquisition 43-day period ended May 13, 1999, the three-month period ended March 31, 1999 and the year ended December 31, 1998 on a straight-line basis utilizing amortization periods of five years in respect of the completed technology, trademarks and goodwill and three years in respect of the workforce-in-place. In addition, the amortization of the $6,898,00 deferred income tax liability [created by the purchase of Homebase by the Company in respect of the difference between the tax and accounting basis of the completed technology, trademarks and workforce-in-place] over the periods of the underlying assets.

[d] The acquisition of ACT by InfoCast. Pursuant to a letter of intent dated February 10, 1999, as amended during subsequent negotiations and subject to due diligence, ACT will be acquired by the Company in consideration for [i] 750,000 common shares of the Company and [ii] the assumption of certain of ACT's liabilities.

      The pro-forma acquisition has been accounted for by the purchase method whereby the pro-forma purchase price is equal to the ascribed value of the 750,000 common shares. For accounting purposes the common shares of the Company have been valued at $5.00 which is equal to the price per share received by the Company on a private placement conducted in June 1999. As a result, the total pro-forma purchase price is $3,750,000 and has been allocated as follows:

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 1999



                                                                   $
----------------------------------------------------------------------------

      Cash                                                      18,935
      Accounts receivable                                        5,447
      Investment tax credit receivable                         104,209
      Capital assets                                            36,725
      Completed technology                                     641,000
      In-process research and development                      220,000
      Trademarks                                               243,000
      Workforce-in-place                                       256,000
      Goodwill                                               2,939,953
      Accounts payable and accrued liabilities                (112,084)
      Notes payable                                            (40,860)
      Due to directors, officers and shareholders             (133,295)
      Long-term debt                                          (333,690)
      Due to the Company                                       (95,340)
-----------------------------------------------------------------------
                                                             3,750,000
-----------------------------------------------------------------------

[e] The elimination of the $1,664 and $107 of interest revenue recorded in the accounts of the Company for the three-month periods ended June 30, 1999 and March 31, 1999, respectively, in respect of the note payable from ACT to the Company. ACT did not accrue the corresponding interest expense.

[f]   The elimination of the $97,120  [Cdn.$142,611]  amount payable from ACT to
      the  Company  as  of  June  30,   1999,   including   interest  of  $1,780
      [Cdn.$2,611]. ACT did not accrue the corresponding interest expense.

[g]   The elimination of $290,596  [Cdn.$428,000]  and $6,617  [Cdn.$10,000]  of
      consulting revenue from InfoCast recorded by ACT during the three-month period ended June 30, 1999 and the three-month period ended February 28, 1999, respectively, and the elimination of $339,145 [Cdn.$498,000] of research and development expenses recorded by InfoCast during the three-month period ended June 30, 1999 in respect of payments made to ACT of Cdn.$10,000 during February 1999, Cdn.$60,000 during March 1999 and Cdn.$428,000 during the three-month period ended June 30, 1999.

[h] Under Canadian GAAP, development costs of companies in the development stage may be capitalized if management expects the amounts to be recovered through future revenues. Under US GAAP, development costs incurred prior to the establishment of technological feasibility are expensed as incurred. As a result, development costs incurred by ACT, net of investment tax credits, of $168,756 during the year ended November 30, 1998, nil during the

InfoCast Corporation
[formerly Virtual Performance Systems Inc.] [a development stage company]

                   PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
          [Expressed in United States dollars unless otherwise stated]
                        Prepared without audit or review

June 30, 1999


      three-month period ended February 28, 1999 and nil during the three-month period ended June 30, 1999 have been charged to income.

[i] The amortization of the $641,000 of completed technology, $243,000 of trademarks, $256,000 of workforce-in-place and $2,939,953 of goodwill created by the purchase of ACT by the Company, as described in [d] above, over the three-month period ended June 30, 1999, the three-month period ended March 31, 1999 and the year ended December 31, 1998 on a straight-line basis utilizing amortization periods of five years in respect of the completed technology, trademarks and goodwill and three years in respect of the workforce-in-place. The amortization of the $297,000 deferred income tax liability [created by the purchase of ACT by the Company in respect of the difference between the tax and accounting basis of the completed technology, trademarks and workforce-in-place] over the periods of the underlying assets has been limited to nil because of an offsetting deferred income tax debit created in respect of estimated tax loss carryforwards.

[j] The write-off of the $220,000 of in-process research and development created by the purchase of ACT by the Company as described in [d] above. This adjustment is a non-recurring item and has therefore only been reflected in the pro-forma consolidated balance sheet.

                                   SIGNATURES

     In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

September 13, 1999
                                        INFOCAST CORPORATION

                                        By: /s/ A. Thomas Griffis
                                            -------------------------
                                            A. Thomas Griffis
                                            Co-Chairman of the Board

                                        By: /s/  Darcy Galvon
                                            -------------------------
                                            Darcy Galvon
                                            Co-Chairman of the Board